Exhibit 4.1

Execution Version

TRANSOCEAN SENTRY LIMITED,

as Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

INDENTURE

Dated as of May 24, 2019

5.375% Senior Secured Notes due 2023

i

Article 8
Defeasance and Covenant Defeasance

SECTION 8.01.	Option to Effect Defeasance or Covenant Defeasance	69
SECTION 8.02.	Defeasance	69
SECTION 8.03.	Covenant Defeasance	69
SECTION 8.04.	Conditions to Defeasance or Covenant Defeasance	70
SECTION 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	71
SECTION 8.06.	Reinstatement	72

Article 9
Satisfaction and Discharge

SECTION 9.01.	Satisfaction and Discharge of Indenture	72

Article 10
Amendment, Supplement and Waiver

SECTION 10.01.	Without Consent of Holders	73
SECTION 10.02.	With Consent of Holders	74
SECTION 10.03.	Execution of Supplemental Indentures	76
SECTION 10.04.	Effect of Supplemental Indentures	76
SECTION 10.05.	Reference in Securities to Supplemental Indentures	76
SECTION 10.06.	Notice of Supplemental Indentures	76

Article 11
Guarantees

SECTION 11.01.	Guarantees	76
SECTION 11.02.	Limitation on Liability	78
SECTION 11.03.	Successors and Assigns	78
SECTION 11.04.	No Waiver	78
SECTION 11.05.	Modification	78
SECTION 11.06.	Release of Certain Guarantors	78
SECTION 11.07.	Execution and Delivery	78

Article 12
Security

SECTION 12.01.	Security Documents; Additional Collateral	79
SECTION 12.02.	Releases of Collateral	79
SECTION 12.03.	Release Documentation	80

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APPENDICES

Appendix A

Exhibit 1.1 to Appendix A – Form of Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

Appendix D – Form of Supplemental Indenture

Appendix E-1 – Form of Cayman Share Pledge Agreement

Appendix E-2 – Form of Norwegian Share Pledge Agreement

Appendix F – Form of Assignment of Earnings

Appendix G – Form of Assignment of Insurances

Appendix H – Form of Collateral Rig Mortgage

Appendix I – Form of Assignment of Bareboat Charter

Appendix J-1  – Form of Receivables Pledge Agreement

Appendix J-2  – Form of Bareboat Account Pledge Agreement

Appendix K – Form of Deed of Quiet Enjoyment

Appendix L – Form of DSRA Withdrawal Certificate

Appendix M – Form of Account Pledge Agreement

Appendix N – Form of Security Procedures Certificate

Appendix O – Form of Blocked Period Withdrawal Certificate

ANNEXES

Annex I – Representations and Warranties of the Collateral Rig Owners and Collateral Rig Operator

INDENTURE dated as of May 24, 2019, among Transocean Sentry Limited, a Cayman Islands exempted company (the “Company”), the Guarantors (as defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as Collateral Agent.

RECITALS

The Company has duly authorized the issuance of $525,000,000 aggregate principal amount of  5.375% Senior Secured Notes due 2023, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities, as follows:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01.       Definitions.

“2023 Notes Indenture” means the Indenture dated as of July 21, 2016, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2025 Notes Indenture” means the Indenture dated as of October 25, 2018, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2026 Notes Indenture” means the Indenture dated as of October 17, 2017, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“Acceptable Classification Society” shall mean DNV GL, Lloyds Register, American Bureau of Shipping (ABS) and Bureau Veritas or such other first class vessel classification society that is a member of the International Association of Classification Societies.

“Acceptable Drilling Contract” means a drilling contract: (i) with as favorable or more favorable terms with respect to the Collateral Rig Operator than the Drilling Contract it replaces, including without limitation, (A) equal or higher dayrates, early termination fees and any other amounts payable to the Collateral Rig Operator under the Drilling Contract it replaces, (B) equal or lower operating costs (unless higher operating costs are offset by higher dayrates), (C) equal or longer tenor than the Drilling Contract it replaces, (D) timing of payments and (E) termination provisions; (ii) with a counterparty, the ultimate parent of which has a long term debt credit rating from Moody’s or S&P substantially equal to or better than Equinor ASA at the time of such replacement; and (iii) that maintains or increases the cash flow that would be received by the Collateral Rig Operator under the Drilling Contract it replaces.

“Acceptable Flag Jurisdiction” means Norway, the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Vanuatu, the Bahamas, Panama, Malta, Denmark and Switzerland.

“Acceptable Rig” means any offshore drilling rig owned by the Company or any other wholly-owned Subsidiary of Holdings and which TINC intends to become a Collateral Rig pursuant to a Collateral Rig Substitution; provided that (i) such replacement rig has an equal or greater fair market value (which shall be determined based on an Appraisal delivered to the Trustee from an Approved Appraiser dated not more than 60 days prior to the date of such replacement) than the Collateral Rig it replaces on such replacement date, (ii) such rig must constitute a semi-submersible drilling rig of substantially the same type, age (or newer than) and technical specifications as the Collateral Rig it replaces, (iii) such rig must have a class certificate from an Acceptable Classification Society substantially similar to the class certificate of the Collateral Rig such rig is replacing, (iv) such rig must be registered and flagged in an Acceptable Flag Jurisdiction and (v) such rig shall be acceptable to the counterparty under the Drilling Contract applicable to the rig being replaced.

“Account and Receivables Pledge Agreement” means each account and receivables pledge agreement, account pledge agreement and intercompany receivables pledge agreement pursuant to which a Collateral Rig Owner grants a security interest to the Collateral Agent in the applicable Bareboat Account and/or all intercompany receivables owing to such Collateral Rig Owner, in the case of intercompany receivables, in substantially the form of Appendix J-1 hereto, and in the case of Bareboat Accounts, in substantially the form of Appendix J-2 hereto, in each case with such changes to such forms as are necessary or advisable to account for local law requirements or the granting of security interests in both intercompany receivables and Bareboat Accounts in the same document.

“Account Pledge Agreement” means each account pledge agreement pursuant to which the Collateral Rig Operator grants a security interest to the Collateral Agent in the Earnings Account,  in each case in substantially the form of Appendix M hereto with such changes to such form as are necessary or advisable to account for local law requirements.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of the Indebtedness of TINC and its Subsidiaries secured by liens not permitted by clauses (1) through (10) of Section 4.04(c); (2) the then outstanding aggregate principal amount of all Indebtedness of the Subsidiaries of TINC not permitted by clauses (1) through (11) or (13) of Section 4.06(a) without double counting in this clause (2) to the extent that such Indebtedness is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of TINC and its Subsidiaries in respect of sale and lease-back transactions without double counting to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Holdings, the Company and other Note Parties from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the United Kingdom’s Bribery Act 2010, as amended from time to time.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Appraisal” means, with respect to a Collateral Rig or prospective Collateral Rig, a written appraisal report by an Approved Appraiser of the fair market value of such Collateral Rig or prospective Collateral Rig on the basis of a charter-free arm’s length transaction between any able buyer and seller not under duress.

“Approved Appraiser” means IHS Inc., H. Clarksons & Company Limited, Fearnleys Ltd., or such other independent appraisal firm that is generally accepted as a provider of offshore rig brokering and advisory services to the global drilling industry, as certified to the Trustee in an Officers’ Certificate.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the board of directors of Holdings; and (2) the present value (discounted at the rate of interest implicit in such transaction) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the lessee may terminate the lease or, if such sale and lease-back transaction results in a Capital Lease, the outstanding amount of such Capital Lease as determined in accordance with GAAP.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Bareboat Account” means the deposit account or accounts of each Collateral Rig Owner designated as such from time to time by such Collateral Rig Owner in the applicable Account and Receivables Pledge Agreement into which all earnings, hires, freights, income and other sums payable to such Collateral Rig Owner in respect of the applicable Collateral Rig under the applicable Bareboat Charter or otherwise derived from the applicable Bareboat Charter, are deposited.

“Bareboat Charter” means each bareboat charterparty between the Collateral Rig Operator and a Collateral Rig Owner entered into from time to time, which shall provide that the rights of the Collateral Rig Operator in and to the applicable Collateral Rig and the other Collateral shall be subordinated to the Lien of the Collateral Agent for the benefit of the Secured Creditors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means any lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)         the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or scheme of arrangement qualifying as an amalgamation or consolidation), in one or a series of related transactions (determined on a consolidated basis), of all or substantially all of the assets of TINC and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to Holdings or one of its Subsidiaries;

(2)         the consummation of any transaction (including, without limitation, any merger, amalgamation or scheme of arrangement qualifying as an amalgamation or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of TINC’s Voting Stock or other Voting Stock into which TINC’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)         TINC consolidates, amalgamates, or enters into a scheme of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, TINC, in any such event pursuant to a transaction in which any outstanding Voting Stock of TINC is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of TINC’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person, including, for the avoidance of doubt, any parent company of such surviving person, immediately after giving effect to such transaction; or

(4)         the adoption of a plan relating to TINC’s liquidation or dissolution.

Notwithstanding the foregoing and for the avoidance of doubt, (i) any holding company whose principal asset is capital stock of TINC or any of TINC’s direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clauses (2) or (3) above; (ii) the sale, lease, transfer, conveyance or other disposition of assets solely between or among Holdings and its Subsidiaries in accordance with the terms of the Indenture shall not constitute a Change of Control; (iii) the term “Change of Control” shall not include the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory scheme of arrangement or consolidation or the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets) for the purpose of reincorporating or redomesticating or reorganizing TINC or Holdings in another jurisdiction and/or for the purpose of forming or collapsing a holding company structure; and (iv) a transaction in which TINC or any direct or indirect parent of TINC becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if the shareholders of TINC or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing more than 50% of the combined voting power of the New Parent immediately after giving effect to such transaction.

“Change of Control Payment” means, with respect to Securities tendered pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest thereon, if any, to, but not including the date of repurchase.

“Change of Control Repurchase Event” means on any date during the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “trigger period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, (i) in the event the Securities are rated Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be below Investment Grade, (ii) in the event the Securities are rated below Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be decreased by one or more categories or (iii) the Securities shall not be, or cease to be, rated by at least one of the Rating Agencies; provided that, in each case, such event is in whole or in part in connection with the Change of Control.  Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document until the Lien on such property has been released or terminated in accordance with this Indenture or the applicable Security Document.

“Collateral Agent” means Wells Fargo Bank, National Association, acting in its capacity as Collateral Agent for the Secured Creditors, and any successor Collateral Agent appointed hereunder pursuant to Section 12.06.

“Collateral and Guaranty Requirements” means the requirement that:

(1)         each of Holdings, TINC and each Collateral Rig Owner shall have duly authorized, executed and delivered to the Trustee and Collateral Agent this Indenture or a supplemental indenture substantially in the form of Appendix D hereto, as applicable, pursuant to which such Person will become a Guarantor, and the Securities Guarantee of such Person shall be in full force and effect;

(2)         the Equity Pledgors shall have duly authorized, executed and delivered share or quota pledge agreements substantially in the form of Appendix E-1,  Appendix E-2 or Appendix E-3, as applicable, with such changes to such forms as are necessary or advisable to account for local law requirements (collectively, as modified, supplemented or amended from time to time, each a “Share Pledge Agreement”), pursuant to which all of the Equity Interests of the Collateral Rig Owners and the Collateral Rig Operator (other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time) shall have been pledged to the Collateral Agent to secure the Notes Obligations and shall have (A) to the extent such Equity Interests constitute possessory collateral, delivered to the Collateral Agent all the pledged Equity Interests referred to therein (if applicable, by delivery of the original of share or quota certificates), together with executed and undated transfer powers (if applicable) and other customary ancillary documentation (such as registers of shareholders or quotaholders and of the ultimate beneficial owner(s), in each case as applicable), in each case, to the extent necessary under applicable laws to perfect the security interest granted pursuant to the applicable Share Pledge Agreement, and (B) otherwise complied with all of the requirements set forth in the applicable Share Pledge Agreement, including, if applicable, filing or causing to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by such Share Pledge Agreement;

(3)         the Collateral Rig Operator shall have (A) duly authorized, executed and delivered an Account Pledge Agreement pursuant to which the Earnings Account shall have been pledged to the Collateral Agent to secure the Notes Obligations and (B) duly complied with all requirements set forth in such Account Pledge Agreement, including delivery of any notices or entry into any control agreements required to perfect the security interests granted thereunder;

(4)         the Collateral Rig Operator shall have duly authorized, executed and delivered an Assignment of Earnings substantially in the form of Appendix F (as modified, supplemented or amended from time to time, each an “Assignment of Earnings”) with respect to the Earnings, thereby granting a security interest in favor of the Collateral Agent in all of the Collateral Rig Operator’s present and future “Earnings Collateral” (as defined in the Assignment of Earnings), and filed or caused to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by such Assignment of Earnings;

(5)         each Collateral Rig Owner and/or any other relevant Member of the Consolidated Group shall have duly authorized, executed and delivered an Assignment of Insurances substantially in the form of Appendix G (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) with respect to all insurance policies for its applicable Collateral Rig that insure physical damage to such Collateral Rig, thereby granting a lien in favor of the Collateral Agent on all of such Collateral Rig Owner’s and/or Member of the Consolidated Group’s present and future “Insurance Collateral” (as defined in such Assignment of Insurances);

(6)         each Collateral Rig Owner shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Rig Mortgage substantially in the form of Appendix H with respect to its applicable Collateral Rig and the Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority lien in favor of the Collateral Agent upon the Collateral Rig, subject only to Permitted Collateral Liens;

(7)         each Collateral Rig Owner shall have duly authorized, executed and delivered an Assignment of Bareboat Charter substantially in the form of Appendix I (as modified, supplemented or amended from time to time, each an “Assignment of Bareboat Charter”) with respect to its rights and all amounts due to it under the Bareboat Charter for the applicable Collateral Rig (unless the applicable Collateral Rig Owner is the sole Collateral Rig Operator for a Collateral Rig such that there is no Bareboat Charter for such Collateral Rig);

(8)         each Collateral Rig Owner shall have (A) duly authorized, executed and delivered an Account and Receivables Pledge Agreement pursuant to which the applicable Bareboat Account (unless the applicable Collateral Rig Owner is the sole Collateral Rig Operator for a Collateral Rig such that there is no Bareboat Account for such Collateral Rig) and all intercompany receivables owing to such Collateral Rig Owner from time to time shall have been pledged to the Collateral Agent to secure the Notes Obligations and (B) duly complied with all requirements set forth in such Account and Receivables Pledge Agreement, including delivery of any notices or entry into any control agreements required to perfect the security interests granted thereunder;

(9)         [intentionally omitted];

(10)       each Collateral Rig Owner shall have filed or caused to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by such Assignments of Bareboat Charter (unless the applicable Collateral Rig Owner is the sole Collateral Rig Operator and there is no Bareboat Charter), Assignment of Insurances and the Account and Receivables Pledge Agreement;

(11)       all filings, deliveries of instruments and other actions necessary to perfect and preserve the security interests described in clauses (2) through (10) above shall have been duly effected and the Collateral Agent shall receive evidence thereof substantially concurrently therewith;

(12)       the Collateral Agent shall have received each of the following:

(A)        certificates of ownership or encumbrance (or similar certificates) from appropriate authorities evidencing that each Collateral Rig is registered in the name of the applicable Collateral Rig Owner in the register of an applicable Acceptable Flag Jurisdiction and that such Collateral Rig is free from Liens other than Permitted Collateral Liens;

(B)        a class certificate from an Acceptable Classification Society indicating that each Collateral Rig meets the criteria specified in Section 4.17(a);

(C)        if applicable, a copy of each of the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation for each Collateral Rig, together with such agreements that provide for the use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;

(D)        a letter from each Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to AON, Lockton, McGriff, JLT or Marsh, with respect to the insurance maintained by the Note Parties in respect of the Collateral Rig, (x) certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as secured party and mortgagee and (ii) conform with the insurance requirements of Section 4.08 and (y) including certificates of insurance with respect to the Insurances required by Section 4.08; and

(E)        an Officers’ Certificate certifying that the requirements in the immediately preceding clauses (A) through (D) have been satisfied; and

(13)       in connection with any designation of a new Collateral Rig Operator, Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer, the Collateral Agent shall have received legal opinions addressed to the Collateral Agent from counsel to the relevant Note Parties and/or Collateral Agent in each applicable jurisdiction and covering matters consistent in scope (to the extent relevant) with the legal opinions delivered to the Collateral Agent on the Issue Date including with respect to existence, good standing, due authorization, execution, governmental approvals, entry into any relevant Security Documents, creation and perfection of the applicable Liens granted pursuant thereto, and, if applicable, enforceability of New York choice of law and New York judgment by the applicable local courts, together with an Officers’ Certificate confirming that the requirements in the immediately preceding clauses (1) through (12) remain satisfied and that the Collateral Agent is authorized to enter into the applicable Security Documents in connection therewith.

“Collateral Grantor” means the Equity Pledgors, the Collateral Rig Owners, the Collateral Rig Operator and each other Subsidiary of Holdings that becomes a party to a Security Document in connection with a Fundamental Change of an Equity Pledgor, a Collateral Rig Owner or the Collateral Rig Operator, a Collateral Rig Substitution, a Drilling Contract Substitution or a Flag Jurisdiction Transfer.

“Collateral Rig” means, at any time, as applicable, (i) each of (a) the harsh environment semi-submersible drilling rig “TRANSOCEAN ENDURANCE” and (b) the harsh environment semi-submersible drilling rig “TRANSOCEAN EQUINOX” or (ii) each Acceptable Rig that has replaced a previous Collateral Rig pursuant to a Collateral Rig Substitution.  For the avoidance of doubt, following a Collateral Rig Substitution, the Rig replaced as a Collateral Rig by an Acceptable Rig shall no longer constitute a Collateral Rig.

“Collateral Rig Indebtedness” means, as of any date of determination and without duplication, the (a) sum of all Indebtedness that is secured by a Lien on any Collateral, including the Securities minus (b) the amount in the Debt Service Reserve Account that represents a reserve for future mandatory redemptions pursuant to Section 3.09(a) of this Indenture.

“Collateral Rig Leverage Ratio” means, as of any date of determination, the ratio of (a) Collateral Rig Indebtedness on such date to (b) Collateral Rig Net Income for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.

“Collateral Rig Net Income” means, for any period (subject to the last sentence of this definition), the combined revenue of the Collateral Rig Owners and the Collateral Rig Operator attributable to the Collateral Rigs (including, for the avoidance of doubt, such revenue related to the Drilling Contracts) for such period minus operating expenses attributable to the Collateral Rigs for such period (including allocated overhead expenses).  For the avoidance of doubt, references in this definition to the Collateral Rig Owners and the Collateral Rig Operator shall include their respective predecessors that are Subsidiaries of Holdings and owned and/or operated the applicable Collateral Rig.

“Collateral Rig Mortgage” means a first preferred or priority mortgage, as the case may be, and deed of covenants, if applicable, substantially in the form of Appendix H, as such mortgage (and deed of covenants, as applicable) may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, in each case granted by a Collateral Rig Owner in favor of the Collateral Agent, as security trustee and/or as mortgagee.

 “Collateral Rig Operator” means, initially, Songa Opco, and thereafter, individually or collectively (as the context may require), one or more Wholly-Owned Subsidiaries of Holdings that become an operator of a Collateral Rig in accordance with Section 4.29 and to whom Earnings are paid.  For the avoidance of doubt, at any time (a) a Collateral Rig Operator may also be a Collateral Rig Owner, provided that the applicable Collateral and Guarantee Requirements are satisfied; and (b) there may be more than one Collateral Rig Operator with respect to a Collateral Rig, provided that the applicable Collateral and Guarantee Requirements are satisfied with respect to each such Collateral Rig Operator. At any time there is more than one Collateral Rig Operator, any reference herein to (i) the Collateral Rig Operator for any particular Collateral Rig shall be a reference to each Collateral Rig Operator with respect to such Collateral Rig and (ii) the Collateral Rig Operator without a reference to any particular Collateral Rig shall be a reference to each Collateral Rig Operator.

“Collateral Rig Owner” means, initially, each of Endurance Owner and Equinox Owner and thereafter any other wholly-owned Subsidiary of Holdings that acquires ownership of a Collateral Rig in accordance with Section 4.29.  For the avoidance of doubt, a Collateral Rig Owner may also be a Collateral Rig Operator, provided that the applicable Collateral and Guarantee Requirements are satisfied.

“Collateral Rig Substitution” means the exchange of a Collateral Rig for an Acceptable Rig, whether or not concurrent with a change of the applicable Collateral Rig Owner; provided that, (i) in each case, the Collateral and Guaranty Requirements shall have been satisfied respect to such Acceptable Rig on or prior to the date on which the Collateral Rig Substitution occurs; (ii) TINC shall have given the

Trustee not less than 30 days (or such shorter period permitted by the Trustee in its discretion) prior written notice before a Collateral Rig Substitution shall be effective; and (iii) the Company shall have executed and delivered to the Collateral Agent an Officer’s Certificate certifying that the replacement rig constitutes an “Acceptable Rig” under the Indenture.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Affiliates” means those Affiliates of Holdings that are not Subsidiaries of Holdings, but are variable interest entities whose accounts are consolidated with those of Holdings under GAAP.

“Consolidated Group” means, collectively, Holdings and its Subsidiaries and Consolidated Affiliates.  Each Person that is Holdings or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Net Tangible Assets” means the total amount of Holdings’ assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at Holdings’ option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in Holdings’ most recent consolidated balance sheet prepared in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 1445 Ross Avenue, Suite 4300, MAC T9216-430, Dallas, TX 75202, Attention: Corporate, Municipal & Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities, including the Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.06) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.

“Debt Service Reserve” means, as of any date of determination, an amount equal to the sum of (a) the amount required to be applied to a mandatory redemption of the Securities on the next scheduled interest payment date in accordance with Section 3.09(a) plus (b) all interest that is scheduled to be paid by the

Company under this Indenture during the immediately succeeding six months; provided, that such amount shall be increased to (i) 1.5 times the amount required to be applied to a mandatory redemption of the Notes on the next scheduled interest payment date in accordance with Section 3.09(a)  plus (ii) all interest that is scheduled to be paid by the Company under this Indenture during the immediately succeeding nine months if (x) there is a casualty event (other than an Event of Loss) with respect to one or both of the Collateral Rigs in excess of $50,000,000 in the aggregate, until such time as the applicable Collateral Rigs are repaired and operational under the applicable Drilling Contract, or (y) one or more counterparties under one or both of the Drilling Contracts is more than 90 days late with respect to the making of payments under such Drilling Contracts in an aggregate amount in excess of $30,000,000 or an equivalent amount for payments to be made in currencies other than United States dollars.

“Debt Service Reserve Account” means an account established in the name of the Trustee and maintained for purpose of holding the Debt Service Reserve, in each case in accordance with the terms of Section 7.10.

“Deed of Quiet Enjoyment” means a letter of undertaking or the deed of quiet enjoyment by and among the Collateral Rig Operator, the counterparty under a Drilling Contract and the Collateral Agent entered into from time to time substantially in the form of Appendix K.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 to Appendix A of this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Drilling Contract” means, at any time, as applicable, (a) each of (i) Contract No. SAP4600016090, dated as of July 4, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof,), between Equinor Energy AS (formerly known as Statoil Petroleum AS), a subsidiary of Equinor ASA (“Equinor Subsidiary”), and Songa Opco and (ii) Contract No. SAP4600016089, dated as of July 4, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof), between Equinor Subsidiary and Songa Opco, in each case as amended, restated, amended and restated or modified from time to time in accordance with Section 4.26 of this Indenture; and (b) each Acceptable Drilling Contract that has replaced a previous Drilling Contract pursuant to a Drilling Contract Substitution. For the avoidance of doubt, following a Drilling Contract Substitution, the contract replaced by an Acceptable Drilling Contract shall no longer constitute a Drilling Contract.

“Drilling Contract Substitution” means the exchange of a Drilling Contract for an Acceptable Drilling Contract, whether or not concurrent with a Collateral Rig Substitution; provided that, (i) a Deed of Quiet Enjoyment with respect to such Acceptable Drilling Contract shall have been executed and delivered to the Collateral Agent on or prior to the date on which the Drilling Contract Substitution occurs; (ii) TINC shall have given the Trustee not less than 30 days (or such shorter period permitted by the Trustee in its discretion) prior written notice to the Trustee before a Drilling Contract Substitution shall be effective; and (iii) the Company shall have executed and delivered to the Collateral Agent an Officer’s Certificate certifying that the replacement drilling contract constitutes an “Acceptable Drilling Contract” under the Indenture.

“Dutch Security Document” means any Security Document governed by the laws of The Netherlands.

“Earnings” means (i) all freight, hire, income and passage moneys payable to the Collateral Rig Operator as a consequence of the operation of the Collateral Rigs, including without limitation all payments under the Drilling Contracts, including any termination payments or settlement payments in respect thereof, (ii) any claim under any guarantee in respect of the Drilling Contracts or otherwise related to freight, hire, income or passage moneys, in each case payable to the Collateral Rig Operator as a consequence of the operation of the Collateral Rigs, (iii) any other money whatsoever due or to become due to the Collateral Rig Operator in relation to the Drilling Contract and (iv) any other money received directly or indirectly under the Drilling Contracts by the Collateral Rig Operator.

“Earnings Account” means, individually or collectively, as the context may require, the deposit account or accounts of the Collateral Rig Operator designated as such from time to time by the Collateral Rig Operator in the applicable Account Pledge Agreement into which all Earnings derived from the Drilling Contracts are deposited.

“Endurance Owner” means Transocean Endurance Limited, a Cayman Islands exempted company that as of the Issue Date (x) owns the Collateral Rig identified in clause (i)(a) of the definition of such term, (y) is a direct wholly owned Subsidiary of the Company and (z) is an indirect wholly-owned Subsidiary of Holdings and TINC.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, in each case, relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

“Equinox Owner” means Transocean Equinox Limited, a Cayman Islands exempted company that as of the Issue Date (x) owns the Collateral Rig identified in clause (i)(b) of the definition of such term, (y) is a direct wholly owned Subsidiary of the Company and (z) is an indirect wholly-owned Subsidiary of Holdings and TINC.

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt security that is convertible into, or exchangeable for, such interests in equity.

“Equity Pledgor” means, initially, each of (i) SOSE and (ii) the Company, in each case so long as they directly own the Equity Interests of a Collateral Rig Owner or a Collateral Rig Operator, and, at any other time,  any other Subsidiary of Holdings that directly owns the Equity Interests of a Collateral Rig Owner and/or the Collateral Rig Operator (other than any Equity Interests of a Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time).

“Event of Loss” means any of the following events: (x) the actual or constructive total loss of a Collateral Rig or the agreed or compromised total loss of a Collateral Rig; or (y) the capture, condemnation, confiscation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, a

Collateral Rig.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which a Collateral Rig was last heard from; (ii) in the event of damage which results in the constructive or compromised or arranged total loss of a Collateral Rig, at the time and on the date on which notice claiming the loss of a Collateral Rig is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if a Collateral Rig shall have been returned to any Note Party following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 3.09(b), no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of a Collateral Rig from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such exchange:

(1)         On each Flag Jurisdiction Transfer Date, the applicable Collateral Rig Owner shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements for the recordation substantially simultaneously with such date) in the vessel registry of the Acceptable Flag Jurisdiction where such Collateral Rig is being transferred a Collateral Rig Mortgage with respect to such Collateral Rig and such Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first preferred ship mortgage or first priority statutory mortgage, as the case may be, in and lien upon such Collateral Rig, subject only to Permitted Collateral Liens.  All filings, deliveries of instruments and other actions necessary to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall receive evidence thereof substantially concurrently therewith.

(2)         On each Flag Jurisdiction Transfer Date, the Trustee shall have received from counsel to the applicable Collateral Rig Owner practicing in those jurisdictions in which such Collateral Rig is registered after giving effect to the Flag Jurisdiction Transfer and Collateral Rig Owner is organized, opinions which shall be addressed to the Trustee and the Collateral Agent and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Trustee and (y) cover the perfection of the liens granted pursuant to the Collateral Rig Mortgage and such other matters incident thereto as the Trustee may reasonably request.

(3)         Substantially simultaneously with each Flag Jurisdiction Transfer Date the Trustee shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of such Collateral Rig transferred on such date in the name of the applicable Collateral Rig Owner and (y) a certificate of ownership and encumbrance or, as applicable a transcript of registry with respect to such Collateral Rig indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Collateral Liens.

(4)         On or prior to each Flag Jurisdiction Transfer Date, the Trustee shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Officer, member, general partner or attorney in fact of the applicable Collateral Rig Owner, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Indenture.

(5)         On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements, as applicable, for such Collateral Rig shall have been satisfied.

(6)         On each Flag Jurisdiction Transfer Date, no Event of Default has occurred and is continuing.

(7)         On each Flag Jurisdiction Transfer Date, the Collateral Agent has received an Officers’ Certificate confirming that the requirements set forth in the immediately preceding clauses (1) through (6) have been satisfied and that the Collateral and Guaranty Requirements continue to be satisfied.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Status Report” means the Fleet Status Report issued by Holdings, which includes drilling contract information, drilling status and planned out-of-service time for every rig in the fleet of Holdings.

“Funded Debt” means Indebtedness Incurred by a Priority Unsecured Notes Subsidiary Guarantor owning Rigs maturing by its terms more than one year after its creation which indebtedness is classified as long term debt under GAAP, and ranks at least pari passu with TINC’s senior unsecured Indebtedness.

“Fundamental Change” has the meaning specified in Section 4.13.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)         entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) Holdings, (ii) TINC, (iii) each of Endurance Owner and Equinox Owner (in each case, so long as such entity owns a Collateral Rig) and (iv) each other Collateral Rig Owner (so long as such entity owns a Collateral Rig), in each case, together with their respective successors and assigns until the Securities Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hazardous Material” has the meaning ascribed to such term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, petroleum distillates, asbestos and asbestos containing materials, polychlorinated biphenyls or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Company, the Collateral Rig Owners or the Collateral Rig Operator.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holdings” means Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and the direct or indirect sole shareholder of TINC, Endurance Owner, Equinox Owner, SOSE, Songa Opco and the Company as of the Issue Date.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for.  The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

“Indenture” means this Indenture as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Issue Date” means May 24, 2019.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.

“Make-Whole Premium” shall mean, with respect to any Securities on any applicable date of repayment following acceleration of the Securities or redemption on or prior to May 15, 2021, the greater of:

(1)         1% of the principal amount of the Securities being repaid following acceleration of the Securities (including following a bankruptcy event of default) or redeemed; and

(2)         if such repayment or redemption occurs on or prior to May 15, 2021, an amount equal to the excess, if any, of (a) the present value (at such date of repayment or redemption) of the sum of (i) 102.688% of the principal amount of the Securities being repaid following acceleration of the Securities (including following a bankruptcy event of default) or redeemed at May 15, 2021 plus (ii) all required payments of interest on the Securities being repaid or redeemed, in each case, through May 15, 2021 (excluding accrued and unpaid interest to the date of repayment or redemption and any interest accruing at the default rate) over (b) the principal amount of the Securities being repaid or redeemed.

The present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points.  The Make-Whole Premium will be calculated by the Company in accordance with the formula set forth above.

“Master Services Agreement” means that certain Master Services Agreement, effective as of January 1, 2008, by and among Transocean Offshore Deepwater Drilling Inc., GlobalSantaFe Corporate Services Inc., TINC and certain Affiliates (as defined therein) of Transocean Offshore Deepwater Drilling Inc. party thereto from time to time, as amended.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of the Company, Holdings and other Members of the Consolidated Group, taken as a whole, (ii) the Company’s or any Guarantor’s ability to perform any of its payment obligations under this Indenture or the other Note Documents, or (iii) the rights and remedies of the Trustee, the Collateral Agent and/or the Holders under this Indenture and the other Note Documents.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, automatic acceleration in accordance with Section 6.02 hereof, notice of redemption, exercise of a Holder’s option to require the Company to purchase or repay the Security, or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Recourse Debt” means (i) any Indebtedness incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or incurred in connection with the foregoing for, any Rig, which Indebtedness does not provide for recourse against Holdings, TINC or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary with respect to customary non-recourse exceptions, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) or any property or asset of Holdings, TINC or any other Member of the Consolidated Group (other than equity interests of, and such Rig and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) and (ii) any refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the refinancing, increase the property subject to any lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.

“Note Documents” means this Indenture, the Securities, the Securities Guarantees and each Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Note Party” means each of (i) the Company, (ii) Holdings, (iii) TINC, and (iv) the Collateral Grantors.

“Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any other Note Party arising under this Indenture, the Securities, the Securities Guarantees and the Security Documents (including all principal, premium (including the Make-Whole Premium), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any other Note Party of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offering Memorandum” means the offering memorandum dated as of May 15, 2019 relating to the offering of the Securities on the Issue Date.

“Officer” means with respect to any Person any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer, any Director or the Secretary of such Person.

“Officer’s Certificate” means a certificate signed by any one of the Chairman, any Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of the Treasurer, any Assistant Treasurer, any Director, the Secretary or any Assistant Secretary, of such Person, and delivered to the Trustee or the Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for a Note Party, and who shall be reasonably acceptable to the Trustee or the Collateral Agent, as applicable.

“Organizational Documents” with respect to any Person shall mean, as applicable, such Person’s memorandum of association or certificate of incorporation, memorandum and articles of association, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement or partnership agreement or, in each case, equivalent organizational documents.

“Outstanding”, when used with respect to Securities, means, as of any date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)         Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)         Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)         Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8; and

(4)         Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;

provided,  however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Performance Guaranties” means all guaranties of TINC, Holdings, or any other Member of the Consolidated Group delivered in connection with the construction financing of Rigs for which firm drilling contracts have been obtained by TINC, Holdings or any other Member of the Consolidated Group.

“Performance Letters of Credit” means all letters of credit issued as support for Non-Recourse Debt or a Performance Guaranty.

“Permitted Collateral Liens” means the following types of Liens:

(a)         Liens securing the Notes Obligations;

(b)         statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(c)         Liens for taxes or assessments or governmental charges or levies (i) that are not yet delinquent, or which can thereafter be paid without penalty, in each case such that the Lien cannot be enforced or (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP;

(d)         Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

(e)         Liens incurred in the ordinary course of business of the Note Parties arising from Collateral Rig chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to the Collateral Rig or masters, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, (i) which were not Incurred or created to secure the payment of Indebtedness and (ii) (x) for payments not more than ninety (90) days past-due, or which can thereafter be paid without penalty or (y) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP.

“Permitted Jurisdiction” means, (i) with respect to the Collateral Rig Owners, any of Norway, Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, the Cayman Islands, Denmark, the Netherlands or the United States (or any State thereof, including the District of Columbia) or (ii) with respect to the Collateral Rig Operator, any of Norway, Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, the Cayman Islands, Denmark, Mexico, the United States (or any State thereof, including the District of Columbia), any current or former member of the European Union, the British Virgin Islands or the Bahamas.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any governmental authority.

“Priority Unsecured Notes Subsidiary Guarantor” means a “Subsidiary Guarantor” as defined in the 2023 Notes Indenture, the 2025 Notes Indenture or the 2026 Notes Indenture.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Project Financing Subsidiary” means any Subsidiary of Holdings or TINC (other than TINC and the Priority Unsecured Notes Subsidiary Guarantors) created for the sole purpose of incurring Non-Recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or incurred in connection with the foregoing for, any Rig, and to conduct the business activities for which such Non-Recourse Debt was incurred, provided that substantially all of the assets of such Person are comprised of such Rig so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Local Partner” means any Person that is required or necessary under local law to own Equity Interests in the Collateral Rig Operator as a condition for the operation of a Collateral Rig in such jurisdiction, subject to receipt by the Collateral Agent of an agreement in writing whereby such Person:

(1)         acknowledges the Liens granted in favor of the Collateral Agent to secure the Notes Obligations (a) on the Earnings under the Assignment of Earnings, (b) on the Earnings Account under the Account Pledge Agreement and any account control agreement related thereto and (c) on the Equity Interests of the Collateral Rig Operator owned by the Equity Pledgor under the applicable Share Pledge Agreement;

(2)         acknowledges that pursuant to the applicable Share Pledge Agreement, the Collateral Agent has the right to foreclose on the Equity Interests of the Collateral Rig Operator owned by the applicable Equity Pledgor and by way of such foreclosure the Collateral Agent shall have the right to transfer such Equity Interests of the Collateral Rig Operator to a Person who is

not an Affiliate of Holdings, and such Person agrees that it (a) will not object to any such foreclosure or transfer and (b) will cooperate with the Collateral Agent in connection with any such foreclosure or transfer;

(3)         consents to the foregoing and agrees that it will not take any action that would (a) have the effect of restraining or interfering in any material respect with the assertion by the Collateral Agent or any other Secured Creditor of any claims, or the exercise by the Collateral Agent or any other Secured Creditor of any rights that any of them may at any time have, against the Collateral Rig Operator, any of its direct or indirect Subsidiaries or any of their respective assets, pursuant to or in connection with the Note Documents or (b) otherwise interfere in any material respect with any obligations of the Collateral Rig Operator under the Note Documents;

(4)         agrees that it shall only have the right to receive de minimis dividends, other similar payments or distributions from the Collateral Rig Operator to the extent required or necessary under local law, including upon any liquidation, dissolution or winding up of the Collateral Rig Operator; and

(5)         agrees that it shall not sell, transfer, pledge or encumber the Equity Interests it owns in the Collateral Rig Operator.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s board of directors or other equivalent governing body) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reactivation Costs” means any and all costs and expenses associated with the reactivation of a Rig from a stacked condition incurred or accrued through the date such Rig commences commercial operation pursuant to a drilling contract.

 “Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.

“Restricted Global Security” means 144A Global Securities and Regulation S Global Securities.

“Restricted Property” means (a) any Rig; provided that no Rig that has a gross book value of less than 1% of TINC’s Consolidated Net Tangible Assets will be deemed to be a “Rig” for purposes of this clause (a) or (b) the stock or indebtedness of any Subsidiary of TINC owning or leasing a Rig referred to in clause (a).

“Revolving Credit Facility” means the Credit Agreement, dated as of June 22, 2018, among, inter alia, TINC, Citibank, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time.

“Rig” means any drilling rig or drillship that TINC or any of its Subsidiaries leases or owns, either entirely or in part.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which TINC, Holdings or any of its Subsidiaries leases any Rig that has been or is to be sold or transferred by TINC, Holdings or any of its Subsidiaries to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between TINC, Holdings and any of its Subsidiaries or between any of its Subsidiaries, (3) leases of a Rig executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of, the Rig, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Patriot Act and those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Norway, and the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Creditors” means the Holders of the Securities, the Trustee and the Collateral Agent, each in their respective capacities.

“Securities” means the 5.375% Senior Secured Notes due 2023 issued on the Issue Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Guarantee” means each Guarantee of the obligations with respect to the Securities issued by a Guarantor pursuant to the term of this Indenture.

“Security Documents” means each Deed of Quiet Enjoyment, each Share Pledge Agreement, each Account and Receivables Pledge Agreement and any account control agreement related thereto, each Account Pledge Agreement and any account control agreement related thereto, each Assignment of Earnings, each Assignment of Insurances, each Assignment of Bareboat Charter, each Collateral Rig Mortgage, and, after the execution and delivery thereof, each additional security document that grants a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors that is executed pursuant to Section 4.27 or in connection with a Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer.

“Share Pledge Agreement” has the meaning given such term in the definition of Collateral and Guaranty Requirements.

“Songa Opco” means Songa Offshore Rig 2 AS, a company incorporated under the laws of Norway, with registration number 913 222 334 and its registered office located at Maskinveien 26, N-4033 Stavanger

Norway, that as of the Issue Date (x) operates the Collateral Rigs, (y) is a direct Wholly-Owned Subsidiary of SOSE and (z) is an indirect Wholly-Owned Subsidiary of Holdings and TINC.

“SOSE” means Songa Offshore SE, a European public company limited by shares (or societas europaea), duly registered and validly existing under the laws of Cyprus with company registration number SE9, with its principal executive offices located at Porto Bello Building, Office 201, No.1 Siafi Street, Limassol, 304, Cyprus.

“Stated Maturity” means with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment thereof, or any installment of interest thereon, is scheduled to be due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to such date.

“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.

“Swiss Group Company” means Holdings and any Subsidiary of Holdings organized in Switzerland.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

 “TINC” means Transocean Inc., a Cayman Islands exempted company that as of the Issue Date is a direct wholly-owned Subsidiary of Holdings.

“Total Consolidated EBITDA” means, for any period, the consolidated net income (as determined in accordance with GAAP) of the Consolidated Group for such period (i) before deducting therefrom any provision for taxes that would be included in determining such net income, (ii) before deducting therefrom any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized that would be included in determining such net income, (iii) before deducting therefrom any amount attributable to the amortization, depreciation or impairment of assets that would be included in determining such net income, (iv) before taking into account any exceptional items that would be included in determining such net income and (v) before deducting therefrom any amount attributable to Reactivation Costs.  For purposes of calculating Total Consolidated EBITDA:

(a)         acquisitions that have been made by any Member of the Consolidated Group, including through mergers, consolidations or otherwise, and including in each case any related financing transactions (including repayment of Indebtedness) during the relevant reference period or subsequent to such reference period and on or prior to the date on which the calculation of Total Consolidated EBITDA is made (the “Calculation Date”), will be given pro forma effect as if they had occurred on the first day of the applicable reference period, including any consolidated net income and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, provided that such cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto; and

(b)         the consolidated net income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.

“Total Consolidated Indebtedness” means, as of any date of determination and without duplication, the sum of all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of Holdings prepared in accordance with GAAP.  Notwithstanding anything to the contrary in this Indenture, for purposes of calculating Total Consolidated Indebtedness pursuant to the terms of this Indenture, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2018 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Consolidated Indebtedness on such date to (b) Total Consolidated EBITDA for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.

“Treasury Rate” means as of any date of redemption of the Securities, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 15, 2021;  provided,  however, that if the period from the redemption date to May 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will (1) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date, and (2) prior to such redemption date file with the Trustee an Officer’s Certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Securities” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 4.07.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person whose Equity Interests are 100% owned by such Person directly or indirectly, except to the extent that the Equity Interests of such other Person are held by a Qualified Local Partner, but only to the minimum extent necessary under local law for the operation of a Collateral Rig in such jurisdiction.

SECTION 1.02.       Other Definitions

Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Agent Members”	Appendix A 2.1(b)
“Appendix A”	2.01
“Change of Control Offer”	4.02(a)
“Change of Control Payment Date”	4.02(b)(4)
“covenant defeasance”	8.03
“defeasance”	8.02
“DTC”	2.03
“Event of Default”	6.01
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	11.01
“Initial Lien”	4.03(c)
“Parallel Debt”	12.05
“Paying Agent”	2.03
“Registrar”	2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Trust Indenture Act”	1.06
“U.S. Government Obligations”	8.04

SECTION 1.03.       Rules of Construction.  Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         “including” means including without limitation;

(5)         words in the singular include the plural and words in the plural include the singular;

(6)         all references to the date the Securities were originally issued shall refer to the Issue Date;

(7)         unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(8)         references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)         unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(10)       in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company, other applicable Note Party or Subsidiary of Holdings may classify, divide or reclassify such transaction as it, in its sole discretion, determines; and

(11)       all references to a “first-priority perfected Lien” in this Indenture shall be understood to be subject to Permitted Collateral Liens.

SECTION 1.04.       Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Securities Guarantees, this Indenture or any other Note Document that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Securities or Securities Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 14.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities Guarantees, the Securities and any other Note Document, to the extent permitted by law.

SECTION 1.05.       Currency.  References herein to “$”are to lawful money of United States of America.

SECTION 1.06.       No Incorporation by Reference of Trust Indenture Act.  This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.  As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.

Article 2

The Securities

SECTION 2.01.       Form and Dating.  Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit 1.1 to Appendix A, which are hereby incorporated in, and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.

SECTION 2.02.       Execution and Authentication.  An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections 14.02 and 14.03, shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $525,000,000.  Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.       Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06.  The Company may change the Paying Agent or Registrar without prior notice to the Holders.  The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.04.       Paying Agent To Hold Money in Trust.  Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or any of its Affiliates acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.       Lists of Holders of Securities.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

SECTION 2.06.      Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A thereto) are met.  When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07.       Replacement Securities.  If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08.       Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.       Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.       Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its retention policy then in effect, unless  the Company directs the Trustee in writing to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.       Defaulted Interest.  If the Company defaults in a payment of principal, interest or any other amount on the Securities, the Company shall pay defaulted interest at the rate specified in the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders of Securities on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee in the name and at the expense of the Company) will send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.12.      CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided,  however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Article 3

Redemption

SECTION 3.01.       Notices to Trustee.  If the Company elects to redeem Securities pursuant to Section 3.08 or Section 3.10, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least five Business Days prior to the giving of notice of a redemption unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.       Selection of Securities to Be Redeemed.  Other than with respect to redemptions pursuant to Section 3.09(a), if fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (1) if such Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed, (2) if such Securities are not so listed but are in global form, then in accordance with the procedures of the Depositary or (3) if such Securities are not so listed and are not in global form, then on a pro rata basis, although no Security of $2,000 in original principal amount or less will be redeemed in part.  Securities and portions of them the Trustee selects shall be in minimum principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.       Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary.  Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.  Notices to the Trustee may be given by email in PDF format.  Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Securities to be redeemed (including the Issue Date and the certificate number) and shall state:

(1)         the redemption date;

(2)         the redemption price;

(3)         the name and address of the Paying Agent;

(4)         that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)         if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)         that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)         the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)         any conditions precedent to the redemption of the Securities; and

(9)         that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered five Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) requesting that the Trustee give such notice of redemption and containing the information required by this Section.

SECTION 3.04.    Effect of Notice of Redemption.  Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.       Deposit of Redemption Price.  On or prior to 11:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.      Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.       Open Market Repurchase.  The Company, Holdings and its other Subsidiaries may at any time and from time to time acquire Securities through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company, Holdings or its Subsidiaries may determine; provided that, any Securities acquired by the Company, Holdings and its other Subsidiaries shall promptly be surrendered to the Trustee for cancellation.  Any such acquisition shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.

SECTION 3.08.       Optional Redemption.

(a)         On or prior to May 15, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(b)         After May 15, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the periods indicated below:

Year	Percentage
May 16, 2021 through May 15, 2022	102.688%
May 16, 2022 through November 15, 2022	101.344%
November 16, 2022 and thereafter	100.000%

(c)         Any redemption pursuant to this Section 3.08 shall be made pursuant to Sections 3.01 through 3.06.

SECTION 3.09.       Mandatory Redemption.

(a)         Commencing  on November 15, 2020 and on each subsequent interest payment date, the Company shall redeem the Securities, in part, on a pro rata basis, in an aggregate principal amount set forth with respect to such interest payment date in the table below, at a cash redemption price equal to 100% of the portion of the principal amount of the Securities redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

Interest Payment Dates	Principal Amount to be Redeemed On the Applicable Interest Payment Date
November 15, 2020 and May 15, 2021	$15,750,000
November 15, 2021 and thereafter	$31,500,000

(b)         On the date that is the earlier of (x) 120 days after the occurrence of an Event of Loss and (y) three Business Days after the full amount of the insurance proceeds in connection with such Event of Loss are received by any Note Party or other Subsidiary of Holdings, the Company shall redeem 50% of the aggregate principal amount of the Outstanding Securities, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided that if the applicable Collateral Rig is replaced pursuant to a Collateral Rig

Substitution before the applicable date specified in the immediately preceding subclauses (x) and (y), no redemption shall be required under this Section 3.09(b).  For any Event of Loss that occurs following a redemption pursuant to this Section 3.09(b) or Section 3.09(c), the provisions of the preceding sentence shall apply in all respects, except that the Company shall redeem 100% of the then Outstanding Securities instead of 50% of the then Outstanding Securities.

(c)         On the date that is the earlier of (x) 90 days after (i) the termination of a Drilling Contract or (ii) the expiration of any period for which the dayrate under a Drilling Contract is at zero rate for 365 consecutive days and (y) one Business Day after the termination fee under such Drilling Contract is received by any Note Party or other Subsidiary of Holdings, the Company shall redeem 50% of the aggregate principal amount of the Outstanding Securities, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided that if such Drilling Contract is replaced pursuant to a Drilling Contract Substitution or the termination of such Drilling Contract is rescinded, in each case, before the applicable date specified in the immediately preceding subclauses (x) and (y), no redemption shall be required under this Section 3.09(c). For any event described in subclauses (x) or (y) of this Section 3.09(c) that occurs following a redemption pursuant to Section 3.09(b) or this Section 3.09(c), the provisions of the preceding sentence shall apply in all respects, except that the Company shall redeem 100% of the then Outstanding Securities instead of 50% of the then Outstanding Securities.

(d)         Any redemption pursuant to this Section 3.09 shall be made pursuant to Sections 3.02, 3.04, 3.05 and 3.06, and the notices described in Sections 3.01 and 3.03 will be given as soon as practicable for any mandatory redemption pursuant to Section 3.09(b) or 3.09(c), but such notices shall not be required for any mandatory redemption pursuant to Section 3.09(a).  Notices of redemption pursuant to Section 3.09 may not be subject to conditions precedent.

SECTION 3.10.       Tax Redemption.  (a) The Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if the Company determines that:

(1)         as a result of (A) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (B) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after (i) May 15, 2019, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, the Company or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 13.01 with respect to any Security; or

(2)         on or after (i) May 15, 2019, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the Cayman Islands or Switzerland (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in Section 3.10(a)(1), whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Securities, and, in any such case, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company.

(b)         In the event that the Company elects to redeem the Securities pursuant to Section 3.10(a), the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to redeem the Securities pursuant to their terms, and the Trustee will accept and shall be entitled to rely absolutely and without further inquiry on such Officer’s Certificate as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.  Any redemption pursuant to Section 3.10(a) shall be made pursuant to Sections 3.01, 3.04, 3.05 and 3.06, and the notice described in Section 3.03 will be given as soon as practicable.

Article 4

Covenants

SECTION 4.01.      Payment of Securities.  The Company shall promptly pay the principal of (and premium including the Make-Whole Premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. Eastern time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.      Change of Control Repurchase Event.  (a) Upon the occurrence of a Change of Control Repurchase Event, unless all Securities have been called for redemption pursuant to Section 3.08 or 3.09, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Securities to repurchase all or any part (in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment.

(b)         Within 45 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, or cause to be sent, or when the Securities are in the form of Global Securities, send by electronic means pursuant to the Applicable Procedures a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event offering to repurchase the Securities on the Change of Control Payment Date specified in such notice and specifying:

(1)         if applicable, that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment and that all Securities timely tendered will be accepted for payment;

(2)         the circumstances and relevant facts regarding such Change of Control;

(3)         the instructions, as determined by the Company, consistent with this Section 4.02, that a Holder must follow in order to have its Securities purchased;

(4)         the Change of Control Payment and the repurchase date, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);

(5)         the CUSIP number for the Securities;

(6)         that any Security not tendered will continue to accrue interest;

(7)         that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(8)         that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Payment Date;

(9)         that Holders will be entitled to withdraw their election referred to in clause (8) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased;

(10)       that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion will be equal to a minimum of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(11)       if such notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(c)         The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.02, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02 by virtue of such conflict.

(d)         On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)         accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)         deposit with the Trustee or the Paying Agent, as applicable, an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(3)         deliver or cause to be delivered to the Trustee or the Paying Agent, as applicable, the Securities so accepted by the Company, for cancellation, together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(e)         The Trustee or the Paying Agent, as applicable, will promptly send to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(f)         The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.

(g)         In the event that Holders of not less than 90% of the aggregate principal amount of the Outstanding Securities accept the Change of Control Offer upon a Change of Control Repurchase Event and the Company purchases all of the Securities held by such Holders, the Company shall have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Securities that remain Outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Securities redeemed plus any accrued and unpaid interest on the Securities redeemed to, but not including, the date of redemption.

(h)         The provisions set forth in this Section 4.02 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

SECTION 4.03.       Corporate Existence.  Each of the Company and Holdings will, and Holdings will cause the other Note Parties to, preserve and maintain its organizational existence, except (i) for mergers or other business combinations not prohibited by Sections 4.13 and 5.01, (ii) where the failure to preserve, renew or keep in full force and effect the existence of the Company, Holdings or any other Note Party would not reasonably be expected to have a Material Adverse Effect, (iii) in connection with the sale, lease, transfer or other disposition of assets (or equity interests) not otherwise prohibited by this Indenture or (iv) as otherwise expressly permitted in this Indenture.

SECTION 4.04.       Limitation on Liens.

(a)         The Company shall not create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets other than Liens arising by operation of law.

(b)         The Collateral Rig Owners shall not and Holdings shall not permit the Collateral Rig Operator or the Equity Pledgors to create, incur, assume or suffer to exist any Lien of any kind on any Collateral except for Permitted Collateral Liens.

(c)         TINC shall not, and shall not permit or allow any of its Subsidiaries to, create, assume or suffer to exist any Lien on any Restricted Property to secure any Indebtedness of TINC, any  of its Subsidiaries or any other Person (such Lien, the “Initial Lien”), without making effective provision whereby the Indenture and the Securities then Outstanding shall be directly secured equally and ratably with, or prior to, the Indebtedness secured by such Initial Lien for so long as such Indebtedness shall be so secured, except that the foregoing shall not prevent TINC or any of its Subsidiaries (other than the Company, the Collateral Rig Owners and the Collateral Rig Operator, which shall be governed by the restrictions set forth in clause (a) or (b) above, as applicable)  from creating, assuming or suffering to exist Liens of the following character:

(1)         Liens existing on the Issue Date (other than Liens securing the Revolving Credit Facility on the Issue Date) and Liens under the Note Documents;

(2)         Liens already existing on any particular Restricted Property at the time such Restricted Property is acquired,

(3)         Liens already existing on Restricted Property of a corporation or other entity at the time it becomes a Subsidiary of TINC;

(4)         Liens securing Indebtedness incurred pursuant to clause (3) or clause (10) of Section 4.06(a);

(5)         Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

(6)         Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by TINC or any of its Subsidiaries, or deposits or pledges to obtain the release of any of the foregoing;

(7)         pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which TINC or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of TINC or any of its Subsidiaries, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which TINC or any of its Subsidiaries is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(8)         Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against TINC or any of its Subsidiaries with respect to which TINC or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by TINC or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TINC or such Subsidiary is a party;

(9)         Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(10)       any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

(11)       any Lien not permitted by clauses (1) through (10) above securing Indebtedness, if after giving effect thereto, Aggregate Debt would not exceed an amount equal to 10.0% of Consolidated Net Tangible Assets measured at the time of incurrence of and after giving effect to such incurrence;

provided that, notwithstanding the foregoing, at no time shall TINC or any Subsidiary thereof create, incur, assume or suffer to exist any Lien of any kind on any Collateral, except for Permitted Collateral Liens.

SECTION 4.05.       Limitation on Indebtedness.  (a) The Company shall not incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents and (ii) intercompany Indebtedness permitted by Section 4.06(a)(3).

(b)         The Collateral Rig Owners shall not incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents, (ii) Indebtedness (other than for borrowed money) incurred in the ordinary course of business in connection with the ownership and/or operation of a Collateral Rig and (iii) if a Collateral Rig Owner becomes an operator of a Collateral Rig, intercompany Indebtedness permitted by Section 4.06(a)(3) solely for the purpose of funding working capital and other operational matters in connection with such operation of such Collateral Rig.

(c)         Holdings shall not permit the Collateral Rig Operator to incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents, (ii) Indebtedness (other than for borrowed money) incurred in the ordinary course of business in connection with the ownership and/or operation of the Collateral Rigs and (iii) intercompany Indebtedness permitted by Section 4.06(a)(3) solely for the purpose of funding working capital and other operational matters.

SECTION 4.06.       Limitation on Subsidiary Indebtedness.  (a) TINC shall not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness other than:

(1)         existing Indebtedness of a Subsidiary of TINC outstanding on the Issue Date (other than Indebtedness described in clauses (2) and (13) of this Section 4.06(a)), and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the maturity date of the Securities (the “Maturity Date”)), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased;

(2)         Indebtedness represented by the Securities or the Securities Guarantees;

(3)         intercompany loans and advances between or among Holdings, TINC and the Subsidiaries of TINC; provided that (a) if the obligor on such intercompany loan or advance is the Company or a Guarantor, then such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Notes Obligations; and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings, TINC or a Subsidiary of TINC and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings, TINC or a Subsidiary of TINC, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (3);

(4)         Indebtedness under any Interest Rate Protection Agreement or any Currency Rate Protection Agreements;

(5)         Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) business day before being included in such aggregate amount;

(6)         Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into TINC or any other Member of the Consolidated Group and not incurred in contemplation of such transaction, and extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing);

(7)         Indebtedness (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

(8)         [RESERVED;]

(9)         Indebtedness of any Priority Unsecured Notes Subsidiary Guarantor that is subordinate in right of payment to the “Securities Guarantee” (as defined in each of the 2023 Notes Indenture, the 2025 Notes Indenture and the 2026 Notes Indenture) of such Priority Unsecured Notes Subsidiary Guarantor;

(10)       Indebtedness Incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any Rig (including (i) the purchase of the Equity Interests of any entity whose assets consist primarily of Rigs and/or other assets related thereto and (ii) any Guarantees of the Revolving Credit Facility provided to permit the Incurrence of such Indebtedness thereunder); provided that the Indebtedness was Incurred prior to, at the time of or within 12 months after that event and the aggregate principal amount of such Indebtedness does not exceed 85% of the price of such acquisition, construction, alteration, repair or improvement;

(11)       Indebtedness Incurred by any Priority Unsecured Notes Subsidiary Guarantor in an aggregate amount at any one time outstanding under this clause (11) not to exceed the greater of (i) $2.25 billion and (ii) 10.0% of Consolidated Net Tangible Assets measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence;

(12)       Indebtedness Incurred pursuant to Credit Facilities in an aggregate amount at any one time outstanding under this clause (12) not to exceed the greater of (i) $2.4 billion and (ii) 10.0% of Consolidated Net Tangible Assets, less the total Aggregate Debt outstanding at the time of such Incurrence (without double counting for Aggregate Debt Incurred under this clause (12)), measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; and

(13)       any extension, renewal, refunding, replacement or refinancing (collectively, a “refinancing”) of Indebtedness Incurred pursuant to Section 4.06(a) (1), (2), (10) and this clause (13), provided, that (i) such refinancing Indebtedness will not exceed the principal amount of Indebtedness so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such refinancing and (ii) the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased;

provided that, notwithstanding the foregoing, at no time shall the Company, the Collateral Rig Owners or the Collateral Rig Operator be permitted to Incur Indebtedness other than pursuant to Section 4.05.

(b)         Indebtedness permitted by Section 4.06(a) need not be permitted solely by reference to one provision of Section 4.06(a) permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.06(a) permitting such Indebtedness.  In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.06(a), TINC shall be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses of Section 4.06(a).

(c)         The limitations on Subsidiary Indebtedness contained in Section 4.06(a) shall only apply during such time as the Securities are not rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and no Default or Event of Default has occurred and is continuing under this Indenture.

SECTION 4.07.       Limitation on Sale and Lease Back Transactions.  Each of TINC and Holdings shall not enter into any Sale and Leaseback Transaction covering any Rig, nor permit any of its Subsidiaries so to do, unless either:

(a)         TINC, Holdings or such Subsidiary would be entitled to incur Indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Outstanding Securities) because such Liens would be of such character that no violation of the provisions of Section 4.04 would result, or

(b)         TINC or Holdings, as applicable, during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of any Rig or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction;

provided that, notwithstanding the foregoing, the Collateral Rig Owners may not enter into any Sale and Leaseback Transaction covering a Collateral Rig.

SECTION 4.08.       Maintenance of Property; Insurance.

(a)         The Company shall and Holdings shall cause each of the Collateral Rig Owners and the Collateral Rig Operator to, keep all material property necessary to the proper conduct of the business of the Company, the Collateral Rig Owners and the Collateral Rig Operator in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(b)         Holdings shall cause the Collateral Rig Owners or the Collateral Rig Operator, as applicable, to:

(1)         keep each Collateral Rig insured or cause a Subsidiary of Holdings to insure each Collateral Rig at no expense to the Trustee or the Collateral Agent with an insured value, in the aggregate for all Collateral Rigs, equal to or greater than 120% of the principal amount of the Outstanding Securities in regard to the risk indicated below:

(A)        hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any); and

(B)        war risks (including common conditions and exclusions) including terrorism, piracy, hijacking and confiscation;

(2)         keep each Collateral Rig insured or cause a Subsidiary of Holdings to insure each Collateral Rig for protection and indemnity risks covering third party liabilities (including vessel pollution risks) as is customary and that a prudent owner of similar vessels would obtain; and

(3)         keep each Collateral Rig insured or cause a Subsidiary of Holdings to insure each Collateral Rig with such other insurances as a prudent owner of similar vessels of the same age and type would obtain or would legally be required to obtain when operating in the same trade and geographic area as each Collateral Rig, as well as any insurances required to meet the requirements of the jurisdiction where each Collateral Rig is employed;

all such insurances referred to in Section 4.08(b)(1) through (b)(3) (collectively, the “Insurances”), to be maintained in a manner consistent with the applicable Insurances in place on the Issue Date and consistent with insurance obtained by similarly situated vessel owners engaged in the same or similar business;

(4)         effect the Insurances or cause or procure the same to be effected:

(A)        in such amounts and upon such terms and with such deductibles as shipowners engaged in the same or similar business and similarly situated would deem commercially prudent under the circumstances; and

(B)        through each Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to AON, Lockton, McGriff, JLT or Marsh (the “Owner’s Insurance Broker”), and reputable independent insurance companies and/or underwriters (including mutual insurance schemes and /or captive insurance schemes) in Europe, North America, the Far East and other established insurance markets, including TINC’s wholly-owned affiliated insurance company, except that the Insurances against protection and indemnity risks may be effected by the entry of the applicable Collateral Rig with protection and indemnity associations which are members of the International Group of Protection and Indemnity Associations (together with any successor association or replacement body of such associations, the “IGA”) or, if the IGA has disbanded and there is no successor or replacement body of associations, other leading protection and indemnity associations and the insurances against war risks may be effected by the entry of such Collateral Rig with leading war risks associations (hereinafter called the “Insurers”);

(5)         renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire;

(6)         duly and punctually pay, or cause duly and punctually to be paid, all premiums, calls, contributions or other sums that are due and payable in respect of all such Insurances, and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances, except for such obligations and conditions the failure to comply with which would not result in the cancellation of such Insurances;

(7)         procure that all policies, binders, cover notes or other instruments of the
Insurances referred to in Section 4.08(b)(1)(A) and (B) above shall be taken out in the name of the applicable Collateral Rig Owner or the Collateral Rig Operator and shall incorporate a loss payable clause, which shall be in excess of $25,000,000, naming the Collateral Agent as loss payee prepared in compliance with the terms of the Assignment of Insurances along with standard letters of undertaking;

(8)         upon request of the Trustee (acting at direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), procure that copies of all original instruments of Insurances shall be from time to time delivered to the Collateral Agent after receipt by the applicable Collateral Rig Owner or the Collateral Rig Operator thereof;

(9)         not employ a Collateral Rig or suffer a Collateral Rig to be employed otherwise than in conformity in all material respects with the terms of all policies, bindings, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Insurers may prescribe; and

(10)       cause any proceeds in respect of the Insurances referred to in paragraphs (1) through (3) above to be paid to the applicable Collateral Rig Owner (subject to provisions as to named insureds, additional insureds and loss payees in favor of the Collateral Agent as required by this Section 4.08(b)).

SECTION 4.09.       Financial Reports and Other Information

(a)         Holdings and the other Note Parties, as applicable, will furnish to the Trustee:

(1)         not later than the earlier of (x) sixty days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and (y) five days after the date Holdings is required to file (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act) with the SEC its report on Form 10-Q with respect to each of such fiscal quarters, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of Holdings, that they fairly present in all material respects the financial condition of the Consolidated Group as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated (publicly filing Holdings’ Form 10-Q with the SEC in any event will satisfy the requirements of this clause (1), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through https://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; provided, however, the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on such website));

(2)         not later than the earlier of (x) 120 days after the end of each fiscal year of Holdings and (y) five days after the date Holdings is required to file (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act) with the SEC its report on Form 10-K with respect to such fiscal year, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (publicly filing Holdings’ Form 10-K with the SEC in any event will satisfy the requirements of this clause (2), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through https://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; provided, however, the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on such website);

(3)         not later than 75 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, the unaudited combined balance sheet of the Collateral Rig Owners and the Collateral Rig Operator as at the end of such fiscal quarter and the related consolidated statements of income for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, which shall be prepared in a manner consistent with Holdings’ quarterly internal reporting processes and will generally be based on GAAP principles but need not be prepared in accordance with GAAP; and

(4)         not later than 120 days after the end of each fiscal year of Holdings, the unaudited combined balance sheet of the Collateral Rig Owners and the Collateral Rig Operator as at the end of such fiscal year and the related consolidated statements of income for such fiscal year, which shall be prepared in a manner consistent with Holdings’ annual internal reporting processes and will generally be based on GAAP principles but need not be prepared in accordance with GAAP.

(b)         Compliance Certificates.  The Company shall deliver to the Trustee and the Collateral Agent, concurrently with each delivery of financial statements required by Section 4.09(a)(3) and (a)(4), a certificate from an Officer of the Company (in his or her capacity as such and not in his or her individual capacity) stating (i) that a review of the activities of the Company during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Note Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, that the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Note Documents and no Default or Event of Default exists (or, if a Default or Event of Default exists, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and (ii) either (x) that all action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and all amendments, supplemental indentures, financing statements, continuation statements and other documents, as are necessary to maintain the perfected Liens created under the Security Documents under applicable law and reciting the details of such action or referring to prior such certificates in which such details are given or (y) that no such action is necessary to maintain such Liens.  In addition, such certificate shall include a reasonably detailed calculation of the Collateral Rig Leverage Ratio and the Total Leverage Ratio for such period and whether Holdings is in compliance with the covenants set forth in Sections 4.14 and 4.15.  If such certificate states that the Total Leverage Ratio as of the last day of the relevant fiscal quarter of Holdings exceeds 10.00:1.00, the Company shall notify the Collateral Agent to, and the Collateral Agent shall promptly, instruct the relevant depositary bank under the control agreements or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, for the Earnings Account and Bareboat Accounts to institute a Blocked Period (as defined in Section 4.15) (such instruction, a “Blocking Notice”).  If such certificate states that no Default or Event of Default exists and the Total Leverage Ratio as of the last day of the relevant fiscal quarter of Holdings is equal to or less than 10.00:1.00, the Company shall notify the Collateral Agent to, and the Collateral Agent shall promptly, instruct the relevant depositary bank under the control agreements or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, for the Earnings Account and Bareboat Accounts to revoke any then existing Blocked Period and Blocking Notice.

(c)         Statement of Dayrates.  Holdings shall disclose dayrates under the Drilling Contract in the Fleet Status Report at least quarterly.

(d)         Revenue Efficiency Table.  Within the time periods required for delivery of financial statements required by Section 4.09(a)(1) and (a)(2) after the end of each fiscal quarter of each fiscal year of Holdings, the Company shall deliver to the Trustee a revenue efficiency table that includes each Collateral Rig within a category thereof unless such information has been included in the quarterly SEC filings of Holdings.

(e)         Insurance Schedule.  Within 30 days after each insurance renewal, the Company shall deliver to the Trustee an annual schedule of insurance coverage with respect to the Collateral Rig.

(f)         Maintenance of Datasite.  The Company shall maintain, or cause to be maintained, an internet accessible datasite that can be accessed by beneficial owners of the Securities or prospective purchasers of beneficial ownership of the Securities (subject to reasonable confidentiality restrictions), which shall contain all of the information required to be delivered pursuant to clauses (a), (b), (d) and (e) of this Section 4.09 (unless otherwise publicly available), the Offering Memorandum and a summary of the projections made available to the initial purchaser of the Securities, based upon the material assumptions and other projections previously provided to the initial purchaser of the Securities, which summary shall be available on such datasite until such projections no longer constitute material non-public information.  Such datasite may be password protected so long as such password is made available to beneficial owners of the Securities and bona fide prospective purchasers of beneficial ownership of the Securities.  Access to such datasite may be limited to QIBs and “non-U.S. persons” within the meaning of the rules and regulations under the Securities Act.  Holdings and the Company agree that if any information included on such datasite would constitute, within the meaning of the rules and regulations of  the Exchange Act, material non-public information with respect to any securities of Holdings or any of its Subsidiaries, other than the Securities, Holdings and the Company shall promptly publicly disclose such information such that it shall not constitute material non-public information.

(g)         Notice of Default.          So long as any of the Securities are Outstanding, the Company will deliver to the Trustee, within 30 days after any Officer of the Company becoming aware of the occurrence of any Default or Event of Default that has not been cured, a written statement specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto.

(h)         Delivery of reports, information and documents to the Trustee under this Section 4.09 (other than Section 4.09(b))  is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from the information contained therein, including the Company’s compliance or non-

compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants described herein or to determine whether such reports, information or other documents have been filed with the SEC or EDGAR or posted on any website or datasite under this Indenture, or participate in any conference calls.

SECTION 4.10.       Trustee Inspection Rights.  Upon reasonable notice from the Trustee (acting at direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), Holdings will cause the Company, the Collateral Rig Owners and the Collateral Rig Operator to permit the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate) during normal business hours at the Company’s sole expense, to visit and inspect any of the properties of the Company or the Collateral Rig Owners or, in the case of the Collateral Rig Operator, the Collateral Rigs, to examine all of their books and records (with respect to the Collateral Rig Operator, solely with respect to a Collateral Rig), to make copies and extracts therefrom (subject to reasonable confidentiality restrictions), and to discuss their respective affairs, finances and accounts (with respect to the Collateral Rig Operator, solely with respect to a Collateral Rig) with their respective officers and independent public accountants (and by this provision each of the Company, the Collateral Rig Owners and Holdings, on behalf of the Collateral Rig Operator, authorizes such accountants to discuss with the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate) the affairs, finances and accounts of the Company and the Collateral Rig Owners and with respect to the Collateral Rig Operator, solely with respect to a Collateral Rig), all as often, and to such extent, as may be reasonably requested.  The chief financial officer of Holdings and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Trustee and such accountants.

SECTION 4.11.       Conduct of Business.  (a) The Company shall not conduct, transact or otherwise engage in any material business or operations other than (i) actions limited to those necessary to repay the Notes Obligations; (ii) actions related to the ownership of any intercompany loans or receivables held by the Company; and (iii) payment of guarantee fees as Holdings or its Subsidiaries in their  reasonable discretion determines are required for tax purposes.

(b)         The Collateral Rig Owners shall not conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to ownership and/or operation of the Collateral Rigs; (ii) actions reasonably related to obligations under the Drilling Contracts or the Bareboat Charters; (iii) actions reasonably related to the maintenance of the Bareboat Accounts and the pledge of the Bareboat Accounts to the Collateral Agent; (iv) actions reasonably related to transfers of the Collateral Rig in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; (v) making loans to Affiliates; (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes; and (vii) contributing funds to the Company.

(c)         Holdings shall not permit the Collateral Rig Operator to conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to ownership and/or operation of the Collateral Rigs; (ii) actions reasonably related to obligations under the Drilling Contracts or the Bareboat Charters; (iii) actions reasonably related to the maintenance of the Earnings Accounts and the pledge of Earnings Accounts to the Collateral Agent; (iv) making loans to and borrowing loans from Affiliates in accordance with Section 4.05(c); (v) actions reasonably related to transfers of the Bareboat Charters and the Drilling Contracts in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; and (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes.

SECTION 4.12.       Use of Proceeds; Margin Regulations; Company Activities.

(a)         Use of Proceeds.  The proceeds of the Securities shall be used by the Company to make one or more intercompany loans to TINC or Affiliates of TINC for general corporate purposes and to fund the Debt Service Reserve Account to be maintained by the Trustee in accordance with the terms of Section 7.10.  No proceeds of the Securities shall be loaned to Holdings or any other Swiss Group Company in an amount exceeding the amount accepted by the Swiss Federal Tax Administration according to their guideline published on February 5, 2019.

(b)         Margin Stock.  Neither the Company nor Holdings shall, and Holdings shall not permit any Note Party or any other Member of the Consolidated Group to, (i) engage in the business of extending credit for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or (ii) use any proceeds of the Securities for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(c)         Company Activities; Limitations on Use of Proceeds.  The Company shall (i) maintain its incorporation, day-to-day management and all board of directors meetings outside of Switzerland and (ii) comply at all times with all conditions and requirements of the Swiss Federal Tax Administration with respect to Swiss Withholding Tax as set out in their guideline published on February 5, 2019.

SECTION 4.13.       Restrictions on Fundamental Changes.

(a)         Holdings will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person (each such transaction, a “Fundamental Change”), unless:

(1)         either (x) Holdings shall be the continuing Person or (y) the Person (if other than Holdings)  formed by such consolidation or into which Holdings is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Holdings Successor”) (i) shall become a Guarantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of Holdings hereunder, (ii) each Collateral Rig Owner is the direct or indirect wholly-owned Subsidiary of the Holdings Successor and the Collateral Rig Operator is the direct or indirect Wholly-Owned Subsidiary of the Holdings Successor, in each case, immediately after giving effect to such Fundamental Change and (iii) the Collateral and Guaranty Requirements in respect of each Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(a)(1) comply with this Indenture.

(b)         TINC will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:

(1)         either (x) TINC shall be the continuing Person or (y) the Person (if other than TINC)  formed by such consolidation or into which TINC is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “TINC Successor”) (i) shall become a Guarantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of TINC hereunder, (ii) each Collateral Rig Owner is the direct or indirect wholly-owned Subsidiary of the TINC Successor and the Collateral Rig Operator is the direct or indirect Wholly-Owned Subsidiary of the TINC Successor, in each case, immediately after giving effect to such Fundamental Change and (iii) the Collateral and Guaranty Requirements in respect of each Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(b)(1) comply with this Indenture.

(c)         Each Collateral Rig Owner will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:

(1)         either (x) such Collateral Rig Owner immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than such Collateral Rig Owner immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which such Collateral Rig Owner immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Collateral Rig Owner”) (i) is a Subsidiary of Holdings and TINC (or their respective successors) that is in compliance with Section 4.11(b) and Section 4.29, (ii) is organized under the laws of a Permitted Jurisdiction, (iii) shall become a Collateral Rig Owner, a Guarantor and a Collateral Grantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of a Collateral Rig Owner under the applicable Note Documents and (iv)  the Collateral and Guaranty Requirements in respect of each Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(c)(1) comply with this Indenture.

(d)         Holdings shall not permit the Collateral Rig Operator to, in any transaction or series of transactions, consummate a Fundamental Change, unless:

(1)         either (x) Collateral Rig Operator immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than the Collateral Rig Operator immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which the Collateral Rig Operator immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Collateral Rig Operator” and together with the

Holdings Successor, the TINC Successor and the Successor Collateral Rig Owner, each a “Note Party Successor”) (i) is a Subsidiary of Holdings and TINC (or their respective successors) that is in compliance with Section 4.29, (ii) is organized under the laws of a Permitted Jurisdiction, (iii) is a party to each Drilling Contract (including, for the avoidance of doubt, pursuant to clause (b) of the definition of “Drilling Contract”), (iv) shall become the Collateral Rig Operator and a Collateral Grantor hereunder, and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of the Collateral Rig Operator under the applicable Note Documents and (v) the Collateral and Guaranty Requirements in respect of each Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(d)(1) comply with this Indenture.

(e)         For the avoidance of doubt, (x) the term “merger” as used in this Section 4.13 includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, as used in this Section 4.13, with respect to any Note Party, shall be computed on a consolidated basis, (y) entry into a drilling contract or bareboat charter shall not constitute a sale, lease, conveyance, transfer or other disposition subject to this Section 4.13 and (z) a reference to “series of transactions” in this Section 4.13 shall mean a series of related transactions.

(f)         Upon any Fundamental Change of any Note Party described in the preceding clauses (a) through (d) in which the applicable Note Party is not the continuing Person, or the Person to which any sale, lease, conveyance, transfer or other disposition is made in accordance with this Section 4.13, the applicable Note Party Successor shall succeed to, and be substituted for, and may exercise every right and power of the applicable predecessor Note Party under this Indenture, the Securities and the other applicable Note Documents with the same effect as if such Note Party Successor had been named as the applicable Note Party herein and therein and the predecessor Note Party, in the case of a sale, transfer, conveyance, or other disposition, shall be released from all obligations under this Indenture, the Securities and the other Note Documents, provided, that in the case of a lease of all or substantially all its assets, the predecessor Note Party will not be released from its obligations under this Indenture, the Securities or other applicable Note Documents.

SECTION 4.14.       Collateral Rig Leverage Ratio.  The Company will not permit the Collateral Rig Leverage Ratio as of the last day of any fiscal quarter of Holdings ending during the periods specified below to exceed the corresponding ratio set forth below:

Fiscal Quarter Ending	Maximum Collateral Rig Leverage Ratio
After the Issue Date through March 31, 2021	4.50:1.00
April 1, 2021 through December 31, 2021	4.00:1.00
January 1, 2022 through September 30, 2022	3.50:1.00

Thereafter	3.00:1.00

Neither the Trustee nor the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.14 (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b)).

SECTION 4.15.       Total Leverage Ratio.

(a)         If the Total Leverage Ratio exceeds 10.00:1.00 as of the last day of any fiscal quarter of Holdings, then all amounts on deposit in the Bareboat Accounts and the Earnings Account and all future amounts deposited into the Bareboat Accounts or the Earnings Account shall be swept and deposited into accounts established in the name of the Collateral Agent after the Collateral Agent delivers a Blocking Notice (as defined in Section 4.09(b)) and the relevant depositary bank restricts access by each Collateral Rig Owner and Collateral Rig Operator to the applicable Bareboat Account and Earnings Account, respectively, until such Blocking Notice is revoked in accordance with Section 4.09(b) (each such period, a “Blocked Period”).  During any Blocked Period, the Company may request (not more frequently than once per week) disbursements and withdraw from such accounts of the Collateral Agent by executing and delivering a Blocked Period Withdrawal Certificate the form of which is attached hereto as Appendix O for any amounts (a) necessary to make required payments of principal and interest on the Securities, (b) necessary to maintain the Debt Service Reserve, (c) utilized in connection with the ownership and/or operation of the Collateral Rigs (including overhead allocations as well as direct costs) and (d) utilized in connection with the performance of the Drilling Contracts.  In addition, during any Blocked Period, the Company may request disbursements and withdraw from such accounts of the Collateral Agent by executing and delivering a Blocked Period Withdrawal Certificate requesting the disbursement of an amount such that after giving effect to such disbursement, the aggregate amount of funds held by the Collateral Agent in such accounts plus the amount in the Debt Service Reserve Account exceeds the principal amount of the Outstanding Securities.  For the avoidance of doubt, during any Blocked Period, Holdings may continue to cause the Collateral Rig Operator to pay amounts due under the Bareboat Charters into the Bareboat Accounts, and the Collateral Rig Owners may continue to pay amounts due under the Bareboat Charters, if any, into the Earnings Account by delivering a Blocked Period Withdrawal Certificate. At any time during which the Total Leverage Ratio is equal to or less than 10.00:1.00 as of the last day of any fiscal quarter of Holdings and no Default or Event of Default exists, the Collateral Rig Owners and the Collateral Rig Operator shall have unrestricted access to the Bareboat Accounts or the Earnings Account, as applicable, subject to the conditions set forth in Section 4.18 and the Collateral Agent’s revocation of such Blocking Notice as described in Section 4.09(b) if any Blocked Period had previously been in effect.  The Company shall deliver to the Trustee and the Collateral Agent written notice of the commencement and termination of a Blocked Period, which shall be included in the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b).  Neither the Trustee nor the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.15 (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b)).

(b)         Concurrently with the execution of this Indenture, the Company shall deliver to the Collateral Agent Appendix N, which contains the authorized signer designations in Part A thereof.

(c)         The Collateral Agent shall confirm each funds transfer instruction received in the name of the Company by means of the security procedure selected by the Company and communicated to the Collateral Agent through a signed certificate in the form of Appendix N attached hereto, which upon receipt by the Collateral Agent shall become a part of this Indenture. Once delivered to the Collateral Agent, Appendix N may be received or rescinded only by a writing signed by an authorized representative of the

Company. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Collateral Agent a reasonable opportunity to act on it. If a revised Appendix N or a rescissions of an existing Appendix N is delivered to the Collateral Agent by an entity that is a successor-in-interest to the Company, such document shall be accompanied by additional documentation satisfactory to the Collateral Agent showing that such entity has succeeded to the rights and responsibilities of the Company under this Indenture.

(d)         The Company understands the Collateral Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedures selected by the Company may result in a delay in accomplishing such funds transfer, and agree that the Collateral Agent shall not be liable for any loss caused by any such delay.

SECTION 4.16.       [Reserved].

SECTION 4.17.       Collateral Rig Classifications; Operation of Collateral Rig; Registry, Name and Flag.

(a)         Holdings shall cause the Collateral Rig Operator to operate the Collateral Rigs in a manner consistent with reasonable industry practice and to keep the Collateral Rigs in a good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) so as to ensure that each Collateral Rig is classified by an Acceptable Classification Society, at minimum at the same standard of classification as set forth in the classification certificate as in effect on the Issue Date or other highest classification as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of the Collateral Rig for which no extension has been granted by the Acceptable Classification Society; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of a Collateral Rig shall not be deemed to be a breach of this Section 4.17 so long as the applicable Collateral Rig Owner or the Collateral Rig Operator is using commercially reasonable efforts to remedy such lapses and actually promptly remedies such lapses.

(b)         Holdings shall cause the Collateral Rig Operator to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of each Collateral Rig will not be materially impaired and (ii) except as otherwise contemplated by this Indenture, not remove any material part of, or item of, equipment owned by the Note Parties installed on each Collateral Rig except in the ordinary course of the operation and maintenance of such Collateral Rig or unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in similar condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Collateral Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Collateral Rig, the property of the Note Parties and subject to the security constituted by the Collateral Rig Mortgage or (y) the removal, individually or in the aggregate, will not materially diminish the value of such Collateral Rig.

(c)         Each Collateral Rig Owner shall, or Holdings shall cause the Collateral Rig Operator to, promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever in respect of the applicable Collateral Rig which have given or may give rise to maritime or possessory Liens (other than Permitted Collateral Liens) on, or claims enforceable against, such Collateral Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of such Collateral Rig pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if reasonably possible, the release of such Collateral Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(d)         Holdings shall cause the Collateral Rig Operator to maintain, or cause to be maintained by the charterer or lessee of a Collateral Rig, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable legal requirements for such Collateral Rig and such other similar certificates as may be required in the course of the operations of such Collateral Rig pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable legal requirements.

(e)         Each Collateral Rig Owner will not, and Holdings will not permit the Collateral Rig Operator or any of its Subsidiaries to, engage in the following undertakings:

(i)          without giving prior written notice thereof to the Collateral Agent and the Trustee and otherwise in compliance with this Indenture, change the registered owner, name, or official number, as the case may be, of the class of a Collateral Rig;

(ii)         bareboat charter register a Collateral Rig, other than in the Acceptable Flag Jurisdiction in which such Collateral Rig is currently flagged; or

(iii)       change the registered flag registry (except in connection with a Flag Jurisdiction Transfer) or classification society of a Collateral Rig to a classification society that is not an Acceptable Classification Society, as the case may be.

SECTION 4.18.       Deposit of Earnings.

(a)         Holdings shall cause the Collateral Rig Operator to cause all Earnings to be deposited into the Earnings Account, and subject to Section 4.15 so long as (i) there does not exist an Event of Default for which notice has been received from the Collateral Agent of its intent to exercise its remedies in accordance with this Indenture and (ii) none of Holdings or TINC or any their respective Subsidiaries have commenced or become the subject of an insolvency proceeding, the Collateral Rig Operator shall have full control of the funds within the Earnings Account.  Without limiting Holdings’ or a Collateral Rig Owner’s obligations in respect of this Section 4.18, Holdings agrees that, in the event any Note Party receives any “Earnings Collateral” (as defined in the Assignment of Earnings) or “Insurance Collateral” (as defined in the Assignment of Insurances), or any such Earnings Collateral or Insurance Collateral are deposited other than in the Earnings Account, Holdings shall, or shall cause such other Note Party to, promptly deposit all such proceeds into an Earnings Account.

(b)         Each Collateral Rig Owner shall cause all earnings, hires, freights, income and other sums payable to such Collateral Rig Owner in respect of the applicable Collateral Rig under a Bareboat Charter or otherwise derived from a Bareboat Charter to be deposited into the applicable Bareboat Account, and subject to Section 4.15 so long as (i) there does not exist an Event of Default for which notice has been received from the Collateral Agent of its intent to exercise its remedies in accordance with this Indenture and (ii) none of Holdings or TINC or any their respective Subsidiaries have commenced or become the subject of an insolvency proceeding, such Collateral Rig Owner shall have full control of the funds within the Bareboat Account.

SECTION 4.19.       Debt Service Reserve.  The Company shall not permit the balance in the Debt Service Reserve Account to, at any time, be less than the amount of the Debt Service Reserve.  The Company shall provide written notice to the Trustee if the balance in the Debt Service Reserve Account is less than the amount of the Debt Service Reserve.

SECTION 4.20.       Limitation on Dividends.  (a) The Company and the Collateral Rig Owners shall not declare or pay any dividend or make any other similar payment or distribution on account of their respective Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Company or a Collateral Rig Owner) or to the direct or indirect holders of its Equity Interests in their capacity as such, except in the case of the Collateral Rig Owners, distributions to the Company for purposes of making payments on the Notes (including funding the Debt Service Reserve Account).

(b)         Holdings shall not permit the Collateral Rig Operator to declare or pay any dividend or make any other similar payment or distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Collateral Rig Operator) or to the direct or indirect holders of its Equity Interests in their capacity as such, other than de minimis dividends, other similar payments or distributions required or necessary under local law.

SECTION 4.21.       Intercompany Loans.  (a) Holdings shall cause Collateral Rig Operator and its other Subsidiaries to document all transfers of funds received from the Drilling Contract, or proceeds thereof, that are transferred between the Collateral Rig Operator and any of its Affiliates (other than payments on the Bareboat Charter and ordinary course intercompany billings) as intercompany loans.

(b)         Each Collateral Rig Owner shall document all transfers of funds received by it under a Bareboat Charter to any of its Affiliates (other than (i) ordinary course intercompany billings and payments of amounts due to the Collateral Rig Operator under such Bareboat Charter and (ii) distributions to the Company permitted under Section 4.20(a)) as intercompany loans.

(c)         All intercompany loans owed to a Collateral Rig Owner in accordance with clause (b) above, shall (i) be documented in the form of intercompany loan agreements or intercompany notes and (ii) shall be pledged in favor of the Collateral Agent pursuant to an Account and Receivables Pledge Agreement in accordance with clause (8) of the definition of “Collateral and Guaranty Requirements”.  All intercompany loans entered into in accordance with clause (a) or (b) above shall be senior debt obligations of the obligors under such intercompany loans and rank equal with the other senior unsecured debt of such obligors.

SECTION 4.22.       Maintenance of Accounts.  (a) Holdings shall cause the Collateral Rig Operator to at all times maintain the Earnings Account, and the Earnings Account shall at all times be in the name of Collateral Rig Operator and be subject to a springing account control agreement in form and substance reasonably satisfactory to the Collateral Agent.

(b)         Each Collateral Rig Owner (unless such Collateral Rig Owner is the sole Collateral Rig Operator of the applicable Collateral Rig such that there is no Bareboat Account with respect to such Collateral Rig), shall at all times maintain a Bareboat Account, and such Bareboat Account shall at all times be in the name of the applicable Collateral Rig Owner and be subject to a springing account control agreement in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.23.       Performance under Contracts; Non-Interference.

(a)         Holdings shall cause the Collateral Rig Operator to duly and punctually perform and observe in all material respects all obligations and conditions under the Bareboat Charters and the Drilling Contracts.

(b)         The Collateral Rig Owners shall duly and punctually perform and observe in all material respects all obligations and conditions under the Bareboat Charters.

(c)         Each of TINC, Holdings and each Subsidiary of Holdings, shall not (i) interfere with the Collateral Rig Operator’s performance under the Drilling Contracts and rights of the Collateral Rig Operator to receive the benefits thereunder, (ii) cause, directly or indirectly, the Collateral Rig Operator to breach its obligations under the Drilling Contracts, or (iii) otherwise interfere with the Drilling Contracts in any manner other than providing assistance to the Collateral Rig Operator to perform its obligations under the Drilling Contracts.

SECTION 4.24.       Taxes.  Holdings shall cause each of the Company, the Collateral Rig Owners and the Collateral Rig Operator to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.25.       Compliance with Laws; Policies and Procedures.

(a)         Without limiting any of the other covenants in this Article 4, each of the Company, the Collateral Rig Owners and the Collateral Rig Operator shall (i) conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 4.25 shall not require the Company, the Collateral Rig Owners or the Collateral Rig Operator to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, (ii) comply in all material respects with all obligations it might have under Anti-Corruption Laws, (iii) comply in all material respects with all applicable Sanctions, (iv) comply in all material respects with all laws and regulations applicable to the Collateral Rigs and the ownership, employment, operation, management and registration of the Collateral Rigs, including the applicable ISM Code, ISPS Code, Environmental Laws, and the laws of the applicable Flag Jurisdiction and (v) not employ the Collateral Rigs, nor allow its employment, operation or management, in any manner contrary in any material respect to any applicable law or regulation, including, but not limited to the applicable ISM Code, ISPS Code, Environmental Laws and Sanctions.

(b)         The Company and Holdings shall maintain in effect and enforce policies and procedures intended to ensure compliance by the Company and each other Note Party and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.

SECTION 4.26.       Limitation on Modifications of Certain Documents.

(a)         Neither the Company nor the Collateral Rig Owners shall, and Holdings shall not permit the Collateral Rig Operator to, amend, modify or change its Organizational Documents other than in a transaction permitted by Sections 4.13 or 5.01 or any amendments, modifications or changes which are  materially adverse to the interests of the Holders; provided that, the Collateral Rig Operator shall be permitted to convert to a Delaware limited liability company;

(b)         The Collateral Rig Owners shall not, and Holdings shall not permit the Collateral Rig Operator to, terminate a Bareboat Charter (other than in connection with a Collateral Rig Substitution, the permitted transfer of a Collateral Rig pursuant to Section 4.29 or such Collateral Rig Owner becoming the Collateral Rig Operator) or amend or otherwise modify the terms of a Bareboat Charter in a manner that is materially adverse to the interests of the Holders, provided that amendments regarding the following shall be permitted:

(1)         periodic adjustments to the amounts payable under a Bareboat Charter as negotiated between the Collateral Rig Operator and the applicable Collateral Rig Owner in accordance with applicable transfer pricing requirements, including the timing thereof;

(2)         cash payments between the applicable Collateral Rig Owner and the Collateral Rig Operator required as a result of a settlement of a tax dispute with a taxing authority or as a result of a transfer pricing study in connection with the filing of a tax return; and

(3)         changes allowing the applicable Collateral Rig Owner to make payments to the Collateral Rig Operator in any period in which it is reasonably anticipated that the Collateral Rig Operator would, in the absence of such payments, incur an operating loss with respect to the applicable Collateral Rig.

(c)         Holdings shall cause the Collateral Rig Operator not to amend or modify a  Drilling Contract in any manner that, individually or taken as a whole with other amendments or modifications, would be materially adverse to the Holders; provided that any amendment or modification to a Drilling Contract that decreases the termination fees thereunder, shortens the tenor thereof or, when taken together with all facts and circumstances, materially diminishes the ability of the Company to timely pay principal and interest on the Notes shall be deemed to be materially adverse to the Holders.

SECTION 4.27.       Further Assurances.

(a)         Each Collateral Grantor party hereto agrees that it will, and Holdings agrees to cause each other Collateral Grantor to, at any time and from time to time, at the expense of such Collateral Grantor, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, to ensure that the Collateral and Guaranty Requirements are satisfied with respect to the Collateral Rigs, including to perfect and protect any Lien granted or purported to be granted by the Security Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies under the Security Documents.  Without limiting the generality of the foregoing, the Collateral Rig Owners shall, and Holdings shall cause each Equity Pledgor and the Collateral Rig Operator to, pay any stamp duty or similar tax applicable to the execution of any Security Document and execute, if required, and file, or cause to be filed, such financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to a Collateral Rig Mortgage (including any amendments required to maintain Liens granted by such Collateral Rig Mortgage), and such other instruments or notices, to protect and preserve the Liens granted or purported to be granted by the Security Documents.

(b)         Subject to Section 12.05, each Collateral Grantor party hereto hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of such Collateral Grantor, as applicable, where permitted by law.  The Collateral Agent will promptly send the Company a copy of any financing or continuation statements which it may file without the signature of the relevant Collateral Grantor and the filing or recordation information with respect thereto.

(c)         In the event that a Collateral Rig is transferred to a Subsidiary of Holdings in accordance with Sections 4.13 and 4.29, as applicable, Holdings will cause the Subsidiary to which such Collateral Rig is transferred and any Subsidiary of Holdings which directly owns the Equity Interests of such Subsidiary, to the extent not already an Equity Pledgor, to satisfy the Collateral and Guaranty Requirements with respect to such Collateral Rig (including the requirement for the applicable Collateral Rig Owner to execute a supplemental indenture substantially in the form of Appendix D hereto pursuant to which such Person will become a Guarantor) and the Equity Interests of such Collateral Rig Owner and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had such Subsidiary(ies) been a Collateral Rig Owner or an Equity Pledgor, as applicable, on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents) and deliver to the Collateral Agent an Officer’s Certificate confirming that the Collateral and Guaranty Requirements are satisfied and the Opinions of Counsel required as part of such Collateral and Guaranty Requirements.

(d)         In the event that a Drilling Contract is transferred to a Subsidiary of Holdings in accordance with Sections 4.13 and 4.29, as applicable, Holdings will cause the Subsidiary to which such Drilling Contract is transferred and any Subsidiary of Holdings which directly owns the Equity Interests of such Subsidiary (other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time), to the extent not already an Equity Pledgor, to satisfy the Collateral and Guaranty Requirements with respect to such Drilling Contract and such Equity Interests of the Collateral Rig Operator and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had such Subsidiary been the Collateral Rig Operator or an Equity Pledgor, as applicable, on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents) and deliver to the Collateral Agent an Officer’s Certificate confirming that the Collateral and Guaranty Requirements are satisfied and the Opinions of Counsel required as part of such Collateral and Guaranty Requirements.

(e)         Notwithstanding any provision contained herein or in any other Note Document, Collateral Rig Substitutions will be permitted so long as Holdings causes the applicable Collateral Rig Owner to satisfy the Collateral and Guaranty Requirements with respect to the applicable Collateral Rig contemporaneously with the consummation of such Collateral Rig Substitution and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had the substituted Acceptable Rig been a Collateral Rig on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents).

(f)         Notwithstanding any provision contained herein or in any other Note Document, Drilling Contract Substitutions will be permitted so long as Holdings causes the Collateral Rig Operator to satisfy the Collateral and Guaranty Requirements with respect to the applicable Drilling Contract contemporaneously with the consummation of such Drilling Contract Substitution and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had the substituted Acceptable Drilling Contract been a Drilling Contract on the Issue Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents).

SECTION 4.28.       Master Services Agreement.  Holdings shall cause the Collateral Rig Operator to continue to be a party to the Master Services Agreement and to have access to the Services (as defined therein) and personnel provided thereunder in order to comply with the performance standards under each Drilling Contract until the stated expiration date of such Drilling Contract regardless of whether the applicable Collateral Rig Owner or the Collateral Rig Operator remains an Affiliate of Holdings.

SECTION 4.29.       Transfer of Collateral Rig; Transfer of Drilling Contract.  Each Collateral Rig Owner shall not transfer its Collateral Rig or its rights under the applicable Bareboat Charter to any other Person and Holdings shall not permit the Collateral Rig Operator to transfer its rights under a Drilling Contract to any other Person, in each case, other than (i) to a Subsidiary of Holdings and (ii) subject to the satisfaction of the following conditions:

(a)         such Subsidiary of Holdings has no Liens other than those permitted under the Indenture to be incurred by a Collateral Rig Owner or the Collateral Rig Operator, as applicable;

(b)         such Subsidiary of Holdings has no material contingent liabilities outside the ordinary course of business that would be reasonably likely to have a Material Adverse Effect on it or that would adversely affect the enforceability of any Lien for the benefit of the Holders or on any Securities Guarantee;

(c)         such Subsidiary of Holdings shall have provided to the Collateral Agent all relevant board resolutions and shareholder resolutions (if necessary) authorizing the consummation of the transactions contemplated by the Note Documents to which it will become a party and copies of its Organizational Documents;

(d)         such Subsidiary of Holdings shall have provided to the Trustee all necessary and customary “know your customer” information and documentation;

(e)         such Subsidiary of Holdings shall have no litigation by any entity (private or governmental) pending or threatened with respect to the Securities or any Note Document, or which has had or would reasonably be expected to have, a Material Adverse Effect;

(f)         such Subsidiary of Holdings shall have provided a solvency certificate to the Collateral Agent from the President of TINC setting forth the conclusion that such Subsidiary, on an individual basis, is not insolvent;

(g)         such Subsidiary of Holdings shall have provided to the Collateral Agent all relevant legal opinions from counsel in relevant jurisdictions;

(h)         such Subsidiary of Holdings shall have executed and delivered to the Collateral Agent all Security Documents necessary to satisfy the Collateral and Guaranty Requirements, and the Collateral Agent shall have a first-priority perfected security interest in the Collateral purported to be covered by such agreements, subject to Permitted Collateral Liens, in each case, as certified by such Subsidiary in an Officer’s Certificate;

(i)          such Subsidiary of Holdings shall provide insurance materials that satisfy the Collateral and Guaranty Requirements and the requirements set forth in Section 4.08;

(j)          such Subsidiary of Holdings shall certify that the representations and warranties set forth on Annex I hereto applicable to it as a Collateral Rig Owner or Collateral Rig Operator, as applicable, are true and correct in all material respects; and

(k)         the Company shall deliver an Officers’ Certificate to the Trustee and the Collateral Agent certifying that all of the requirements of the immediately preceding clauses (a) through (j) (other than clause (d)) are satisfied and the Collateral Agent is authorized to enter into the applicable Security Documents in connection therewith.

SECTION 4.30.       Post-Bankruptcy Restrictions.  Holdings shall, and Holdings shall cause its Subsidiaries to, not take or support any of the following actions after the occurrence of an Event of Default under Section 6.01(f) or (g): (a) reject a Drilling Contract or a Bareboat Charter; or (b) challenge any transfer made in connection with the Note Documents as a preference or fraudulent conveyance.

SECTION 4.31.       Waiver of Certain Covenants.  Holdings may and may cause any Subsidiary of Holdings to omit in any particular instance to comply with any term, provision or condition set forth in the Indenture or any applicable Note Document (other than any term, provision or condition the amendment or waiver of which would require the consent of each Holder of an Outstanding Security affected thereby, pursuant to Section 10.02), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Holdings and the Subsidiaries of Holdings and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder.  If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Article 5

Successor Company

SECTION 5.01.       Consolidation, Merger and Sale of Assets.  The Company will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1)         either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor”) expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities;

(2)         immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, (x) the term “merger” includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, with respect to the Company, shall be computed on a consolidated basis”, (y) entry into a drilling contract or bareboat charter shall not constitute a sale, lease, conveyance, transfer or other disposition subject to this Article 5 and (z) a reference to “series of transactions” in this Article 5 shall mean a series of related transactions.

SECTION 5.02.       Successor Company Substituted.  Upon any consolidation or merger of the Company, in which the Company is not the continuing entity, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such Successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities, provided, that in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from its obligations under this Indenture or the Securities.

Article 6

Defaults and Remedies

SECTION 6.01.       Events of Default.  Each of the following is an “Event of Default” with respect to the Securities:

(a)         failure to pay interest on any Security when such interest becomes due and payable and such default is continued for 30 days;

(b)         failure to pay principal of (or premium including the Make-Whole Premium, if any, on) any Security when it becomes due and payable;

(c)         failure by the Company to make an offer in connection with a Change of Control Repurchase Event in accordance with the provisions described under Section 4.02 of this Indenture;

(d)         failure to comply with any covenant or agreement in this Indenture in respect of the Securities, and such default or breach is continued for 90 days (or 150 days with respect to Section 4.09 of this Indenture; provided,  however, that beginning on the 91st day the Note Parties are not in compliance with Section 4.09, additional interest at a rate of 0.25% per annum shall become due and payable (in the same manner and at the same time as regular interest payments) on the Securities until such covenant is complied with) after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities affected thereby (other than a default in performance, or breach, of a covenant or agreement specifically dealt with in clauses (a), (b) or (c) above);

(e)         any Securities Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture or other applicable Note Document) or any Guarantor denies or disaffirms its obligations under its Securities Guarantee;

(f)         the Company or any other Note Party pursuant to or within the meaning of any Bankruptcy Law:

(1)         commences a voluntary case,

(2)         consents to the entry of an order for relief against it in an involuntary case,

(3)         consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(4)         makes a general assignment for the benefit of its creditors;

(g)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(1)         is for relief against the Company or any other Note Party as debtor in an involuntary case,

(2)         appoints a Bankruptcy Custodian of the Company or any other Note Party or a Bankruptcy Custodian for all or substantially all of the property of the Company, or any other Note Party or

(3)         orders the liquidation of the Company or any other Note Party;

(h)         except as permitted by the Note Documents, the Security Documents shall for any reason cease to create a valid and perfected first-priority Lien (subject to Permitted Collateral Liens) on any portion of the Collateral having a fair market value in excess of $25,000,000 (in each case, other than in accordance with the terms of this Indenture or the terms of the Security Documents); provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any Officer of any Collateral Grantor becomes aware of such failure, which failure has not been cured during such time period, or (ii) any Collateral Grantor asserts in writing that any Lien created under the Security Documents is invalid or unenforceable; or

(i)          if the counterparty under a Drilling Contract is more than 120 days late with respect to the making of any payment due under such Drilling Contract, the failure by the Collateral Rig Operator to actively pursue remedies under such Drilling Contract with respect to such nonpayment.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

SECTION 6.02.       Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in Section 6.01 (other than Event of Default specified in Section 6.01(f) or (g)) with respect to Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount, if any, of the Outstanding Securities, declare the principal amount of all of the Securities and all interest thereon to be due and payable immediately, together with the Make-Whole Premium, if any, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such amounts shall become immediately due and payable.  Upon the occurrence of an Event of Default specified in Section 6.01(f) or (g), the principal amount of all of the Securities, all interest thereon, and the Make-Whole Premium, if any, shall automatically and immediately become due and payable.

For the avoidance of doubt, if the principal amount of the Securities is paid on or prior to May 15, 2021, the Make-Whole Premium provided under Section 3.08 hereof shall be paid, even if such payment is made following acceleration pursuant to this Section 6.02. The Company will pay the Make-Whole Premium, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an Event of Default specified in Section 6.01(f) or (g) has occurred and (if an Event of Default specified in Section 6.01(f) or (g) has occurred) without regard to whether the event causing such Event of Default is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Securities and other Notes Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  Any premium payable pursuant to this Section 6.02 shall be presumed to be the liquidated damages sustained by each Holder as a result of the early repayment of the Securities and the Note Parties agree that it is reasonable under the circumstances currently existing.  EACH NOTE PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE-WHOLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Make-Whole Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Make-Whole Premium to the Trustee for the ratable benefit of the Holders as herein described is a material inducement to Holders to purchase the Securities.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)         the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars,

(A)        all overdue interest, if any, on all Outstanding Securities,

(B)        all unpaid principal of (and premium including the Make-Whole Premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium including the Make-Whole Premium, if any) at the rate or rates prescribed therefor in such Securities,

(C)        to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D)        all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)         all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium including the Make-Whole Premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

SECTION 6.03.       Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)         default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)         default is made in the payment of the principal of (or premium including the Make-Whole Premium, if any, on) any Security at the Maturity thereof and on any date required under Section 3.09, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium including the Make-Whole Premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04.       Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium including the Make-Whole Premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)         to file and prove a claim for the whole amount of principal (and premium including the Make-Whole Premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)         to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.       Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.06.       Application of Money Collected.  Any money collected by the Trustee or the Collateral Agent pursuant to this Article (including upon any realization of any Lien upon Collateral) shall, subject to the terms of the Security Documents, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium including the Make-Whole Premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee or the Collateral Agent under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, respectively; and

THIRD: The balance, to the Person or Persons entitled thereto.

SECTION 6.07.       Limitation on Suits.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(1)         such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)         the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)         such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)         the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)         no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder affects, disturbs or prejudices the rights of other Holders or obtains or seeks to obtain priority or preference over such other Holders or enforces any right under this Indenture).

SECTION 6.08.      Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest.  Subject to the following sentence, notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 8) and in such Security of the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on such Security on the Stated Maturity or any Maturities (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder.  Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of the covenants described in Article 4 of this Indenture (other than Section 4.01) or in any other Note

Document or any action taken by the Company or Guarantors not prohibited hereunder (other than with respect to actions set forth in the first paragraph of Section 10.02) shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Notes.

SECTION 6.09.       Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10.       Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.       Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.       Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities in respect of which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities, provided that in each case (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

SECTION 6.13.       Waiver of Past Defaults.  Subject to Section 6.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder, except a default

(1)         in the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or

(2)         in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder.  If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the other Note Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.14.       Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).

SECTION 6.15.       Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.

Article 7

Trustee

SECTION 7.01.       Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(1)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)         The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)         this paragraph does not limit the effect of paragraph (b) of this Section;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

(d)         Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)         Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02.       Rights of Trustee.  Subject to Section 7.01:

(a)         The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)         The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)         The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)         Unless otherwise specified in this Indenture, any demand, request or notice from the Company will be sufficient if signed by an Officer of the Company.

(g)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each agent, custodian and other Person employed to act hereunder.

(l)          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)         The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o)         No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.

SECTION 7.03.       Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.09.

SECTION 7.04.       Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto), the Securities or any of the Note Documents, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, any Note Document or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.       Notice of Defaults.  If a Default occurs with respect to the Securities and is continuing and written notice of such Default has been received by the Trustee as specified in Section 7.02(j), the Trustee shall send to each Holder a notice of the Default within 30 days after  such written notice of it is received by a Trust Officer of the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.     Compensation and Indemnity.  The Company and the Guarantors, jointly and severally, agree to: (i) pay to the Trustee from time to time reasonable compensation for its services as has been agreed to by the Company and the Trustee, which compensation shall not be limited by any law on compensation of a trustee of an express trust; (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, advisors, accountants and experts); and (iii) indemnify, defend, protect and hold harmless the Trustee (in its individual capacity and Trustee capacities) and its directors, officers and agents against any and all loss, damage, claims, liability, cost or expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this Indenture and the trusts thereunder and the performance of its duties hereunder or any of the Note Documents (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Company, any Priority Unsecured Notes Subsidiary Guarantor, or any Collateral Grantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder or any of the Note Documents.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a court of competent jurisdiction in a final, non-appealable judgment to have been incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

SECTION 7.07.       Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee with respect to the Securities by so notifying with 31 days prior notice to the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)         the Trustee fails to comply with Section 7.09;

(2)         the Trustee is adjudged bankrupt or insolvent;

(3)         a receiver or other public officer takes charge of the Trustee or its property; or

(4)         the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08.       Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09.       Corporate Trustee Required; Eligibility.  (a) There shall at all times be a Trustee hereunder which shall be:

(1)         a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(2)         a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.

(b)         The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.10.       Debt Service Reserve Account.

(a)         The Trustee agrees to open and maintain (other than with respect to funding) the Debt Service Reserve Account at all times. All amounts contained in the Debt Service Reserve Account are to be held in trust by the Trustee.

(b)         At any time that the amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve, the Company may withdraw the amount of such excess by executing and delivering a DSRA Withdrawal Certificate the form of which is attached hereto as Appendix L; provided that, the Company shall not make more than two such withdrawals in any calendar year.

(c)         Concurrently with the execution of this Indenture, the Company shall deliver to the Trustee Appendix N, which contains the authorized signer designations in Part A thereof.

(d)         The Trustee shall confirm each funds transfer instruction received in the name of the Company by means of the security procedure selected by the Company and communicated to the Trustee through a signed certificate in the form of Appendix N attached hereto, which upon receipt by the Trustee shall become a part of this Indenture. Once delivered to the Trustee, Appendix N may be received or rescinded only by a writing signed by an authorized representative of the Company. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Trustee a reasonable opportunity to act on it. If a revised Appendix N or a rescissions of an existing Appendix N is delivered to the Trustee by an entity that is a successor-in-interest to the Company, such document shall be accompanied by additional documentation satisfactory to the Trustee showing that such entity has succeeded to the rights and responsibilities of the Company under this Indenture.

(e)         The Company understands the Trustee’s inability to receive or confirm funds transfer instructions pursuant to the security procedures selected by the Company may result in a delay in accomplishing such funds transfer, and agree that the Trustee shall not be liable for any loss caused by any such delay.

Article 8

Defeasance and Covenant Defeasance

SECTION 8.01.       Option to Effect Defeasance or Covenant Defeasance.  The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Securities and Securities Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.       Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, the Company (and each other Note Party) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities (including the Securities Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities (including the Securities Guarantees) which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below and to have satisfied all its other obligations under such Securities, the Securities Guarantees and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07 and 2.09, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 13.01, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.       Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, and unless and until the Company has exercised its option applicable to Section 8.02, the Company (and each other applicable Note Party) shall be released from its obligations under

Article 4 (other than Sections 4.01, 4.03 and 4.09(b)) with respect to the Outstanding Securities (including the Securities Guarantees), any covenant added to this Indenture subsequent to the Issue Date and the covenants contained in the other Note Documents on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder).  For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company (and any applicable Note Party) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Article 4 (other than Sections 4.01, 4.03 and 4.09(b)), any covenant added to this Indenture subsequent to the Issue Date and the covenants contained in the other Note Documents, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.  In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 8.04 below, Clauses (c), (d) and (f) of Section 6.01 hereof shall not constitute “Events of Default”.

SECTION 8.04.       Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the Outstanding Securities and Securities Guarantees:

(1)         the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments;

(2)         pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium including the Make-Whole Premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in each case after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date, in the opinion of a nationally recognized firm of financial advisors or independent chartered professional accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officer’s Certificate delivered to the Trustee), without consideration of any reinvestment of interest, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal or interest, if any.  For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;

(3)         no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);

(4)         such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than this Indenture or any other Note Document and the agreements governing any other Indebtedness being defeased, discharged or replaced);

(5)         in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6)         in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7)         the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

The Collateral will be released from the Liens securing the Note Obligations, as provided in Section 12.02 upon defeasance or covenant defeasance in accordance with the provisions of this Section 8.04.

SECTION 8.05.     Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Outstanding Securities (including the Securities Guarantees) shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal (and premium including the Make-Whole Premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a company request any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officer’s Certificate delivered to the Trustee), are, including in the calculation thereof the amount contained in the Debt Service Reserve Account as of such date, in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 8.06.       Reinstatement.  If the Trustee or any paying agent is unable to apply any money in accordance with Section 8.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Note Documents and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05; provided,  however, that if the Company makes any payment of principal of (or premium including the Make-Whole Premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

Article 9

Satisfaction and Discharge

SECTION 9.01.       Satisfaction and Discharge of Indenture.  (a)  This Indenture and the other Note Documents shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Article 13), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the other Note Documents, when:

(1)         either:

(A)        all Outstanding Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or

(B)        all Outstanding Securities and not theretofore delivered to the Trustee for cancellation:

(i)          have become due and payable by reason of the delivery of a notice of redemption or otherwise, or

(ii)         shall become due and payable at their Stated Maturity within one year, or

(iii)       are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount in cash in the currency in which the Securities of such Securities are payable, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium including the Make-Whole Premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, in each case after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date; or

(2)         the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities (other than contingent obligations or liabilities for which no claim or demand for payment has been made); and

(3)         the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b)         After the conditions to discharge contained in this Article 9 have been satisfied, and the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the other Note Parties under this Indenture and the other Note Documents.

Article 10

Amendment, Supplement and Waiver

SECTION 10.01.     Without Consent of Holders.  The Company, the other Note Parties, the Trustee, and the Collateral Agent (if applicable) at any time and from time to time, may amend or supplement this Indenture and other Note Documents without notice to or consent of any Holder to:

(a)         cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;

(b)         provide for the assumption of the Company’s, a Collateral Grantor’s or a Guarantor’s obligations in the case of a merger, amalgamation or consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company’s, such Collateral Grantor’s or such Guarantor’s assets in accordance with Sections 4.13 or 5.01, as applicable;

(c)         provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)         to allow any Guarantor to execute a supplemental indenture with respect to the Securities and to add any additional Guarantor;

(e)         add to the covenants of the Company or any other Note Party for the benefit of the Holders of the Securities or to surrender any right or power herein or in the other Note Documents conferred upon the Company or any other Note Party;

(f)         [intentionally omitted];

(g)         to enter into additional or supplemental Security Documents and to add additional assets as Collateral to secure the Securities and the Securities Guarantees;

(h)         to release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral or any Securities Guarantee when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with this Indenture or the Security Documents, including, without limitation, upon the replacement of a Collateral Rig Owner in connection with a transfer of a Collateral Rig or the replacement of a Collateral Rig Operator in connection with a transfer of a Drilling Contract, in each case, in accordance with Section 4.29;

(i)          to enter into any and all Security Documents and the transactions contemplated thereby respecting the registration and mortgaging of a Collateral Rig and to perfect the security interests and Liens granted therein;

(j)          to accept and consent to, and to take, any and all steps to perfect a security interest in a Collateral Rig and other Collateral granted pursuant to the Security Documents;

(k)         evidence and provide for the acceptance of appointment hereunder by a successor Trustee or a successor Collateral Agent and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(l)          supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Securities pursuant to Sections 8.01, 8.02, 8.03 and 9.01; provided that any such action shall not adversely affect the interests of the Holders of Securities or any other series of Securities in any material respect; or

(m)        comply with Article 5 or Section 4.13.

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02.     With Consent of Holders.  Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the other Note Parties, the Trustee and the Collateral Agent (if applicable) may amend this Indenture and the other Note Documents with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected.  However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not:

(a)         change the Stated Maturity of the principal of or any installment of interest on any Security, or change the due date of the Make-Whole Premium or any other premium;

(b)         reduce the principal amount thereof (or premium including the Make-Whole Premium, if any) or the rate of interest, if any, on any Security;

(c)         change any obligation of the Company to pay Additional Amounts contemplated by Section 13.01;

(d)         reduce the amount of the principal of or premium on any Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04, or adversely affect any right of repayment at the option of any Holder (other than Section 4.02);

(e)         change the currency of payment of principal on (or premium including the Make-Whole Premium, if any) or interest, if any on any Security;

(f)         reduce the percentage in aggregate principal amount of the Outstanding Securities required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

(g)         change any provision of the Note Documents providing for payments or redemptions (other than provisions relating to the covenant described in Section 4.02 hereof and provisions relating to the number of days’ notice to be given in the case of redemption);

(h)         make any change in, or release other than in accordance with this Indenture, any Securities Guarantee that would adversely affect the Holders of any such Securities; or

(i)          release the Liens for the benefit of the Holders on all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents;

(j)          release any Note Party from its obligations under this Indenture or any other Note Document, other than in accordance with this Indenture and the other Note Documents; or

(k)         modify any of the provisions of this Section, Section 6.13 or Section 4.31 except to increase any percentage or to provide that certain provisions of this Indenture cannot be waived without the consent of the Holder of each Outstanding Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

SECTION 10.03.     Execution of Supplemental Indentures.  The Trustee and the Collateral Agent (if applicable) shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if such amendment or supplemental indenture does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and Collateral Agent (if applicable) shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.  The Trustee and the Collateral Agent (if applicable) may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee’s or Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04.     Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture or the applicable Note Document shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture or the applicable Note Document for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05.     Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 10.06.     Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 14.01, setting forth in general terms the substance of such supplemental indenture.

Article 11

Guarantees

SECTION 11.01.     Guarantees.  Each Guarantor of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities (all the foregoing, being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor of Securities further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any obligation.

Each Guarantor of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor of Securities waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor of Securities further agrees that its Securities Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 9.01, 11.02 and 11.06, the obligations of each Guarantor of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Securities further agrees that its Securities Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor of Securities agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Securities Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

SECTION 11.02.     Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.03.    Successors and Assigns.  This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04.     No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05.     Modification.  No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06.    Release of Certain Guarantors.  (a) A Guarantor will be automatically released from its obligations under this Article 11:

(1)         as provided for in Section 4.13(f);

(2)         upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9; or

(3)         in the case of a Collateral Rig Owner, upon the replacement of such Collateral Rig Owner in connection with a transfer of the applicable Collateral Rig in accordance with Section 4.29 pursuant to which another wholly-owned Subsidiary of Holdings shall become a Collateral Rig Owner and a Guarantor hereunder.

(b)         At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 11.06.

SECTION 11.07.     Execution and Delivery.  (a) To evidence its Securities Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.

(b)         Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Securities Guarantee on the Securities.

(c)         If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Securities Guarantees shall be valid nevertheless.

(d)         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.

Article 12

Security

SECTION 12.01.     Security Documents; Additional Collateral.

(a)         In order to secure the due and punctual payment of the Notes Obligations, (i) on the Issue Date, simultaneously with the execution and delivery of this Indenture, the Collateral Grantors have executed Security Documents granting to the Collateral Agent for the benefit (or, where applicable, as direct representative) of the Secured Creditors a first-priority perfected Lien in the Collateral, and (ii) after the Issue Date, each Subsidiary of Holdings that is required to become a Collateral Grantor pursuant to Section 4.27 shall execute and deliver the necessary Security Documents in order to grant to the Collateral Agent a first-priority perfected Lien in all assets of such Subsidiary which are required to, but do not already, constitute Collateral.

(b)         Holdings shall cause every Collateral Grantor to from time to time take the actions required by Section 4.27.

SECTION 12.02.     Releases of Collateral.  The Notes Obligations will no longer be required to be secured by Liens on Collateral and the Liens securing the Notes Obligations will be released:

(a)         in whole, upon the payment in full of all Notes Obligations (other than contingent obligations or liabilities for which no claim or demand for payment has been made);

(b)         upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9;

(c)         in part, as provided for in Section 4.13(f);

(d)         in part, upon the transfer of a Collateral Rig, the transfer of a Drilling Contract, a Flag Jurisdiction Transfer, a Collateral Rig Substitution or a Drilling Contract Substitution, in each case, in accordance with Section 4.27 and 4.29, if applicable;

(e)         in part, upon the transfer of any Equity Interests of the Collateral Rig Operator to a Qualified Local Partner, to the extent necessary under local law for the operation of a Collateral Rig in an applicable jurisdiction, and in relation only to such transferred Equity Interests; and

(f)         in whole or in part, with the consent of the requisite Holders as provided in Section 10.02.

SECTION 12.03.     Release Documentation.  Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 12.02, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company, accompanied by an Officers’ Certificate and Opinion of Counsel that the conditions precedent to such release have been satisfied) to release and re-convey to the applicable Collateral Grantor the applicable portion of the Collateral that is authorized to be released pursuant to Section 12.02, and shall deliver such Collateral  in its possession to the applicable Collateral Grantor, including, without limitation, executing and delivering releases and satisfactions wherever required.

SECTION 12.04.     Possession and Use of Collateral; No Impairment of the Security Interests.

(a)         So long as no Event of Default has occurred and is continuing, and subject to the terms of this Indenture and the Security Documents, each Collateral Grantor will be entitled to freely operate the property and assets constituting the Collateral pledged by it and to receive, invest and dispose of all cash dividends, principal, interest and other payments made upon or with respect to the Collateral pledged by it and to exercise any voting and other consensual rights pertaining to the Collateral pledged by it.

(b)         No Collateral Grantor shall take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the validity, perfection or priority of the security interests in the Collateral created by the Security Documents, (except as expressly set forth in this Indenture or the Security Documents, including any action that would result in a Permitted Collateral Lien).

(c)         No Collateral Grantor shall take any action or otherwise attempt to enforce any claim or maritime lien held by it against a Collateral Rig that has priority over any claim or Lien of the Collateral Agent in respect of such Collateral Rig, including any claims or Liens arising under the applicable Collateral Rig Mortgage.

(d)         The Collateral Agent will distribute all funds received by it in accordance with the provisions of the Security Documents, and the Trustee will distribute all funds received by it from the Collateral Agent for the benefit of the Trustee and the Holders in accordance with the provisions of this Indenture.

SECTION 12.05.     Collateral Agent.  The Trustee and each of the Holders by acceptance of the Securities hereby authorize the appointment of the Collateral Agent as the Trustee’s and the Holders’ Collateral Agent under the Security Documents and in its capacity as mortgagee and security trustee pursuant to the Collateral Rig Mortgages, and the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorize the Collateral Agent to enter into the Security Documents and to take such action on their behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder, the Company, any Collateral Grantor or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Trustee is authorized and directed by the Holders and the Holders by acquiring the Securities are deemed to have authorized the Trustee, as applicable, to cause the Collateral Agent to enter into and perform its obligations under the Security Documents.  The Collateral Agent is authorized and directed by the Trustee and the Holders and the Holders by acquiring the Securities are deemed to have authorized the Collateral Agent, to (i) enter into the Security Documents to which it is a party, (ii) bind the Trustee and the Holders on the terms as set forth in such Security Documents and (iii) perform and observe its obligations and exercise its rights and powers under such Security Documents, including entering into amendments, supplements and other modifications permitted by the terms of this Indenture or the Security Documents.  Each Holder, by its acceptance of a Security, is deemed to have consented and agreed to the terms of each Security Document, as originally in effect and as amended, restated, replaced, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture.  Each of the Holders by acquiring the Securities is hereby deemed to have directed the Trustee to appoint the Collateral Agent as its mortgagee and security trustee to receive, hold, administer and enforce the Collateral Rig Mortgages covering the Collateral Rigs, as contemplated under this Indenture.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 14.01, and such notice references the Securities and this Indenture.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 12.05).

The Collateral Agent shall have no obligation and makes no representation whatsoever to the Trustee or any of the Holders as to the existence, genuineness, value or protection of the Collateral or the sufficiency of any Security Documents, or that the Collateral is owned by any of the Collateral Grantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Collateral Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.  For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, to record any documents or instruments in any public office at any time or be responsible for perfection or maintaining the perfection of the security interests purported to be created by the Security Documents and such responsibility shall be solely that of the Company.

Each of the Collateral Agent and the Trustee, each in its capacity as such, shall not be liable or responsible for the failure of the Company or any Collateral Grantor to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company or any

Collateral Grantor, the Trustee, the Collateral Agent or any other Person.  The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent.

The Holders by acquiring the Securities are deemed to have authorized the Collateral Agent, to create parallel debt obligations of any relevant Note Party as will be described in any Dutch Security Document (the “Parallel Debt”), including that an amount paid by any relevant Note Party in respect of a Parallel Debt will discharge the liability of that Note Party under the corresponding Notes Obligations.

SECTION 12.06.     Replacement of Collateral Agent.  The Collateral Agent may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove Collateral Agent with respect to the Securities by so notifying with 31 days prior notice to the Collateral Agent and may appoint a successor Collateral Agent.  The Company shall remove Collateral Agent if:

(1)         the Collateral Agent is adjudged bankrupt or insolvent;

(2)         a receiver or other public officer takes charge of the Collateral Agent or its property; or

(3)         the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Collateral Agent, or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Company shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company.  Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture.  The successor Collateral Agent shall mail a notice of its succession to Holders of the Securities.  The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.

If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent (at the Company’s expense) or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

The parties hereto acknowledge and agree that, for purposes of a Dutch Security Document, any resignation or removal by the Collateral Agent is not effective with respect to its rights and obligations under the Parallel Debt until such rights and obligations have been assigned to and assumed by a successor Collateral Agent. The retiring Collateral Agent will reasonably cooperate in assigning its rights under the Parallel Debt to any such successor Collateral Agent and will reasonably cooperate in transferring all rights under any Dutch Security Document to such successor Collateral Agent.

SECTION 12.07.     Purchaser Protected.  No purchaser or grantee of any property or rights purporting to be released from the Liens in favor of the Collateral Agent shall be bound to ascertain the authority of the Collateral Agent or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.02 have been satisfied.

SECTION 12.08.     Authorization of Receipt of Funds by the Trustee Under the Security Documents.  The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents and to apply such funds as provided in Section 6.06.

SECTION 12.09.     Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon any Collateral Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Collateral Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

SECTION 12.10.     Compensation and Indemnification.  The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.06 (with the references to the Trustee therein being deemed to refer to and include the Collateral Agent).

SECTION 12.11.     Form of Security Documents and Opinions.  To the extent that any provision of this Indenture or any Security Document requires the execution or delivery by the Trustee or the Collateral Agent after the Issue Date of any Security Documents, agreements, certificates, opinions or other documents (including, without limitation, any such opinions or documents described in the definition of “Collateral and Guaranty Requirements”), in each case, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, or other similar discretionary approval, or in substantially in the same form as such Security Documents, agreements, certificates, opinions or other documents were delivered on the Issue Date or as attached hereto, the Holders, by acquiring the Securities, are deemed to have approved the form and substance of any such Security Documents, agreements, certificates, opinions or other documents in substantially the same form as those executed and delivered on the Issue Date, in each case, with such changes as may be appropriate to reflect the entity subject to or the subject of or the governing law of such Security Documents, agreements, certificates, opinions or other documents and the jurisdiction of organization of such entity and hereby authorize the Trustee and the Collateral Agent, as applicable, to execute such documents and accept such documents and opinions.  For the avoidance of doubt, this Section 12.11 shall not supersede any requirement contained herein regarding the delivery of an Officer’s Certificate or an Opinion of Counsel.

Article 13

Additional Amounts

SECTION 13.01.     Payment of Additional Amounts.

(a)         The Company shall pay any amounts due with respect to the Securities and the Guarantors will pay any amounts due with respect to the Securities Guarantees without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which either the Company or a Guarantor is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company or such Guarantor, as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a Security with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) in respect of principal amount, redemption price and interest (if any), in accordance with the terms of the Securities and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the principal amount, redemption price and interest (if any), on the Securities.  However, neither the Company nor any Guarantor will pay any Additional Amounts in the following instances:

(1)         if any withholding would not be payable or due but for the fact that (i) the holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Securities and this Indenture, or the enforcement of the Security or (ii) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(2)         if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(3)         if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any);

(4)         if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the Security, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax;

(5)         to the extent a holder of a Security is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction;

(6)         if any withholding is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying‑agent‑based system pursuant to which a person other than the issuer is required to withhold tax on any interest payments;

(7)         if any withholding tax or deduction is required to be made in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code; or

(8)         any combination of the instances described in the preceding clauses.

(b)         With respect to clause (a)(5) above, in the absence of evidence satisfactory to the Company or the applicable Guarantor, it may conclusively presume that a holder of a Security is entitled to a refund or credit of all amounts required to be withheld.  The Company or the applicable Guarantor also will not pay any Additional Amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Security.

SECTION 13.02.     Swiss Minimum Interest.

(a)         When entering into this Indenture, the parties have assumed that the payments under the Indenture and the other Note Documents are not and will not become subject to any tax deduction on account of Swiss Withholding Tax.

(b)         Notwithstanding the paragraph above if a tax deduction on account of Swiss Withholding Tax should, at any time, be or become required by law in respect of any payment under the Indenture or any other Note Document and should it be unlawful for a Guarantor incorporated in Switzerland (each, a “Swiss Guarantor”) to comply with Section 13.01 for any reason (where this would otherwise be required by the terms of Section 13.01) then:

(1)         the applicable interest rate in relation to that payment shall be the interest rate which would have applied to that payment, as provided for in the applicable Security, divided by 1 minus the rate at which the relevant tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

(2)         such Swiss Guarantor shall:

(A)        pay the relevant interest at the adjusted rate in accordance with paragraph (1) above;

(B)        make a tax deduction on the interest so recalculated; and

(C)        all references to a rate of interest under the Note Documents shall be construed accordingly.

Article 14

Miscellaneous

SECTION 14.01.     Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any other Note Party, to such Note Party:

c/o Transocean Inc.

36c Dr. Roy’s Drive

Bermuda House, 4th Floor

George Town, Grand Cayman

Cayman Islands, KY1-1003

Attention of: President

if to the Trustee or the Collateral Agent:

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, TX  75202

Attention: Corporate, Municipal & Escrow Services

Facsimile: (469) 729-7638

The Company, any other Note Party or the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee and Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture and any other Note Document sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided,  however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and Collateral Agent, as applicable, in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee and Collateral Agent, as applicable, e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s and Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling.  The Trustee and Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and Collateral Agent, including without limitation the risk of the Trustee and Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 14.02.     Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent:

(1)         an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

SECTION 14.03.     Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)         a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)         a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Note Party may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Note Party stating that the information with respect to such factual matters is in the possession of such Note Party unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.04.     Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 14.05.     Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 14.06.     Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.07.     No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any other Note Party shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Note Party under its Securities Guarantee, this Indenture or other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 14.08.     Successors.  All agreements of the Company and the other Note Parties in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.09.     Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 14.10.     Table of Contents: Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14.11.     Waiver of Jury Trial.  EACH OF THE COMPANY, THE OTHER NOTE PARTIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 14.12.            U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

TRANSOCEAN SENTRY LIMITED, as Company

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: President

[Signature page to the Indenture]

TRANSOCEAN INC., as Guarantor

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: President

TRANSOCEAN LTD., as Guarantor

By:	/s/ Stephen L. Hayes
Name: Stephen L. Hayes
Title: Senior Vice President, Tax and Asset Management

TRANSOCEAN ENDURANCE LIMITED, as Guarantor

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: President

TRANSOCEAN EQUINOX LIMITED, as Guarantor

By:	/s/ C. Stephen McFadin
Name: C. Stephen McFadin
Title: President

[Signature page to the Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature page to the Indenture]

Appendix A

PROVISIONS RELATING TO SECURITIES

1.          Definitions

1.1        Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2        Other Definitions.

Term	Defined in Section:

“144A Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)

2.          The Securities.

2.1        (a)  Form and Dating.  The Securities shall be issued initially in the form of one or more permanent global restricted Securities in definitive, fully registered form (the “144A Global Security”) and one or more permanent global Regulation S Global Securities in definitive, fully registered form (the “Regulation S Global Security,” and together with the 144A Global Securities, each, a “Global Security”) with the applicable legends set forth herein, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)         Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as

Appendix A-1

the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)         Certificated Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2        Authentication.  The Trustee shall authenticate and deliver:  on the Issue Date, an aggregate principal amount of $525,000,000 5.375% Senior Secured Notes due 2023.

2.3        Transfer and Exchange.

(a)         Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security.  Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

Appendix A-2

(3)         Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)        if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof; and

(B)        if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)        if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause 4, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Paragraph 4.

(5)         Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited.  Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b)         Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)         Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to

Appendix A-3

transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (2)(a) thereof;

(B)        if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)        if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(D)        if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(a) thereof;

(E)        if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B)        if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in

Appendix A-4

the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3)         Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c)         Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1)         Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(b) thereof;

(B)        if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof; or

Appendix A-5

(C)        if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, and in the case of clause (C) above, a Regulation S Global Security.

(2)         Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)        if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B)        if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3)         Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4)         Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited.  An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5)         Issuance of Unrestricted Global Securities.  If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant

Appendix A-6

to clause (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d)         Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)         Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)        if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)        if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof; and

(C)        if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)         Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)        if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(d) thereof; or

(B)        if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

Appendix A-7

(3)         Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e)         Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)         Private Placement Legend.

(A)        Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE  “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Appendix A-8

(B)        Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to clauses (b)(4), (c), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)         Regulation S Legend.  Each Regulation S Global Security shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.”

(3)        Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)         Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global

Appendix A-9

Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)         General Provisions Relating to Transfers and Exchanges.

(1)         No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 2.09 of the Indenture).

(2)         All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3)         Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4)         Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6)         The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and

Appendix A-10

when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(7)         The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.  In connection with any proposed exchange of a certificated Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(h)         Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(i)          No Obligation of the Trustee.

(1)         The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(2)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4        Certificated Securities.

(a)         A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any

Appendix A-11

time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)         Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of a minimum principal amount of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)         Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)         In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

Appendix A-12

EXHIBIT 1.1
to
APPENDIX A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.]1

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

1         Include for Regulation S Global Securities

Exhibit 1.1-1

SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.________	$______

CUSIP NO.
ISIN NO.

TRANSOCEAN SENTRY LIMITED

5.375% Senior Secured Notes due 2023

Transocean Sentry Limited, a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS ($________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on May 15, 2023.

Interest Rate:  5.375% per annum

Interest Payment Dates May 15 and November 15.

Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Exhibit 1.1-2

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:

TRANSOCEAN SENTRY LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.375% Senior Secured Notes due 2023 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated:

Exhibit 1.1-3

[FORM OF REVERSE SIDE SECURITY]

TRANSOCEAN SENTRY LIMITED

5.375% Senior Secured Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          INTEREST.  Transocean Sentry Limited (the “Company”) promises to pay interest on the principal amount of this Security at 5.375% per annum.  The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2019.  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 24, 2019.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal, interest and other overdue amounts at a rate per annum equal to the rate which is 2.00% in excess of the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted an outstanding amount of the Securities.  Such interest shall be payable in accordance with Section 2.11 of the Indenture.

2.          METHOD OF PAYMENT.  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 and November 1 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided,  however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.          PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.

4.          INDENTURE.  The Company issued the Securities under an Indenture dated as of May 24, 2019 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent.  This Security is one of a duly authorized issue of notes of the Company designated as its 5.375% Senior Secured Notes due 2023, initially issued in the aggregate principal amount of $525,000,000.  The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security).  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Exhibit 1.1-4

5.          OPTIONAL REDEMPTION.

(a)         On or prior to May 15, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(b)         After May 15, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the periods indicated below:

Year	Percentage
May 16, 2021 through May 15, 2022	102.688%
May 16, 2022 through November 15, 2022	101.344%
November 16, 2022 and thereafter	100.000%

6.          MANDATORY REDEMPTION.  The Securities are subject to mandatory redemption as described in Section 3.09 of the Indenture.

7.          CHANGE OF CONTROL REPURCHASE EVENT.  Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

8.          GUARANTEE.  The payment by the Company of the principal of, and premium including the Make-Whole Premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.          DENOMINATIONS; TRANSFER; EXCHANGE.  The Securities are in registered form without coupons in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as provided in the Indenture.

10.        PERSONS DEEMED OWNERS.  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.        UNCLAIMED MONEY.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request

Exhibit 1.1-5

unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.        DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and any other Note Parties’ obligations under the Securities, the Securities Guarantees, the Indenture and the other Note Documents with respect to the Securities (including the Securities Guarantees) if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity (after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date), as the case may be.

13.        AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Securities and the other Note Documents  may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provision of the Indenture, the Securities or the other Note Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  Without the consent of any Holder of Securities, the Indenture, the Securities or the Security Documents may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders in any material respect, to release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral or any Securities Guarantee when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with the Indenture or the Security Document, including, without limitation, upon the replacement of a Collateral Rig Owner or in connection with a transfer of the Drilling Contract, in each case, in accordance with the Indenture.

14.        DEFAULTS AND REMEDIES.  The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the other Note Parties, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture or other applicable Note Document.

15.        TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16.        NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or any other Note Party shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Note Party under its Securities Guarantee, this Indenture or any other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.        SECURITY DOCUMENTS. The obligations of the Company and the other Note Parties under the Indenture, the Securities and the Security Documents will be secured by a Lien granted to the Collateral Agent on the Collateral.

Exhibit 1.1-6

18.        AUTHENTICATION.  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.        CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.        GOVERNING LAW.  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Sentry Limited

c/o Transocean Inc.

36c Dr. Roy’s Drive

Bermuda House, 4th Floor

George Town, Grand Cayman

Cayman Islands, KY-1003

Attention:  President

Exhibit 1.1-7

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit 1.1-8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Exhibit 1.1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

□ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Indenture, state the amount in principal amount:  $________________

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit 1.1-10

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Transocean Sentry Limited

c/o Transocean Inc.

36c Dr. Roy’s Drive

Bermuda House, 4th Floor

George Town, Grand Cayman

Cayman Islands, KY1-1003

Attention:  President

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:        5.375% Senior Secured Notes due 2023

Reference is hereby made to the Indenture, dated as of May 24, 2019 (the “Indenture”), among Transocean Sentry Limited, as issuer (the “Company”), the Other Note Parties party thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________, (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $______________ in such Security[ies] or interests (the “Transfer”), to_________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          □           Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.          □           Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor

Appendix B-1

hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.          □           Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)         □           such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)         □          such Transfer is being effected to the Company or any of its Subsidiaries;

or

(c)         □           such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          □           Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)         □           Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

(b)         □          Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred

Appendix B-2

beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

(c)         □           Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Appendix B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.          The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)         □ a beneficial interest in the:

(i)          □ 144A Global Security (CUSIP ____________), or

(ii)         □ Regulation S Global Security (CUSIP ____________); or

(b)         □ a Restricted Definitive Security.

2.          After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)         □ a beneficial interest in the:

(i)          □ 144A Global Security (CUSIP __________), or

(ii)         □ Regulation S Global Security (CUSIP__________), or

(iii)       □ Unrestricted Global Security (CUSIP__________); or

(b)         □ a Restricted Definitive Security; or

(c)         □ an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

Appendix B-4

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

Transocean Sentry Limited

c/o Transocean Inc.

36c Dr. Roy’s Drive

Bermuda House, 4th Floor

George Town, Grand Cayman

Cayman Islands, KY1-1003

Attention:  President

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:        5.375% Senior Secured Notes due 2023

Reference is hereby made to the Indenture, dated as of May 24, 2019 (the “Indenture”), among Transocean Sentry Limited, as issuer (the “Company”), the Other Note Parties party thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $_________ in such Security[ies] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

(a)         □           Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)         □          Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer

Appendix C-1

contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)         □           Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)         □          Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)         □           Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)         □          Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

Appendix C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Appendix C-3

APPENDIX D

FORM OF SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of [__________]  (this “Supplemental Indenture”) is among Transocean Sentry Limited (the “Company”), [_______________] (the “Additional Guarantor”), which is a subsidiary of Transocean Ltd., each of the other existing Note Parties (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

RECITALS

WHEREAS, the Company, the other Note Parties, the Trustee and the Collateral Agent entered into an Indenture, dated as of May 24, 2019 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 5.375% Senior Secured Notes due 2023 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Additional Guarantor shall become a Guarantor (as defined in the Indenture); and

WHEREAS, Section 10.01(d) of the Indenture provides that the Company, the other Note Parties, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Securities, without the consent of the Holders of the Securities;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantor, the other Note Parties, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantor, the other Note Parties, the Trustee and the Collateral Agent.

Section 4. Agreement to Guarantee. The Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof.  The Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and the Collateral Agent and their successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Appendix D-1

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee and Collateral Agent. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

COMPANY:

TRANSOCEAN SENTRY LIMITED

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[ ]

By:
Name:
Title:

EXISTING NOTE PARTIES:

[Insert signature blocks for each of the Note Parties existing at the time of execution of this Supplemental Indenture]

TRUSTEE AND COLLATERAL AGENT:

Appendix D-2

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee and Collateral
Agent

By:
Name:
Title:

Appendix D-3

APPENDIX E-1

FORM OF CAYMAN SHARE PLEDGE AGREEMENT

Appendix E-1

CHARGE OVER SHARES IN
Dated May 24, 2019
Transocean Sentry Limited and Wells Fargo Bank, National Association, as Collateral Agent

FORM OF CHARGE OVER SHARES IN [TRANSOCEAN ENDURANCE LIMITED/TRANSOCEAN EQUINOX LIMITED]
Note: Cayman Islands stamp duty will be payable if this document is executed in, brought to or produced before a court of the Cayman Islands

Appendix E-1-1

CONTENTS

1	Definitions and interpretation	3
2	Charge	6
3	Delivery of documents	7
4	Covenants by the Chargor	8
5	Representations and warranties	9
6	Rights in respect of charged property	11
7	Enforcement	12
8	Receiver	15
9	Further assurance and power of attorney	16
10	Application of monies	17
11	Protection of purchasers	18
12	Preservation of security	18
13	Collateral Agent	20
14	Fees, costs and expenses	20
15	Indemnity	20
16	Ruling Off Account	20
17	Continuing Security and Non-Merger	21
18	Release	21
19	Illegality	21
20	Certificate of Collateral Agent	21
21	Amalgamation and consolidation	22
22	Conversion of currency	22
23	Amendment and waiver	22
24	Assignment	22
25	Entire agreement	22
26	Notices	22
27	Miscellaneous	23
28	Counterparts	24
29	Law and jurisdiction	24

Schedule 1	Initial Shares
Schedule 2	Share Transfer
Schedule 3	Letter of Resignation
Schedule 4
Part 1	Notice of Charge
Part 2	Acknowledgement
Schedule 5	Irrevocable Proxy
Schedule 6	Form of Letter of Instructions
Schedule 7	Shareholder Resolutions

Appendix E-1-2

This Charge is made on May 24, 2019

BETWEEN:

1.         Transocean Sentry Limited, an exempted company incorporated in Cayman Islands, with registered number 349193, the registered office of which is at Transocean Corporate Services Limited, P.O. Box 10342, 36c Dr. Roy’s Drive, 4th Floor, Grand Cayman KY1-1003, Cayman Islands (Chargor); and

2.         Wells Fargo Bank, National Association as Collateral Agent for the Secured Creditors (Collateral Agent), which expression shall include its successors, assigns and transferees.

RECITALS:

A.        Pursuant to the Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the Indenture), by and among the Chargor, the Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee  and Collateral Agent, the Issuer will issue 5.375% Senior Secured Notes due 2023 in an aggregate principal amount of $525,000,000.

B.         The Chargor is the registered holder of the Initial Shares.

C.         It is a requirement of the Indenture that the Chargor enter into this Agreement in order to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in the Charged Property (as hereinafter defined).

D.        It is intended that this Charge takes effect as a deed notwithstanding that any party may only execute this Charge under hand.

It is agreed as follows:

1           Definitions and interpretation

1.1        In this Charge, words and expressions shall, except where the context otherwise requires, have the meanings given to them in the Indenture, provided that, in the event of any conflict between the meaning of any term as defined in the Indenture and any term as defined in this Indenture, the definitions in the Indenture shall prevail.

1.2        In this Charge, the following words and expressions shall, except where the context otherwise requires, have the following meanings:

Authorised Officer means any officer duly and effectively designated in writing by any party hereto or to any other Note Document as having been authorised by such party to execute and deliver this Charge or any other notice, agreement, document, certificate or instrument contemplated under this Charge;

Appendix E-1-3

Charge means this share charge;

Charged Property means the property and rights of the Chargor which are the subject of any security created or purported to be created by clause 2 of this Charge;

Charged Shares means the Initial Shares and all and any other stocks, shares, warrants and other securities of any kind (including loan capital) of the Companies now or at any time in the future held by or beneficially owned by the Chargor or in which the Chargor has any interest (including any equity of redemption);

Company means [Transocean Endurance Limited/Transocean Equinox Limited], a Cayman Islands exempted company.

Derivative Assets means all certificates or other evidence of title to any of the Charged Shares now and from time to time hereafter deposited with the Collateral Agent and all rights, benefits and advantages including:

(a)        all dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Charged Shares; and

(b)        all shares, securities, rights, monies or other property whether certificated or uncertificated, accruing or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any Charged Shares (including but not limited to proceeds of sale);

attributable to any of the Charged Shares or any Derivative Assets previously described.

Event of Default has the meaning given to such term under the Indenture;

Gross Negligence means a standard of misconduct beyond negligence whereby a person acts with reckless disregard for the consequences of his action or inaction;

Initial Shares means the securities listed in Schedule 1 all of which are registered in the name of the Chargor;

Legal Reservations means:

(a)        the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)        the time barring of claims and defences of set-off or counterclaim; and

(c)        similar principles, rights and defences under the laws of any applicable jurisdiction;

Appendix E-1-4

Receiver has the meaning given to it in clause 8;

Secured Creditors has the meaning given to it in the Indenture.

Secured Obligations means the “Notes Obligations” as such term is defined in the Indenture.

Security Interest means any “Lien” as such term is defined in the Indenture; and

Security Period means the period commencing on the date hereof and ending on the date upon which this Charge is terminated pursuant to clause 16.

1.3        In the interpretation of this Charge, the following provisions apply save where the context requires otherwise:

(a)        references to any person, including, but not limited to, the Collateral Agent, the Chargor and the Company shall include its successors, assignees and transferees and, in the case of the Collateral Agent, any person from time to time appointed as Collateral Agent or Collateral Agents in accordance with the Note Documents;

(b)        where references are made to the Collateral Agent holding title to or having possession or control of the Charged Property or any part thereof, such references shall include any person holding title to or having possession or control of the Charged Property or any part thereof for or on behalf of the Collateral Agent, whether as trustee or in some other capacity;

(c)        assets includes present and future properties, revenues and rights of every description;

(d)        any reference to this Charge or to any agreement or document referred to in this Charge shall be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

(e)        except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporate;

(f)        indebtedness due, owing or incurred under the Note Documents shall include all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided for therein or the obligations and liabilities imposed thereunder however fundamental;

(g)        references to constitutional documents of an entity shall include, without limitation, the certificate(s) of incorporation or establishment, the memorandum and articles of association and, where the entity is the trustee of a trust, the trust instrument constituting the relevant trust;

Appendix E-1-5

(h)        any reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(i)         an Event of Default is continuing if it has not been remedied or waived;

(j)         the word may shall be construed as permissive and the word shall shall be construed as imperative;

(k)        any phrase introduced by the terms including,  include,  in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(l)         clause headings and the index are inserted for convenience only and shall not affect the construction of this Charge;

(m)       references to statutes are, unless otherwise specified, references to statutes of the Cayman Islands (and such reference shall be taken to be to the short title applicable to such statute) and include any statutory amendment, modification, consolidation or re-enactment thereof for the time being in force; and

(n)        references to recitals, clauses and Schedules are, unless the context otherwise requires, references to recitals and clauses hereof and Schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the clause in which the reference appears; and

(o)        the recitals and the Schedules form part of this Charge and shall have the same force and effect as if they were expressly set out in the body of this Charge and any reference to this Charge shall include the recitals and the Schedules.

1.4       This Charge is a Note Document as defined in the Indenture.

2           Charge

2.1        The Chargor as sole legal and beneficial owner of the Charged Shares hereby charges by way of fixed charge as continuing security for the full and punctual payment and discharge of the Secured Obligations, all its right, title, interest and benefit present and future in, to and under the Charged Shares and the Derivative Assets (with the intent that the security so constituted shall extend to all beneficial interests of the Chargor in the Charged Property and any proceeds of sale or other realisation of the Charged Property or any part of it) and to the extent not effectively charged under this clause 2.1, collaterally assigns, and agrees to collaterally assign, absolutely by way of security to the Collateral Agent all its rights, present and future, actual or contingent, relating to any of the Charged Property.

Appendix E-1-6

2.2        This Charge shall be released in accordance with clause 16 at the sole cost of the Chargor.

3           Delivery of documents

3.1        The Chargor shall deliver, or cause to be delivered, to the Collateral Agent on the date hereof:

(a)        all original share certificates (if any) representing the Initial Shares (or written confirmation from the Company that it has not issued any share certificate) and a certified copy of the register of members of the Company showing the Chargor as the registered owner of the Initial Shares;

(b)        an executed but undated share transfer form in respect of the Initial Shares in the form set out in Schedule 2 to this Charge and any other documents which on the date hereof enable the Collateral Agent or its nominee or nominees to be registered as the owner or otherwise obtain legal title to the Initial Shares;

(c)        an executed and undated letter of resignation and related letter of authorisation from each director or alternate director of the Company in the form set out in Schedule 3;

(d)        an executed and dated notice of charge from the Chargor to the Company in the form set out in Part I of 4 to this Charge, together with an executed and dated letter of confirmation from the Company evidencing its receipt of such notice and acknowledgement of the terms thereof in the form set out in Part II of Schedule 4 to this Charge;

(e)        an executed and dated irrevocable proxy made in respect of the Initial Shares in favour of the Collateral Agent in the form set out in Schedule 5 to this Charge;

(f)        an executed letter of instruction from the Company to its registered office service provider / administrator in the form set out in Schedule 6; and

(g)        a copy of the special resolution passed by the Company amending the Company’s articles of association in the manner set out in Schedule 7 to this Charge.

3.2        To the extent not delivered pursuant to clause 3.1, the Chargor shall, for as long as any Secured Obligations remain outstanding, promptly and from time to time deposit with the Collateral Agent:

(a)        executed but undated share transfer forms in respect of all Charged Shares other than the Initial Shares in the form set out in Schedule 2 to this Charge as and when any further shares in the Company are acquired by, or issued to, the Chargor;

(b)        all original share certificates (if any) and any other documents of title relating to the Charged Shares (which, for the avoidance of doubt, includes all share certificates and other documents of title relating to any shares in the Company acquired by, or issued to, the

Appendix E-1-7

Chargor after the date of this Charge) or confirmation from the Company that it has not issued any such certificates;

(c)        an executed and undated letter of resignation from each newly appointed director or alternate director of the Company in the form set out in Schedule 3.

(d)        an executed and dated notice of charge from the Chargor to the Company in the form set out in Part I of Schedule 4 to this Charge in respect of any shares in the Company acquired by, or issued to, the Chargor after the date of this Charge, together with an executed and dated letter of confirmation from the Company evidencing its receipt of such notice and acknowledgement of the terms thereof in the form set out in Part II of Schedule 4 to this Charge;

(e)        an executed and dated irrevocable proxy made respect of any shares in the Company acquired by or issued to the Chargor after the date of this Charge; in favour of the Collateral Agent in the form set out in Schedule 5 to this Charge; and

(f)        a certified copy of the register of members of the Company showing the Chargor as the registered owner of any shares in the Company acquired by or issued to the Chargor after the date of this Charge.

3.3        The Chargor shall, within five Business Days of the date of this Charge, provide the Collateral Agent with a certified copy of the register of mortgages and charges of the Chargor updated to include the particulars of this Charge.

4           Covenants by the Chargor

4.1        Unless otherwise not prohibited by the Indenture, the Chargor covenants and undertakes that, until the end of the Security Period, it shall:

(a)        promptly pay all calls, instalments and other payments which may be made or become due in respect of the Charged Property and in the event that the Chargor fails to make such payments, the Collateral Agent may, but shall not be obliged to, make such payments on behalf of the Chargor, in which event any sums so paid shall be secured hereby, and shall be reimbursed by the Chargor on demand;

(b)        at any time following the occurrence and during the continuance of an Event of Default, it shall exercise all voting and other rights and powers which may at any time be exercisable by the holder of the Charged Property as the Collateral Agent may in its absolute discretion direct in writing, but absent such direction, may continue to exercise such rights and powers in its absolute discretion;

Appendix E-1-8

(c)        do everything in its commercially reasonable power to prevent any person other than the Collateral Agent from becoming entitled to claim any right over the Charged Property or any part thereof; and

(d)        if the Chargor proposes to change its name, the Chargor shall give to the Collateral Agent:

(i)         notice in writing that it proposes to change its name (along with the correct spelling of its proposed new name) at least ten Business Days (or such shorter period of time as the Collateral Agent may permit) before the change takes effect; and

(ii)        a certified copy of the constitutional documents stating the Chargor’s new name as soon as practicable after they are issued.

4.2        The covenants and undertakings given in clause 4 are continuing covenants and undertakings throughout the Security Period.

5           Representations and warranties

5.1        The Chargor hereby represents and warrants to the Collateral Agent that, other than as not prohibited by the Indenture:

(a)        each of the Chargor and the Companies is a body corporate duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and all corporate and other action required to authorise the execution and delivery of this Charge and the creation and perfection of the security intended to be created pursuant to clause 2 has been duly taken;

(b)        subject to the Legal Reservations, this Charge constitutes the legal, valid and binding obligations of the Chargor, enforceable against the Chargor in accordance with its terms;

(c)        the entry into this Charge by the Chargor and the performance by it of its obligations thereunder will not conflict with:

(i)         any law or regulation applicable to it or to any Company; or

(ii)        its or any Company's constitutional documents; or

(iii)       any material agreement or material instrument entered into or binding upon the Chargor or any of its assets or any Company;

(d)        the Chargor has obtained all governmental and other consents, authorisations or permissions necessary for it:

(i)         to enter into this Charge and perform its obligations hereunder; and

Appendix E-1-9

(ii)        to enable it to create the security interests pursuant to this Charge and to ensure that such security interests have the priority and ranking that they are expressed to have;

(e)        the Chargor is not insolvent or bankrupt under the laws of any jurisdiction and has not, in any jurisdiction, commenced or, as far as it is aware, had commenced against it any proceedings or other actions for or indicative of insolvency or bankruptcy;

(f)        no corporate action, legal proceedings or other procedure or step has been taken in relation to:

(i)         the suspension of payments, a moratorium of any indebtedness, winding-up (whether voluntary or by the courts of the Cayman Islands), liquidation, dissolution, strike off, administration or reorganisation (by way of voluntary arrangement, creditors' arrangement, scheme of arrangement or otherwise) of the Chargor or any Company;

(ii)        a composition, compromise, assignment or arrangement with any creditor of the Chargor or any Company;

(iii)       the appointment of a liquidator, provisional liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Chargor or any Company or any of its assets or revenues; or

(iv)       enforcement of any Security Interests over any assets of the Chargor or any Company,

and no analogous procedure or step has been taken in any jurisdiction in respect of the Chargor or any Company.

(g)        this Charge creates a first priority security interest in the Charged Property under the laws of the Cayman Islands in favour of the Collateral Agent (subject to Permitted Collateral Liens), which is perfected under the laws of the Cayman Islands, subject to the Legal Reservations;

(h)        the Chargor is the sole legal and beneficial owner of and has good title to and rights in the Initial Shares free of all Security Interests (subject only to the rights granted in favour of the Collateral Agent by this Charge and Permitted Collateral Liens) and all of the Initial Shares are validly issued and fully paid up;

(i)         the Initial Shares have been validly issued, are fully paid and constitute the entire issued share capital of the Company and, other than Permitted Collateral Liens, no other person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire or become registered holder of any issued or

Appendix E-1-10

unissued shares in the share capital of any Company, or any such interest in those shares or in the share capital of any Company; and

(j)         other than Permitted Collateral Liens, the Charged Property is not subject to any options, warrants, pre-emption or similar rights and free from all Security Interests and rights of set-off other than those created under this Charge in favour of the Collateral Agent.

The Chargor acknowledges and agrees that the Collateral Agent holds the benefit of this Charge on behalf of the Secured Creditors and that the Secured Creditors have relied on these representations in connection with entry into the Note Documents.

6           Rights in respect of charged property

Voting and other rights

6.1        Notwithstanding the provisions of clause 2, other than during the existence of an Event of Default a described in Section 6.2, the Chargor (or its agent) is hereby authorised to exercise any voting rights in respect of the Charged Property.

6.2        At any time during the existence of an Event of Default:

(a)        the Collateral Agent shall be solely and exclusively entitled to exercise all voting rights and other rights attaching to the Charged Property or any part thereof and shall be entitled to exercise such rights in such manner as the Collateral Agent (acting at the direction of the requisite Holders) may in its absolute discretion determine;

(b)        the Chargor shall not be authorised to, and shall not, give instructions or exercise any rights in respect of the Charged Property however, in the absence of exercise (or notice of intent to exercise from the Collateral Agent) of such rights by the Collateral Agent (acting at the direction of the requisite Holders), the Chargor may only take such actions with the object of enhancing or preserving the Charged Property and its value;

(c)        where the assignment or transfer of the Charged Property has not been effected, the Chargor shall forthwith exercise all voting or other rights in respect thereof in such manner as the Collateral Agent (acting at the direction of the requisite Holders) shall direct from time to time and, in the absence of such directions, only with the object of enhancing or preserving the Charged Property and its value.

6.3        The Collateral Agent may (but shall not be obligated to), in such manner as it shall determine (acting at the direction of the requisite Holders), exercise, or cause to be exercised, or refrain from exercising, any voting or other rights which it may have pursuant to this clause 6 and it shall not be liable for any such exercise or failure to exercise such rights.

Appendix E-1-11

Dividends

6.4        Unless there is an existing Event of Default for which the Collateral Agent has provided written notice to the Chargor of its intent to exercise remedies hereunder:

(a)        all dividends or other income or distributions arising in respect of the Charged Property (in this clause, dividends) shall be receivable by the Chargor, which may retain such dividends for its own benefit, and such dividends shall be released from the security created hereunder; and

(b)        the Collateral Agent shall, to the extent that dividends are received by it, account to the Chargor for such dividends after deducting its costs and expenses for doing so.

6.5        During the existence of an Event of Default:

(a)        all dividends shall be receivable by the Collateral Agent, which shall administer such dividends in accordance with the Indenture; and

(b)        the Chargor shall, to the extent that dividends are received by it, account to the Collateral Agent for such dividends and, pending delivery, shall hold such dividends on trust for the Collateral Agent.

6.6        The provisions of clause 6.5 are without prejudice to the right of the Collateral Agent to credit monies received, recovered or realised to a separate suspense account pursuant to clause 16 of this Charge.

General

6.7        The Collateral Agent shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property.

7           Enforcement

7.1        The security created by this Charge shall become immediately enforceable if an Event of Default occurs and is continuing.

7.2        The Chargor shall forthwith following the occurrence of an Event of Default which is continuing sign, seal, execute, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Collateral Agent may require (acting at the direction of the requisite Holders), at any time and from time to time specify for enabling or assisting the Collateral Agent:

(a)        to perfect or improve its title to and security over the Charged Property;

Appendix E-1-12

(b)        to vest the Charged Property in the Collateral Agent or its nominee or nominees;

(c)        to procure that the Collateral Agent or its nominee or nominees is registered in the register of members of the Company in respect of the Charged Shares;

(d)        to exercise (or enable its nominee or nominees to exercise) any rights or powers attaching to the Charged Property;

(e)        to sell or dispose of the Charged Property; and/or

(f)        otherwise to enforce any of the rights of the Collateral Agent under or in connection with this Charge.

7.3        During the existence of an Event of Default and in accordance with the other provisions of this Charge, the Collateral Agent may, without notice to or further consent or concurrence by, the Chargor and without prior authorisation from any court, and at all times without prejudice to any other right or remedy available hereunder or under applicable law, in its absolute discretion:

(a)        solely and exclusively to exercise all other rights and/or powers and/or discretions of the Chargor in, to and under the Charged Property pursuant to the memorandum and articles of association of the Companies;

(b)        take possession of, collect and get in the Charged Property or any part thereof or otherwise exercise in relation to the Charged Property or any part thereof all of the rights of an absolute owner and, for that purpose, to take such proceedings as may seem to it to be expedient;

(c)        sell, assign, exchange, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and upon such terms as the Collateral Agent may deem fit, with power to postpone any such sale or other disposition and in any such case the Collateral Agent may exercise any and all rights attaching to the Charged Property as the Collateral Agent in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights and thereupon the Collateral Agent shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of including by way of changing the ownership of the Charged Shares as shown on the register of members of the Companies;

(d)        date, deliver and present to the Companies or any other person, including the Companies’ registered office provider, any undated documents provided to it pursuant to clause 3 or any other provision of this Charge, including to remove the then existing directors (with or without cause) of the Companies, to appoint such persons as directors of the Companies as it shall deem appropriate and to take all steps to register and perfect the transfer of the

Appendix E-1-13

Charged Shares to the Collateral Agent or its nominee or nominees, including by completing any undated blank share transfer forms by inserting in such share transfer forms the date and the name of the transferee;

(e)        exercise all voting rights and/or consensual powers relating to the Charged Property or any part thereof and exercise such rights and powers in such manner as the Collateral Agent may think fit;

(f)        receive and retain all dividends, distributions, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, distributions interest or other moneys or assets to be held by the Collateral Agent, as additional security mortgaged and charged under and subject to the terms of this Charge and any such dividends, distributions, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Collateral Agent and be paid or transferred to the Collateral Agent on demand;

(g)        settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor in respect of the Charged Property;

(h)        bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property;

(i)         redeem any security (whether or not having priority to this Charge) over the Charged Property and to settle the accounts of any person with an interest in the Charged Property;

(j)         exercise and do (or permit the Chargor or any nominee of the Chargor to exercise and do) all such rights and things as the Collateral Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Property;

(k)        do anything else it may think fit for the realisation of the Charged Property;

(l)         exercise all rights and remedies afforded to it under this Charge and applicable law;

(m)       appoint attorneys or accountants or other professionally qualified person to assist it in the performance of its rights and remedies;

(n)        bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Property;

(o)        do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Property; and

Appendix E-1-14

(p)        make any payment which is necessary or incidental to the performance of its functions under this Charge.

7.4        Nothing done by or on behalf of the Collateral Agent pursuant to this Charge shall render it liable to account as a mortgagee in possession for any sums except in the case of actual fraud, Gross Negligence or wilful misconduct.

7.5        The Collateral Agent may delegate in any manner to any person (including any Receiver) any rights or powers exercisable by the Collateral Agent under this Charge.

7.6        Neither the Collateral Agent nor any of its agents, managers, officers, employees, directors, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of actual fraud, Gross Negligence, or wilful misconduct.

7.7        The Chargor waives any right it may have to require the Collateral Agent to enforce any other security before enforcing the security created by this Charge or to first enforce any rights against or claim payment from any other person before claiming from the Chargor under this Charge.

8           Receiver

8.1        During the existence of an Event of Default, without notice to or further consent or concurrence by the Chargor appoint one or more person or persons as the Collateral Agent thinks fit to be a receiver (Receiver) in relation to the Charged Property.  Where the Collateral Agent appoints two or more persons as Receiver, the Receivers may act jointly or severally.

8.2        Only to the extent the Collateral Agent is permitted to do so under this Charge, the Receiver may without notice to or further consent or concurrence by the Chargor or the Company, take such action in relation to the enforcement of this Charge including, without limitation, to sell, charge or otherwise dispose of the Charged Property, to exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem necessary in relation to the enforcement of this Charge.

8.3        The Collateral Agent may from time to time determine the remuneration of the Receiver.

8.4        The Receiver shall have the powers of the Collateral Agent set out in this Charge and, without prejudice to the foregoing, shall have the following powers:

(a)        power to take possession of, collect and get in any of the Charged Property and, for that purpose, to take such proceedings as may seem to him to be expedient;

(b)        without notice to, or further consent or concurrence by, the Chargor to sell or otherwise dispose of any of the Charged Property by such method, at such place and upon such terms as a Receiver may in its absolute discretion determine, with power to postpone any such

Appendix E-1-15

sale and in any such case a Receiver may exercise any and all rights attaching to the Charged Property as the Receiver in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights;

(c)        power to raise or borrow money and grant security over any of the Charged Property;

(d)        power to appoint attorneys or accountants or other professionally qualified persons to assist him in the performance of his functions;

(e)        power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Property;

(f)        power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Property;

(g)        power to make any payment which is necessary or incidental to the performance of his functions;

(h)        power to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Property;

(i)         power to rank and claim in the insolvency or liquidation of a Company and to receive dividends and to accede to trust deeds for the creditors of the Company;

(j)         power to present or defend a petition for the winding up of a Company; and

(k)        power to do all other things incidental to the exercise of the foregoing powers.

8.5        The Collateral Agent may remove a Receiver in respect of all or any of the Charged Property of which he is the Receiver and after the Receiver has vacated office or ceased to act in respect of any of the Charged Property, appoint a replacement Receiver over all or any of the Charged Property in respect of which the previous Receiver shall have ceased to act.

9           Further assurance and power of attorney

9.1        The Chargor shall, at any time and from time to time promptly do any and all such acts and things and execute and deliver all such instruments and any documents to the Collateral Agent (including, without limitation, any replacement or supplemental security agreements) as are necessary or desirable for creating, perfecting, protecting, maintaining or enforcing the Collateral Agent’s security or rights under this Charge or the laws of the Cayman Islands.

9.2        The Chargor hereby irrevocably and by way of security for the payment of the Secured Obligations and the performance of its obligations under this Charge, appoints the Collateral Agent and each and every person to whom the Collateral Agent from time to time has delegated the exercise of the

Appendix E-1-16

power of attorney conferred by this clause to be its true and lawful attorney or attorneys (with full power to appoint substitutes and to sub-delegate) on behalf of the Chargor and in the Chargor's own name or otherwise, at any time and from time to time, to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all assurances, documents, instruments, agreements, certificates and consents whatsoever and to do any and all such acts and things in relation to any matters dealt with in this Charge and/or which the Collateral Agent may deem necessary or desirable for creating, perfecting, protecting, maintaining or enforcing the security contemplated hereunder, giving full effect to this Charge or for securing, protecting or exercising the rights of the Collateral Agent hereunder or under the Law, including without limitation:

(a)        completing, dating, executing and/or delivering any share transfer forms and/or notices in respect of the Charged Property;

(b)        exercising any voting or other rights in respect of the Charged Property to the extent permitted pursuant to the other provisions of this Charge; and

(c)        taking any action which the Chargor is required to take pursuant to this Charge.

9.3        The Chargor hereby covenants with the Collateral Agent to ratify and confirm any lawful exercise or purported exercise of the power of attorney referred to in this clause.

9.4        All sums expended by the Collateral Agent under this clause shall be recoverable from the Chargor in accordance with the terms of this Charge.

9.5        The power of attorney contained in this clause 9 shall only be exercisable by the Collateral Agent at any time that an Event of Default has occurred and is continuing.

10         Application of monies

10.1      The Collateral Agent (and any Receiver) shall apply the monies received by it as a result of the enforcement of the security created hereby in the manner prescribed by the Indenture.

10.2      The Collateral Agent shall not be liable for any loss or damage occasioned by:

(a)        any sale or disposal of the Charged Property or an interest in the Charged Property; or

(b)        arising out of the exercise, or failure to exercise, any of its powers under this Charge; or

(c)        any neglect or default to pay any instalment or accept any offer or notify the Chargor of any such neglect or default; or

(d)        any other loss of whatever nature in connection with the Charged Property,

other than, in each case, actual fraud, Gross Negligence or wilful misconduct.

Appendix E-1-17

11         Protection of purchasers

No purchaser or other person dealing with the Collateral Agent or its delegate shall be bound to see or inquire whether the right of the Collateral Agent to exercise any of its powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether the delegation by the Collateral Agent pursuant to the terms of this Charge shall have lapsed for any reason or been revoked.

12         Preservation of security

Continuing Security

12.1      The security created pursuant to this Charge shall take effect as a continuing security for the payment or performance of all or any part of the Secured Obligations and shall be independent of and in addition to and it shall not be prejudiced or be affected by and shall not affect or prejudice any other security now or hereafter held by the Collateral Agent in respect of the payment or performance of all or any part of the Secured Obligations.

12.2      The security, and the rights, obligations and liabilities, created pursuant to this Charge (including, without limitation, the rights, powers and remedies conferred upon the Collateral Agent shall not be in any way discharged, impaired or otherwise affected by:

(a)        any partial or intermediate payment or performance of the Secured Obligations;

(b)        any of the Secured Obligations or any other security taken in respect of the Secured Obligations being or becoming wholly or partially illegal, invalid, unenforceable or ineffective in any respect;

(c)        any amendment to, or any variation, waiver or release of, any of the Secured Obligations or any other security taken in respect of the Secured Obligations or any amendment to, restatement of, or supplement to the Indenture or any other Note Document (including, without limitation, any amendment the effect of which is to change the nature or amount of any facilities made available thereunder or to change the nature or extent of any obligations thereunder);

(d)        any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which Collateral Agent may now or hereafter have from or against any person in respect of any obligations of the Chargor under the Note Documents or any other document or any other person;

(e)        any act or omission by the Collateral Agent in taking up, creating, attaching, perfecting or enforcing any security, indemnity or guarantee from or against the Chargor or any other person;

Appendix E-1-18

(f)        any defect in, termination, amendment, variation, novation or supplement of or to any of the Note Documents or to any document pursuant to which obligations are due by the Chargor or any other person to the Collateral Agent;

(g)        any grant of time, indulgence, waiver or concession given to the Chargor, any Note Party or any other person;

(h)        any of the insolvency, bankruptcy, liquidation, administration, winding-up, incapacity, limitation, disability, the discharge by operation of law, and any change in the constitution, name and style of any party to any of the Note Documents or any other person;

(i)         any release, invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Chargor, any Note Party or any other person in respect of any of the Note Documents or any other document;

(j)         any claim or enforcement of payment from any of the other parties to the Note Documents or any other person; or

(k)        any act or omission which would have discharged or affected the liability of the Chargor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Chargor or otherwise reduce or extinguish its liability under this Charge or any of the rights, powers or remedies conferred upon the Collateral Agent by this Charge or by law (other than with respect to payment of the Secured Obligations), whether any such event or circumstance occurs with or without the Collateral Agent's knowledge or consent.

12.3      The Collateral Agent is not obliged, before exercising any of the rights, powers or remedies it may have pursuant to this Charge or by law, to make any demand of, or take action or file any claim or proof in respect of, any person other than the Chargor or to enforce any other security in respect of the Note Documents.

12.4      If the Charged Property or any part thereof is released from the security interest created hereunder in reliance upon a payment or other performance or discharge which is subsequently avoided or set aside for any reason whatsoever (including, without limitation, in connection with the insolvency or bankruptcy of the Chargor), the obligations and liabilities of the Chargor under this Charge, and the rights of the Collateral Agent under this Charge, shall continue as if such payment and release had not occurred.

No competing interest

12.5      Until the end of the Security Period, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Collateral Agent of its rights under, or the security constituted by, this Charge or by virtue of any relationship between

Appendix E-1-19

or transaction involving the Chargor and/or such Company (whether such relationship or transaction shall constitute the Chargor a creditor of such Company, a guarantor of the obligations of such Company or in part subrogated to the rights of others against such Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge), exercise any rights of subrogation against such Company or any other person in relation to any rights, security or moneys held or received or receivable by the Collateral Agent or any person under or in connection with the Charged Property.

13         Collateral Agent

The parties hereby acknowledge and agree that the Collateral Agent holds the benefit of this Charge (and any other security created in its favour pursuant to this Charge) on trust for and on behalf of the Secured Creditors in its capacity as Collateral Agent under and pursuant to the terms of the Note Documents.  The retirement of the person for the time being acting as Collateral Agent and the appointment of any successor Collateral Agent shall be effected in the manner provided for in the Note Documents. The Collateral Agent shall be entitled (i) to receive all the benefits, indemnities, powers, privileges, protections and rights contained in the Indenture, (ii) to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02 of the Indenture, and (iii) to act with the consent of the requisite Holders as provided in the Indenture, in each case in connection with acting in its capacity as Collateral Agent hereunder.

14         Fees, costs and expenses

The Chargor shall pay fees, costs and expenses of the Collateral Agent to the extent required of the Chargor pursuant to Section 12.10 of the Indenture.

15         Indemnity

The Chargor further agrees to indemnify the Collateral Agent to the extent required by the Chargor pursuant to Section 12.10 of the Indenture.

16         Ruling Off Account

16.1      On receiving notice that the Chargor has created a security interest over or otherwise encumbered or disposed of any of Charged Property in a transaction not permitted by the Indenture, the Collateral Agent may rule off all its accounts and open new accounts with the Chargor.

16.2      If the Collateral Agent does not open a new account immediately on receipt of such notice, it shall nevertheless be treated as if it had done so on that day. From that day, all payments made by the Chargor to the Collateral Agent shall be treated as having been credited to a new account and shall not operate to reduce the amount owing from the Chargor to Collateral Agent at the time when it received such notice.

Appendix E-1-20

17         Continuing Security and Non-Merger

17.1      The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until the end of the Security Period.

17.2      This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker's lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Secured Creditors.

18         Release

18.1      This Charge shall be terminated and released upon: (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein; (ii) consent of the requisite Holders in accordance with Section 10.02 and 12.02(f) of the Indenture; or (iii) (x) the replacement of the Company as a "Collateral Rig Operator" in accordance with (a) a Fundamental Change of the Company not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) to the extent required by the Indenture, the entry into a new Charge by the Equity Pledgor as required by the Indenture. A partial or intermediate payment or discharge of the Secured Obligations does not entitle the Chargor to request a release (full or partial) of the Charge.

18.2      Upon the occurrence of one of the events set out in Clause 18.1 above, and upon the written request of the Chargor and delivery of an Officer’s Certificate and Opinion of Counsel, the Collateral Agent shall: (i) release the Charged Property; (ii) release and return the certificates representing the Charged Shares, if any, to the Chargor; and (iii) execute any documentation reasonably requested by Chargor to evidence the release, in each case, at the sole expense of the Chargor.

19         Illegality

If at any time one or more of the provisions of this Charge becomes invalid, illegal or unenforceable in any respect, that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions of this Charge shall not be affected or impaired in any way.

20         Certificate of Collateral Agent

Any certification or determination by the Collateral Agent of a rate or amount under this Charge is, in the absence of manifest error, conclusive evidence of the matter to which it relates, including without limitation, the amount of the Secured Obligations and its reasonable costs and expenses incurred in enforcing this Charge (or any rights hereunder).

Appendix E-1-21

21         Amalgamation and consolidation

The rights and benefits of the Collateral Agent under this Charge shall remain valid and binding for all purposes notwithstanding any change, amalgamation, consolidation or otherwise which may be made in the constitution of the Collateral Agent and shall be available to such entity as shall carry on the business of the Collateral Agent for the time being.

22         Conversion of currency

All monies received or held by the Collateral Agent subject to this Charge may be applied in accordance with the Indenture.

23         Amendment and waiver

23.1      This Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Indenture or any other Note Document.

23.2      No variation, amendment or waiver of this Charge shall be valid unless in writing and signed by or on behalf of the parties hereto.

24         Assignment

24.1      The Collateral Agent may make an assignment or transfer or otherwise dispose of, the whole or any part of its rights and benefits under this Charge in accordance with the Indenture.

24.2      The Chargor shall not assign or transfer all or any part of its rights, benefits and/or obligations under this Charge.

25         Entire agreement

This Charge, the Indenture and the other Note Documents constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Charge.

26         Notices

26.1      Any communication to be made under or in connection with this Charge shall be made in writing and, unless otherwise stated, may be made by electronic communication or letter in accordance with this clause.

26.2      The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Charge is:

(a)        in the case of the Chargor:

Appendix E-1-22

(i)         Address: Transocean Corporate Services Limited, P.O. Box 10342, 20 Harbour Drive, Grand Cayman KY1-1003. Cayman Islands;

(ii)        Email address: Daniel.Ro-Trock@deepwater.com;

(iii)       Attention: Daniel Ro-Trock; and

(b)        in the case of the Collateral Agent:

(i)         Address: 1 Independent Drive, Suite 620, Jacksonville, FL 32202, USA;

(ii)        Email address: tina.gonzales@wellsfargo.com;

(iii)       Attention: Corporate Trust Services;

or any substitute address or email address or department or officer as the Chargor may notify to the Collateral Agent or the Collateral Agent may notify to the Chargor, by not less than two Business Days' notice.

26.3      Any communication made or delivered by one person to another under or in connection with this Charge will only be effective to the extent set forth in Section 14.01 of the Indenture.

26.4      Any communication given under or in connection with this Charge must be in English.

27         Miscellaneous

27.1      Notwithstanding anything to the contrary contained herein or in any other Note Document, the amount of the obligations secured hereby shall not at any time exceed the Secured Obligations at such time.

27.2      All sums payable by the Chargor under this Charge shall be paid without any set‑off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Charge pay to the Collateral Agent such additional amount as will result in the receipt by the Collateral Agent of the full amount which would otherwise have been receivable and will supply the Collateral Agent promptly with evidence satisfactory to the Collateral Agent that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

27.3      No delay or omission on the part of the Collateral Agent in exercising any right, power or remedy under this Charge shall impair that right, power or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right, power or remedy preclude any other or further exercise under this Charge of that or any other right, power or remedy.

27.4      The Collateral Agent's rights powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or

Appendix E-1-23

otherwise and may be exercised from time to time and as often as the Collateral Agent deems expedient.

27.5      The parties hereby agree that each agent, manager, officer, employee, director, delegate or advisor of the Collateral Agent who is not a party to this Charge (Third Party) has the express right to enforce the contractual terms of this Charge pursuant to the terms of The Contracts (Rights of Third Parties) Law, 2014.  Notwithstanding any term of this Charge, the consent of or notice to any Third Party shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Charge at any time.

28         Counterparts

This Charge may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charge.  Delivery of an executed signature page to this Charge by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Charge.

29         Law and jurisdiction

29.1      This Charge is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

29.2      Each party hereto irrevocably agrees for the exclusive benefit of the other party that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.

Appendix E-1-24

The parties have duly executed this Charge as a deed on the date set out at the beginning of this Charge.

Signed as a deed by Transocean Sentry Limited

Signature

Title/ Capacity

in the presence of:

Signature of witness

Print name

Title

[Signature pages continue]

Appendix E-1-25

Signed by Wells Fargo Bank, National Association, as Collateral Agent

Signature

Title/ Capacity

in the presence of:

Signature of witness

Print name

Title

Appendix E-1-26

SCHEDULE 1

[Initial Shares – Transocean Endurance Limited

Fifty-thousand ordinary shares of US$1.00 of the Company (being the entire issued share capital of the Company), an exempted company incorporated under the laws of the Cayman Islands with registered number 349194 and having its registered office at Transocean Corporate Services Limited, P.O. Box 10342, 36c Dr. Roy’s Drive, 4th Floor, Grand Cayman KY1-1003, Cayman Islands.]

[Initial Shares – Transocean Equinox Limited

Fifty-thousand ordinary shares of US$1.00 of the Company (being the entire issued share capital of the Company), an exempted company incorporated under the laws of the Cayman Islands with registered number 349205 and having its registered office at Transocean Corporate Services Limited, P.O. Box 10342, 36c Dr. Roy’s Drive, 4th Floor, Grand Cayman KY1-1003, Cayman Islands.]

Appendix E-1-27

SCHEDULE 2

Share Transfer

Transocean [Endurance/Equinox] Limited (Company)

Share Transfer

The undersigned, Transocean Sentry Limited, (Transferor), for value received, does hereby transfer to _______________________ (Transferee), the one share standing in its name in the Company to hold the same unto the said Transferee, subject to the Memorandum and Articles of Association of the Company.

Signed by the Transferor

Signature of [Name]

Title/ Capacity

in the presence of

Signature of witness

Print name

Title

Signed by the Transferee

Signature of [Name]

Title/ Capacity

Appendix E-1-28

in the presence of

Signature of witness

Print name

Title

Dated this ______ day of ______________ 20____

Appendix E-1-29

SCHEDULE 3

Letter of Resignation

To:       Transocean [Endurance/Equinox] Limited

P.O. Box 10342

36c Dr. Roy’s Drive, 4th Floor

Grand Cayman KY1-1003

Cayman Islands

[ ] 2019

Dear Sirs

Letter of Resignation

I hereby resign as a director of Transocean Sentry Limited (the Company) with effect from the date hereof and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever.

Yours faithfully

Director

Appendix E-1-30

Letter of Authorisation

To:       Wells Fargo Bank, National Association, as Collateral Agent

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, Texas 75202

Attention: Corporate, Municipal & Escrow Services

[ ] 2019

Dear Sirs

Authorisation re Letter of Resignation

You are hereby authorised to complete and date the letter of resignation I have deposited with you today in respect of my directorship of Transocean Sentry Limited by dating the same at any time during the existence of an Event of Default (as defined in the charge over shares entered into between Transocean Sentry Limited, as chargor and Wells Fargo Bank, National Association as Collateral Agent dated ____ day of _________ 2019).

Yours faithfully

Director

Appendix E-1-31

SCHEDULE 4

Part I - Notice of Charge

To:       Transocean [Endurance/Equinox] Limited

[Date]

Dear Sirs

Re:  Notice of Share Charge

We hereby notify you that pursuant to a Share Charge dated May 24, 2019 (Share Charge) between Transocean Sentry Limited (Chargor) and Wells Fargo, National Association as Collateral Agent (Collateral Agent), the Chargor has granted to the Collateral Agent a first fixed charge over the 1 shares standing in its name in Transocean [Endurance/Equinox] Limited (the Company) and all and any other shares, warrants, and other securities of any kind (including loan capital) of the Company now or at any time in the future beneficially owned by the Chargor or in which the Chargor has any interest (including any equity of redemption) and at any time after the Collateral Agent notifies you that an Event of Default (as defined in the Share Charge) has occurred and is continuing, you may take such steps as may be required to register the Collateral Agent or its nominee or nominees as the registered holder of the shares pursuant to the Share Charge.

Please sign the enclosed acknowledgement confirming receipt of this notice.

Yours faithfully

for and on behalf of
Transocean Sentry Limited

Appendix E-1-32

Part II - Acknowledgement

To:

Transocean [Endurance/Equinox] Limited

Wells Fargo Bank, National Association

Dear Sirs

Transocean [Endurance/Equinox] Limited (the Company)

We refer to the share charge entered into between Transocean Sentry Limited (Chargor) and Wells Fargo Bank, National Association, as Collateral Agent (Collateral Agent) dated May 24, 2019 (Share Charge) in respect of shares of the Company whereby, inter alia, the Chargor granted a security interest over the Charged Property in favour of the Collateral Agent.

Capitalised words and expressions used in this letter which are not expressly defined herein have the meanings ascribed to them in the Share Charge.

The Company acknowledges receipt of the foregoing notice and confirms and undertakes that at any time following the occurrence of an Event of Default which is continuing, in accordance with the articles of association of the Company, it will register in the Company’s register of members any and all transfers of the Charged Property to the Collateral Agent (or its nominee or nominees) submitted to the Company by the Collateral Agent.

IN WITNESS whereof this acknowledgement has been duly executed as a deed.

Signed by Transocean [Endurance/Equinox] Limited

Signature of [Name]

Title/ Capacity

in the presence of

Signature of witness

Print name

Title

Appendix E-1-33

SCHEDULE 5

Irrevocable Proxy

Transocean [Endurance/Equinox] Limited (Company)

The undersigned, Transocean [Endurance/Equinox] Limited (Chargor) being the legal owner of all issued shares (Shares) in the share capital of the Company, hereby makes, constitutes and appoints Wells Fargo Bank, National Association, as Collateral Agent (Attorney) as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time and to vote the Shares at all general meetings of shareholders or stockholders of the Company with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the Company for the purpose of appointing or confirming the appointment of new directors of the Company and such other matters as may in the opinion of the Attorney be necessary, advisable or desirable for the purpose of implementing the Share Charge referred to below and the undersigned hereby ratifies and confirms all that the Attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The Shares have been charged to the Collateral Agent pursuant to a Share Charge dated May 24, 2019 between the Chargor and the Collateral Agent (Share Charge).  This power and proxy is given to secure a proprietary interest of the donee of the power and is irrevocable and shall remain irrevocable as long as the Share Charge is in force.  This proxy may only be exercised in accordance with the Share Charge.

This power and proxy is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

IN WITNESS whereof this instrument has been duly executed on [Date] as a deed.

Signed by Transocean Sentry Limited

Signature of [Name]

Title/ Capacity

in the presence of

Signature of witness

Appendix E-1-34

Print name

Title

Appendix E-1-35

SCHEDULE 6

Form of Letter of Instructions from Transocean Sentry Limited to [•]

Transocean [Endurance/Equinox] Limited

[•]

P.O. Box 10342,

36C Dr. Roy’s Drive,

Grand Cayman KY1-1003,

Cayman Islands

[ ] 2019

Dear Sirs

Transocean [Endurance/Equinox] Limited (the "Company"): Instructions to [•]

We hereby notify you that pursuant to a charge over shares (the "Charge") dated May 24, 2019 between Transocean Sentry Limited, as chargor (the "Chargor") and Wells Fargo Bank, National Association as collateral agent (the "Collateral Agent"), the Chargor has granted a security interest in favour of the Collateral Agent over all the shares standing in its name in the Company and all other shares in the Company from time to time legally or beneficially owned by the Chargor in the Company (the "Shares").

We refer to the registered office agreement dated [ ] between Transocean Corporate Services Limited and the Company (the "Agreement") and hereby agree that the Agreement shall be deemed to be amended by the following:

At any time after the Chargor notifies you in writing that an Event of Default has occurred (as defined in the Charge) you are hereby authorised and entitled to rely upon the instructions of the Collateral Agent to register the Collateral Agent or its nominee or nominees (as the Collateral Agent may direct) as the registered holder of the Shares pursuant to the Charge and to otherwise comply with any directions or instructions from the Collateral Agent in relation thereto. Such authorisation and entitlement to rely upon the instructions of the Collateral Agent shall terminate upon the discharge and release of the Charge and notification of the same to you in writing by the Collateral Agent.

We instruct you to make an annotation of the existence of the Charge and the security interests created thereby in the Company's register of members.  Such annotation shall only be removed following a release of the security interests created by the Charge and notification of the same to you in writing by the Collateral Agent.

Please confirm by countersigning below that you agree to such amendment of the Agreement.

Yours faithfully

_______________

Appendix E-1-36

Authorised Signatory for and on behalf of the Company

Acknowledged and agreed.

Authorised Signatory for and on behalf of [•]

Appendix E-1-37

SCHEDULE 7

Shareholders' Resolution

Transocean [Endurance/Equinox] Limited (the Company)

Written Resolution of the Sole Shareholder dated [Date]

The undersigned, being the sole shareholder of the Company, hereby resolves as SPECIAL RESOLUTIONS that the articles of association of the Company be and they are hereby amended in the following manner:

1.         By inserting the following new definitions in Article 2(a), each in the appropriate alphabetical position:

Security Interest          means any mortgage, charge or other security interest in shares in the Company in favour of the Secured Party pursuant to the Share Charge, which is notified to the Company in writing by or on behalf of the Shareholder granting such mortgage, charge or other security interest

Share Charge               means the equitable share charge by Transocean Sentry Limited of all the shares in the Company registered in its name (and certain derivative rights) in favour of the Secured Party

Secured Party              means Wells Fargo Bank, National Association in its capacity as Collateral Agent under the Share Charge, and its successors and assigns

2.         By adding a new Article 6A, immediately after Article 6, as follows:

“No shares which are subject to any Security Interest may be redeemed or repurchased by, or surrendered to, the Company."

3.         By adding the following sentence at the end of Article 7:

“The Company shall at no time have any liens on any shares (or amounts payable thereon) which are subject to a Security Interest.”

4.         By adding the following sentence at the end of Article 11:

“The Directors shall not make any calls in respect of any shares that are subject to a Security Interest.”

5.         By adding a new Article 23A, immediately after Article 23, as follows:

“Notwithstanding the foregoing, the provisions of these Articles as to forfeiture shall not apply to any shares which are subject to a Security Interest.”

Appendix E-1-38

6.         By adding the following as a new paragraph at the end of Article 26:

“Notwithstanding anything to the contrary contained within these Articles, the Directors shall not register a transfer of any shares which are subject to a Security Interest without the prior written consent of the Secured Party, and the Directors shall register any transfer in favour of the Secured Party or any person whom the Secured Party nominates pursuant to the Share Charge as the holder of any shares subject to such Security Interest upon the enforcement of such Security Interest.  Furthermore, no transferor of any shares (or proposed transferor of shares) to the Secured Party (or its nominee or nominees) nor the Secured Party (or its nominee or nominees) shall be required to offer the shares (which are or are to be the subject of any transfer aforesaid) to the Shareholders (or to any of the Shareholders), and no such Shareholder shall have any right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not.”

7.         By adding the following proviso to the end of the second sentence of Article 26:

"provided that at no time shall the Directors suspend the registration of the transfers of any shares that are subject to a Security Interest."

8.         By adding a new Article 60A, immediately after Article 60, as follows:

“An appointment of a proxy by a Shareholder in favour of any person to whom that Shareholder has granted a Security Interest over shares may be expressed to be irrevocable (an Irrevocable Proxy) and no Irrevocable Proxy shall be revoked without the prior written consent of the person appointed as proxy under such Irrevocable Proxy for so long as any obligation secured by the Security Interest in favour of such person remains outstanding.  Notwithstanding any provision contained in these Articles to the contrary, an Irrevocable Proxy shall not require the approval of the Directors as to its form and for the avoidance of doubt, where a Shareholder has appointed a person to be his proxy pursuant to an Irrevocable Proxy such Shareholder shall not be entitled to vote such shares personally or by any subsequently appointed proxy.”

Transocean Sentry Limited

By:

Title:

Appendix E-1-39

APPENDIX E-2

FORM OF NORWEGIAN SHARE PLEDGE AGREEMENT

Appendix E-2

FORM OF SECURITY AGREEMENT dated 24 May 2019

between	Songa Offshore SE as Pledgor

and	Wells Fargo Bank, National Association, as pledgee and Collateral Agent in respect of the shares in Songa Offshore Rig 2 AS

Appendix E-2-1

TABLE OF CONTENTS

1.	INTERPRETATION	3

2.	PLEDGE OF SHARES	4

3.	LIMITATION	5

4.	REPRESENTATIONS AND WARRANTIES	5

5.	UNDERTAKINGS	6

6.	CONTINUING SECURITY	6

7.	DIVIDENDS AND VOTING RIGHTS	6

8.	ENFORCEMENT	7

9.	APPLICATION OF PROCEEDS	8

10.	WAIVER OF DEFENCES	8

11.	DELEGATION	10

12.	RELEASE OF SECURITY	10

13.	ASSIGNMENT	11

14.	COUNTERPARTS	11

15.	SEVERABILITY	11

16.	GOVERNING LAW AND JURISDICTION	11

SCHEDULE 1 A FORM OF NOTICE OF SHARE PLEDGE

SCHEDULE 1 B FORM OF ACKNOWLEDGEMENT OF NOTICE OF SHARE PLEDGE

SCHEDULE 2 FORM OF POWER OF ATTORNEY

Appendix E-2-2

THIS SECURITY AGREEMENT (the "Agreement") is entered into on 24 May 2019 between:

(1)         SONGA OFFSHORE SE, Porto Bello Building, Office 201, No. 1 Siafi Street, Limassol, 304, Cyprus, with registration number SE9 as pledgor (the "Pledgor"); and

(2)         WELLS FARGO BANK, NATIONAL ASSOCIATION, as pledgee and collateral agent (together with its successors and assigns acting in such capacity under the Indenture defined below, the “Collateral Agent”).

WHEREAS:

(A)        A certain indenture, dated as of May 24, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), has been entered into among Transocean Sentry Limited, a Cayman Islands exempted company, as the issuer, the other Guarantors listed therein and Wells Fargo Bank, National Association as trustee and Collateral Agent;

(B)        The Company has a registered share capital of NOK 30,000, consisting of 30 shares, each with a nominal value of NOK 1,000.

(C)        The Pledgor is the holder of all shares of the Company;

(D)        The Pledgor has agreed to secure the Secured Obligations by a pledge in respect of the Shares.

NOW THEREFORE:

1.          INTERPRETATION

1.1.       Terms and expressions

In this Agreement (including the preamble hereto), the terms and expressions defined in the Indenture shall have the meaning given to them therein, unless otherwise specified in this Agreement.

1.2.       Definitions

In this Agreement:

"Companies Act" means the Norwegian Private Limited Liability Companies Act of 1997 No. 44 as amended from time to time.

"Company" means Songa Offshore Rig 2 AS, a Norwegian private limited liability company with registered address Maskinveien 26, NO-4033 Stavanger, Norway, and registration no. 913 222 334.

"Enforcement Act" means the Norwegian Enforcement Act of 26 June 1992 No. 86 (in Norwegian: "tvangsfullbyrdelsesloven") as amended from time to time.

"Enforcement Event" means, at any time after an Event of Default having occurred which is continuing, subject to and in accordance with the Indenture.

Appendix E-2-3

"FA Act" means the Norwegian Financial Contracts Act of 25 June 1999 No. 46 (in Norwegian: "finansavtaleloven") as amended from time to time.

"Financial Collateral Act" means the Norwegian Financial Collateral Act of 26 March 2004 No. 17 (in Norwegian: "lov om finansiell sikkerhetsstillelse") as amended from time to time.

"Liens Act" means the Norwegian Liens Act of 8 February 1980 No. 2 (in Norwegian: "panteloven") as amended from time to time.

"Related Rights" means all related rights which may be subject to a pledge pursuant to section 1-6 of the Liens Act, including dividends and other distributions payable (whether in cash or in kind).

"Secured Creditors" means the Holders of the Securities, the Trustee and the Collateral Agent, each in their respective capacities.

"Secured Obligations" means any and all Notes Obligations, as such term is defined in the Indenture.

"Shares"  means:

share number 1 – 30 (both inclusive; representing all shares issued in the Company), each with a nominal value of NOK 1,000, and owned by the Pledgor at the date of this Agreement (the "Existing Shares"); and

any other shares issued by the Company to the Pledgor from time to time (the "Additional Shares").

“Transaction Party” means each Note Party, as such term is defined in the Indenture.

2.          PLEDGE OF SHARES

2.1.       Pledge

(a)         As continuing security for the payment, discharge and performance of the Secured Obligations, the Pledgor hereby irrevocably and unconditionally pledges and collaterally grants to the Collateral Agent (on behalf of the Secured Creditors) first ranking security over the Existing Shares together with all Related Rights on the Existing Shares.

(b)         If the Pledgor acquires any Additional Shares in the Company, it shall promptly grant hereunder to the Collateral Agent (on behalf of the Secured Creditors) first ranking security over such Additional Shares together with all Related Rights on the Additional Shares, by executing a notice in the form set out in Schedule 1 A (Form of notice of share pledge).

2.2.       Perfection

(a)         The Pledgor shall promptly upon execution of this Agreement give written notice of the security created under this Agreement to the Company in the form set out in Schedule 1 A (Form of notice of share pledge)  and ensure that the Company

Appendix E-2-4

promptly acknowledges receipt of such notice substantially in the form set out in Schedule 1 B (Form of acknowledgement of notice of share pledge) together with a signed copy of its shareholder register evidencing due registration of the security on first priority.

(b)         For any Additional Shares to be pledged in accordance with paragraph (b) of Clause 2.1 (Pledge), the Pledgor shall ensure that the security created over such Additional Shares is perfected in accordance with the procedure set out in paragraph (a) above promptly upon acquiring any Additional Shares.

(c)         The Pledgor shall within 7 Business Days from the execution of this Agreement:

(a)         take any action required to support registration of the particulars of this Agreement with the Registrar of Companies in Cyprus pursuant to section 90 of the Cyprus Company Law, Chapter 113 and shall make a filing of this Agreement and the necessary forms to the Registrar of Companies for the registration of a charge and deliver to the Collateral Agent evidence that the filing has been made and relevant fees paid;

(b)         make an entry of the particulars of this Agreement in its register of charges and mortgages and deliver to the Collateral Agent a certified true copy of the same evidencing that this has been done.

(d)         The Pledgor shall immediately upon receipt of the same deliver to the Collateral Agent a certificate of charge evidencing that the Registrar of Companies has registered a charge in favour of the Collateral Agent in relation to this Agreement.

3.          LIMITATION

3.1.       Secured amount

The amount secured under this Agreement is limited to a maximum principal amount equal to the lesser of (i) the Secured Obligations and (ii) USD 1,750,000,000 plus any unpaid amounts of interest and default interest under the Note Documents and enforcement costs.

4.          REPRESENTATIONS AND WARRANTIES

4.1.       Representations and warranties

The Pledgor represents and warrants to the Collateral Agent that:

(a)         it is the sole legal and beneficial owner of the Shares, subject to any Permitted Collateral Liens and Liens that will be terminated in connection with the application of the proceeds of the Securities;

(b)         the Shares have been duly and validly issued and are fully paid and constitute the entire share capital of the Company;

(c)         the articles of association of the Company do not restrict or inhibit any transfer of the Shares on creation or enforcement of the security created by this Agreement;

Appendix E-2-5

(d)         the Shares are not subject to any option to purchase or similar rights and there are no agreements in force or financial instruments issued which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of the Company (including any option or right of pre-emption or conversion); and

(e)         the Shares are not subject to any security or other encumbrance other than as created under this Agreement or by law or otherwise permitted under the Indenture.

4.2.       Repetition

The representations set out in Clause 4.1 (Representations and warranties) are deemed to be made on the date of this Agreement and thereafter every time representations are made or are deemed to be repeated for all Note Documents pursuant to the terms of the Indenture.

5.          UNDERTAKINGS

The Pledgor covenants with the Collateral Agent that, as from the date hereof and until this Agreement is terminated in accordance with Clause 12 (Release of Security), it shall:

(a)         promptly inform the Collateral Agent in writing of any Additional Shares to be issued by the Company, and promptly upon the issuance of such Additional Shares (to the extent not prohibited by law) ensure that a first ranking pledge in favour of the Collateral Agent is created over such Additional Shares in accordance with paragraph (b) of Clause 2.1 (Pledge) and that such pledge is perfected in accordance with paragraph (b) of Clause 2.2 (Perfection); and

(b)         not do or cause or permit to be done anything which will, or could reasonably be expected to, materially adversely affect the rights of the Collateral Agent created hereunder, other than in accordance with or pursuant to any transaction not prohibited by the Indenture.

6.          CONTINUING SECURITY

The security created under this Agreement is a continuing security extending to the ultimate balance of the Secured Obligations, and no part of such security will be considered satisfied or discharged notwithstanding (i) any intermediate payment, settlement or discharge of any part of the Obligations, or (ii) the enforcement of any other security granted for the Secured Obligations.

7.          DIVIDENDS AND VOTING RIGHTS

7.1.       Dividends

(a)         Other than during the existence of an Enforcement Event for which the Pledgor has received written notice from the Collateral Agent of its intent to exercise remedies hereunder, the Pledgor is entitled to receive any dividends and other distributions payable on the Shares, subject to the terms of the Indenture.

Appendix E-2-6

(b)         During the existence of an Enforcement Event, the Collateral Agent may by written notice to the Pledgor or the Company require that any dividends and other distributions payable on the Shares are paid to an account designated by the Collateral Agent.

7.2.       Voting rights and power of attorney

(a)         Other than during the existence of an Enforcement Event for which the Pledgor has received written notice from the Collateral Agent of its intent to exercise remedies hereunder, the Pledgor is permitted to retain and to exercise voting rights pertaining to the Shares.

(b)         The Pledgor, to the extent permitted by law, irrevocably appoints the Collateral Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf, during the existence of an Enforcement Event for which the Pledgor has received written notice from the Collateral Agent of its intent to exercise remedies hereunder, to:

(i)          execute and deliver any document which is required, or deemed desirable, for the exercise of any rights conferred on the Collateral Agent under this Agreement or any applicable law; and

(ii)         exercise any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of the Shares, including to convene, attend and vote all shareholder meetings of the Company as the Pledgor's representative, and the Pledgor shall for this purpose on the date of this Agreement and at any later time immediately upon request by the Collateral Agent deliver to the Collateral Agent a power of attorney in the form set out in Schedule 2 (Power of attorney) or such other forms of authorisation required for the Collateral Agent to exercise any rights conferred on it pursuant to this paragraph (b).

(c)         The power of attorney contained in this Clause 7 is granted solely to protect the Secured Creditors and will not impose any duty upon the Collateral Agent to exercise any such power of attorney.

8.          ENFORCEMENT

8.1.       Enforcement

(a)         For the purposes of the Financial Collateral Act this Agreement is an agreement on financial collateral (in Norwegian: avtale om finansiell sikkerhetsstillelse).

(b)         During the existence of an Enforcement Event, the Collateral Agent may enforce all or any part of the security created under this Agreement as permitted by the Enforcement Act, the Liens Act, the Financial Collateral Act and any other applicable law or regulation and the Collateral Agent may (without further notice or demand):

Appendix E-2-7

(i)          appropriate or sell (by private sale or public auction) any part of the Shares and the Related Rights; and

(ii)         exercise any rights attaching to the Shares and the Related Rights, including any voting rights or the right to receive dividends in accordance with Clause 7 (Dividends and voting rights),

(c)         it being understood that the Collateral Agent may at any time instead elect to enforce the security created under this Agreement in accordance with the procedures set out in the Enforcement Act.

(d)         In case the ownership to all or any of the Shares is transferred to the Collateral Agent or to any of the Secured Creditors pursuant to paragraph (b)(i) above, the market value of the transferred Shares shall be set off against, or applied in or towards the discharge of, any part of the Secured Obligations in accordance with the provisions of the Indenture. The market value shall be determined as the average of the valuations of two well-renowned auditing, brokerage or valuation firms, which are independent from the Collateral Agent and the Secured Creditors, as appointed by the Collateral Agent (acting at the direction of the requisite Holders). The Collateral Agent shall upon completion of such valuation notify the Pledgor of the result of the valuation, and the valuation shall be binding on the Pledgor and the Transaction Parties (except in the event of manifest error).

8.2.       Costs and expenses

Section 12.10 and 7.06 (Compensation and Indemnity) of the Indenture shall apply to this Agreement as if set out in its entirety herein.

9.          APPLICATION OF PROCEEDS

All amounts (or the value of any appropriated assets) from time to time received or recovered by the Collateral Agent in connection with the realisation or enforcement of all or any part of the Shares or otherwise pursuant to this Agreement shall be applied in or towards the discharge of any part of the Secured Obligations in accordance with the Indenture.

10.        WAIVER OF DEFENCES

10.1.     The FA Act

The Pledgor hereby agrees, accepts and acknowledges:

(a)         if and to the extent the FA Act is applicable to this Agreement, to waive all rights under the provisions of the FA Act not being mandatory provisions, including (but not limited to), the provisions of sections 62–74 (both sections inclusive) of the FA Act; and

(b)         that it has received and noted the following information pursuant to the provisions of the FA Act section 61 (2):

Appendix E-2-8

(i)          relevant information regarding all Note Documents established as security under the Indenture and that the security created under this Agreement is in addition to and is not in any way prejudiced by any present or future guarantee, collateral, lien or other security interest held by the Collateral Agent or any of the Secured Creditors; and

(ii)         that no Event of Default has occurred as of the date hereof.

10.2.     Waivers

The liability of the Pledgor to the Secured Creditors hereunder shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without notice to the Pledgor, or with or without its knowledge or consent):

(a)         any time, forbearance or other indulgence given or agreed between a Transaction Party and/or any third party, and the Secured Creditors, in respect of any of their respective obligations relating to the Indenture;

(b)         any legal limitation, disability or incapacity of a Transaction Party, the Pledgor or any third party related to the Indenture or a Note Document thereunder;

(c)         any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any party to the Indenture or a Note Document, or any amendment to or variation thereof, or of any other document or security comprised therein;

(d)         the liquidation, bankruptcy, debt settlement proceedings or dissolution (or proceedings analogous thereto) or the appointment of a receiver for a Transaction Party, the Pledgor or any third party, or the occurrence of any circumstances whatsoever affecting the liability of any party to discharge its respective obligations under the Indenture or a Note Document;

(e)         any challenge, dispute or avoidance by a liquidator of a Transaction Party, the Pledgor or any third party in respect of any claim by a Transaction Party by right of subrogation in any such liquidation;

(f)         any release, discharge, renewal, amendment, extension, compromise exchange or realization of any security, obligation or term of a Note Document, or any further security for the obligations of a transaction under the Indenture;

(g)         any failure on the part of a Secured Creditor (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to a Note Document;

(h)         any default or continuing default under a Note Document; or

(i)          any other act, matter or thing which might otherwise constitute a legal discharge of the obligations of a Transaction Party, the Pledgor or any other person under a Note Document (other than the payment or performance of the Obligation).

10.3.     Reinstatement

Appendix E-2-9

Any release, discharge or settlement between the Pledgor and a Secured Creditor in relation to this Agreement shall be conditional upon no right, security, disposition or payment to that Secured Creditor by a Transaction Party, the Pledgor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any reason. If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, the Collateral Agent shall be entitled subsequently to enforce this Agreement against the Pledgor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made, and the Pledgor hereby undertakes to re-execute and execute any document reasonably required to give effect to this provision.

10.4.     Order of realisation

The Pledgor waives any right it may have of first requiring any Secured Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Pledgor under this Agreement. This waiver applies irrespective of any law or any provision of any Note Document to the contrary.

11.        DELEGATION

The Collateral Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

12.        RELEASE OF SECURITY

(a)         This Share Pledge Agreement shall automatically terminate and be released upon (i) the occurrence of any of the events described in clauses (a) and (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Section 10.02 and 12.02 of the Indenture, (iii) (x) the replacement of the Company as a “Collateral Rig Operator” in accordance with (a) a fundamental change of the Company not prohibited by Section 4.13 or Section 4.29 of the Indenture and/or (b) a transaction permitted by Section 4.27 and 4.29 of the Indenture, as applicable, and (y) to the extent required by the Indenture, the entry into a new Share Pledge Agreement by the Equity Pledgor as required by the Indenture or (iv) the occurrence of any events described in clause (e) of Section 12.02 of the Indenture.  A partial or intermediate payment or discharge of the Secured Obligations does not entitle the Pledgor to request a release (full or partial) of the pledge hereunder.

(b)         Upon termination of the pledge hereunder pursuant to the terms hereof and of the Indenture (including, but not limited to, delivery of an Officer’s Certificate and Opinion of Counsel pursuant to Section 12.03), the Collateral Agent shall (i) release the pledge hereunder, and (ii) execute any documentation necessary or advisable to evidence the release, in each case, at the sole expense of the Pledgor.

(c)         Notwithstanding paragraphs (a) and (b) above, if any payment hereunder is avoided or reduced or otherwise set aside by virtue of any bankruptcy, insolvency,

Appendix E-2-10

liquidation or similar laws, the liability of the Pledgor under this Agreement and the security interest constituted by this Agreement shall continue and such amount shall not be considered to have been irrevocably paid.

13.        ASSIGNMENT

13.1.     Pledgor

The Pledgor may not assign or transfer any of its rights and/or obligations under this Agreement.

13.2.     Secured Creditors

A Secured Creditor may assign or transfer its rights hereunder in accordance with the terms of the Indenture together with a corresponding part of its rights and obligations under the other Note Documents.

14.        COUNTERPARTS

This Agreement may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

15.        SEVERABILITY

Any provision of this Agreement that is or becomes prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

16.        GOVERNING LAW AND JURISDICTION

(a)         This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by Norwegian law.

(b)         The parties hereto submit to the non-exclusive jurisdiction of the Norwegian courts, the venue to be the Oslo District Court (Oslo tingrett).

(c)         Paragraph (b) above is for the benefit of the Secured Creditors. As a result, no Secured Creditor shall be prevented from taking proceedings in any other court with jurisdiction. To the extent permitted by law, the Secured Creditors may take concurrent proceedings in any number of jurisdictions.

17.        COLLATERAL AGENT

In acting hereunder, the Collateral Agent shall be entitled to (a) all of the rights, benefits, protections and indemnities provided to it in the Indenture, all of which are incorporated by reference herein in their entirety (b) receive an Officers’ Certificate and an Opinion of Counsel in accordance with Section 14.02 of the Indenture and (c) act with the consent of the requisite Holders as provided in the Indenture.

Appendix E-2-11

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their authorised officers on the day and year first above written.

[Signature page to follow]

Appendix E-2-12

SCHEDULE 1 A

FORM OF NOTICE OF SHARE PLEDGE

To:        Songa Offshore Rig 2 AS

Copy:    Wells Fargo Bank, National Association, as Collateral Agent

Date:     [   ]

Dear Sirs,

NOTICE OF PLEDGE OF SHARES – SONGA OFFSHORE RIG 2 AS

Please, take notice:

1.          That by a "Security Agreement" dated 24 May 2019, [we have pledged]2 / [we have undertaken to pledge and do hereby irrevocably pledge]3 to Wells Fargo Bank, National Association, (the "Collateral Agent") as collateral agent for and on behalf of itself and certain secured parties, on first priority:

(a)         all our shares in Songa Offshore Rig 2 AS, registration no. 913 222 334, (the "Company") from time to time (at the date hereof comprising [  ] shares numbered [  ]–[  ] (both inclusive; representing all shares issued the Company) (the "Shares"); and

(b)         all related rights which may be subject to a pledge pursuant to section 1-6 of the 8 February 1980 No. 2 (in Norwegian: "panteloven") including cash dividends, dividend shares (in Norwegian: "fondsaksjer") and other distributions payable (whether in cash or in kind) on the Shares.

2.          Upon instruction from the Collateral Agent, all rights attaching to the Shares will be exercisable by the Collateral Agent (or any person appointed in its place) and any dividends or other amounts thereafter being payable in respect of the Shares shall be paid to the Collateral Agent.

3.          The authority and instructions herein contained cannot be revoked or varied by us without the written consent of the Collateral Agent.

4.          Please acknowledge your receipt of this notice and your agreement thereto by returning the attached "Acknowledgement" directly to the Collateral Agent with a copy to us, in the form attached hereto, including a signed copy of the shareholder register of the Company where the pledge of the Shares is noted, including:

(a)         the date of entry; and

2         To be used for Existing Shares

3         To be used for Additional Shares

Appendix E-2-13

(b)          that the Shares have been pledged on first priority in favour of Wells Fargo Bank, National Association, 1 Independent Drive, Suite 620, Jacksonville, FL 32202, as collateral agent for and on behalf of itself and certain other secured parties.

For and on behalf of

Songa Offshore SE

By:
Name:
Title:

Appendix E-2-14

SCHEDULE 1 B

FORM OF ACKNOWLEDGEMENT OF NOTICE OF SHARE PLEDGE

To:        Wells Fargo Bank, National Association, as Collateral Agent

Copy:    Songa Offshore SE

Date:     [   ]

Dear Sirs,

ACKNOWLEDGEMENT OF NOTICE OF PLEDGE OF SHARES

We hereby acknowledge receipt of a notice of pledge of shares in Songa Offshore Rig 2 AS dated [   ] from Songa Offshore SE (the "Notice"). Capitalised words and expressions defined in the Notice have the same meaning when used herein.

We agree to the terms of the Notice and hereby confirm that:

(i)          we have registered the pledge over the Shares in our shareholder register on first priority in favour of the Collateral Agent;

(ii)         we will register the pledge over any dividend shares (in Norwegian: "fondsaksjer") which may be issued in the Company to the Pledgor;

(iii)       we are not aware of any security over the Shares other than the security created by the Share Pledge Agreement and any Permitted Collateral Lien or any option to purchase or similar rights or of any agreements in force or financial instruments issued which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of the Company (including any option or right of pre-emption or conversion); and

(iv)        we agree to act in accordance with the instruction set out in the Notice and we will do all such acts reasonably required to accomplish the transactions contemplated by the Share Pledge Agreement.

Please find enclosed copy of our shareholder register which we confirm is true and correct as of the date of this acknowledgement.

For and on behalf of

Songa Offshore Rig 2 AS

By:
Name:
Title:

Appendix E-2-15

SCHEDULE 2

FORM OF POWER OF ATTORNEY

POWER OF ATTORNEY

We hereby irrevocably empower Wells Fargo Bank, National Association, as Collateral Agent, or any person appointed by it to convene and attend all shareholder meetings of Songa Offshore Rig 2 AS (registration no. 913 222 334) (the "Company") as our representative and exercise all voting rights relating to our [   ] shares, numbered [   ]–[   ] (both inclusive) held in the Company, and we are excluded from exercising our voting rights in any shareholder meeting of the Company.

This power of attorney is governed by Norwegian law. Any conflicts arising hereunder shall be submitted to the Norwegian courts.

This Power of Attorney shall only be exercised in accordance with the “Security Agreement" dated 24 May 2019 executed by Songa Offshore SE.

[place/date]

SONGA OFFSHORE SE

By:
Name:
Title:

Appendix E-2-16

SIGNATURE PAGE

For and on behalf of

SONGA OFFSHORE SE
(as Pledgor)

By:
Name:
Title:

For and on behalf of

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as pledgee and Collateral Agent)

By:
Name:
Title:

Appendix E-2-17

APPENDIX F

FORM OF ASSIGNMENT OF EARNINGS

Appendix F-1

FORM OF

ASSIGNMENT OF EARNINGS

given by

SONGA OFFSHORE RIG 2 AS

as the Assignor

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Assignee

May 24, 2019

TRANSOCEAN [ENDURANCE/EQUINOX]

THIS ASSIGNMENT OF EARNINGS (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Assignment”) is made by Songa Offshore Rig 2 AS, a Norwegian private limited liability company with registration number 913 222 334 and registered address at Maskinveien 26, NO-4033 Stavanger (the “Assignor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to below) (together with its successors and assigns in such capacity, the “Assignee”).

W I T N E S S E T H   T H A T:

WHEREAS:

(A)        Transocean [Endurance/Equinox] Limited, a Cayman Islands exempted company by limited shares (“OwnCo”), is the sole owner of the whole of the Norwegian registered drillship Transocean [Endurance/Equinox], IMO No. [9633604/9633599] and Flag ID [LEXN/LEXS] (the “Collateral Rig”);

(B)        The Assignor charters the Collateral Rig from OwnCo pursuant to that certain Bareboat Charter, dated March 31, 2014 (as amended, restated, supplemental, replaced, assigned or otherwise modified from time to time, the “Bareboat Charter”), between Assignor and Ownco;

(C)        With respect to the Collateral Rig, the Assignor is party to a drilling contract (Contract No. SAP[4600016090/4600016090]), dated as of July 4, 2011, (as amended, restated, amended and restated or otherwise modified from time to time, the “Equinor Contract”) with

Appendix F-1

Equinor Energy AS (formerly known as Statoil Petroleum AS), a subsidiary of Equinor ASA (“Equinor”);

(D)        The Assignor has agreed to grant security interests on certain of its assets as collateral security for the payment and performance of the Notes Obligations (as defined in the Indenture) in connection with that certain Indenture dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), by and among Transocean Sentry Limited, a Cayman Islands exempted company, as issuer, the Guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee and as Collateral Agent; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:

SECTION 1.     Defined Terms.  Except as otherwise defined herein, terms defined in the Indenture shall have the same meanings when used herein.

“Earnings” shall mean (i) all earnings, including without limitation all freight, hire, income and passage moneys or claims for money now or hereafter earned or to be earned or payable or to be paid to the Assignor as a consequence of the operation of the Collateral Rig, including without limitation, all payments earned or to be earned and payable or to be paid under or in connection with the Equinor Contract or any other Drilling Contract of any kind in respect of the Collateral Rig to which the Assignor is a party in respect of the Collateral Rig, including any termination payments or settlement payments in respect thereof and all other rights under the Equinor Contract or any other Drilling Contract in respect of the Collateral Rig to receive such earnings, (ii) any claim under any guarantee in respect of the Equinor Contract or any other Drilling Contract in respect of the Collateral Rig to which the Assignor is a party or otherwise related to earnings, freight, hire, income or passage moneys, in each case payable or to be paid to the Assignor as a consequence of the operation of the Collateral Rig, (iii) any other money whatsoever now or hereafter due or to become due to the Assignor in relation to or attributable to the Equinor Contract or any other Drilling Contract in respect of the Collateral Rig to which the Assignor is a party and (iv) any other money received directly or indirectly by the Assignor under the Equinor Contract or any other Drilling Contract in respect of the Collateral Rig to which Assignor is a party.

“Earnings Account” means any Earnings Account (as defined in the Indenture) in respect of the Collateral Rig pledged by the Assignor in favor of the Collateral Agent pursuant to the Note Documents.

“Indenture” has the meaning ascribed to it in Whereas Clause D of this Assignment.

SECTION 2.     Grant of Security. As collateral security for the prompt and complete payment and performance when due or to become due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, the Assignor, as legal and beneficial owner, does hereby collaterally assign, transfer and set over unto the Assignee, for the ratable benefit of the Secured Creditors, and does hereby grant the Assignee, for the ratable benefit of the Secured

Appendix F-2

Creditors, a continuing lien and security interest in, all of the Assignor’s right, title and interest in, to and under all Earnings and all proceeds thereof, in each case, now or hereafter arising or in which the Assignor now has or in the future may acquire any right, title or interest (collectively, the “Earnings Collateral”). For the purpose of the security interest, the Notes Obligations are limited to $900,000,000.

SECTION 3.     Notice of Assignment.  Within 7 Business Days of the date of this Assignment, in connection with the Equinor Contract, and promptly upon its entry into any new Drilling Contract, the Assignor shall give notice, substantially in the form attached hereto as Exhibit 1, of this Assignment to the counterparty to such contract, as applicable.

SECTION 4.     Performance under the Equinor Contract or any Other Drilling Contract in respect of the Collateral Rig; No Duty of Inquiry.  The Assignor hereby covenants and undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its material obligations under the Equinor Contract or any other Drilling Contract in respect of the Collateral Rig to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under the Equinor Contract or any other Drilling Contract in respect of the Collateral Rig to which it is a party and shall perform its obligations thereunder, and the Assignee shall have no obligation or liability under the Equinor Contract or such other Drilling Contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to the Equinor Contract or such other Drilling Contract to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

SECTION 5.     Power of Attorney.  The Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee or its legal counsel may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the Earnings Collateral. Anything in this Section 5 to the contrary notwithstanding, (a) the Assignee agrees that it will not exercise any rights under the power of attorney provided for in this Section 5 unless an Event of Default shall have occurred and be continuing, and (b) the parties agree that the grant of the power of attorney set forth in this Section 5 shall not be deemed to create an obligation on the part of the Assignee to take any one or more of the actions described herein.

SECTION 6.     UCC Filings.  The Assignor does hereby authorize the Assignee to do all things the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof in any applicable jurisdictions. For the avoidance of doubt, nothing herein shall require the Assignee to file any such financing statements or any continuation statements, or be responsible for maintaining the security

Appendix F-3

interests purported to be created by this Assignment (except for the custody of any Earnings Collateral in its possession and the accounting for moneys actually received by it under this Assignment in accordance with the Indenture) and such responsibility shall be solely that of the Assignor.

SECTION 7.     Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be immediately deposited into the Earnings Account and applied in accordance with the terms of the Indenture.

SECTION 8.     Earnings Account. The Assignor shall procure that all Earnings are promptly credited to the Earnings Account.

SECTION 9.      Limitations on Liability.

9.1        The obligations of the Assignor under this Assignment will be limited, subject to Section 9.2 below, by mandatory provisions of law applicable to the Assignor limiting the  legal capacity or ability of the Assignor to provide security under this Assignment (including, but not limited to, the provisions of Sections 8-7 and 8-10, cf. 1-3 and 1-4 of the Norwegian Limited Liability Companies Act of 1997), regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well as providing of security.

9.2        If any limitation herein is no longer applicable as a mandatory provision under Norwegian law, that limitation will no longer apply to the security provided under this Assignment.

SECTION 10.    Miscellaneous.

10.1      Further Assurances. The Assignor agrees that if the Collateral Agent determines this Assignment is insufficient in whole or in part to create a valid security interest in the Earnings Collateral or if such security interest ceases to be a first priority security interest in the Earnings Collateral (subject to Permitted Collateral Liens), it shall, as reasonably requested by the Collateral Agent, execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as may be necessary in order to create a valid security interest in the Earnings Collateral or to maintain the security interest granted hereunder as a first priority security interest in the Earnings Collateral (subject to Permitted Collateral Liens).

10.2      Remedies Cumulative and Not Exclusive; No Waiver. No failure on the part of the Assignee or any other Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Assignment shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Assignee provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

10.3      Successors and Assigns. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall,

Appendix F-4

together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.

10.4      Waiver; Amendment. No amendment, modification or waiver of any provision of this Assignment, and no consent to any departure by the Assignor herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

10.5      Invalidity. Any provision of this Assignment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.6      Notices. All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture.  Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture.  All notices and other communications shall be in writing and addressed to such party as provided in the Indenture or in any case at such other address as such party may hereafter notify the other party hereto in writing.

10.7      Electronic Delivery. Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Assignor delivers an executed copy of this Assignment by facsimile or electronic transmission, the Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of the Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.

10.8      References. References herein to Sections and Exhibits are to be construed as references to sections of, and exhibits to, this Assignment, unless the context otherwise requires.

10.9      Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.

10.10    Termination. Upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and subject to the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture, or (iii) (x) the replacement of Assignor as the “Collateral Rig Operator” with respect to the Collateral Rig in accordance with (a) a Fundamental Change of Assignor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Earnings by any replacement Collateral Rig Operator as required by the Indenture, the assignment and continuing security interest granted hereby shall automatically terminate and be released and all rights to the Earnings Collateral shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s sole expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

Appendix F-5

10.11    Discretion of the Assignee. Notwithstanding anything else to the contrary herein, the Assignee shall not have any duty to take any discretionary action or exercise any discretionary powers; provided,  however, that if the taking or exercise of any such discretionary action could reasonably be expected to expose the Assignee to any loss, liability or expense, the Assignee shall have received, upon request therefor, from the Holders indemnity or security (or both) satisfactory to it against such loss, liability or expense that might be incurred in connection therewith. Whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall have no duty and shall be fully justified in failing or refusing to take any such action under unless it shall have received written instructions from the Holders of at least a majority in principal amount of the Outstanding Securities.

SECTION 11.    Governing Law, Jurisdiction and Waivers.

11.1

(c)         THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE AS THOUGH EACH REFERENCE THEREIN TO THE “COMPANY” IS A REFERENCE TO THE ASSIGNOR.

(d)         THE ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(e)         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.2      Conflict.  In the event of a direct conflict between this Assignment and the Indenture, the Indenture shall control; provided,  however, the parties understand and agree that this Assignment sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Assignment as not being in direct conflict with the Indenture.

Appendix F-6

[Signature page follows]

Appendix F-7

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered on the day and year first above written.

SONGA OFFSHORE RIG 2 AS as the Assignor

By:
Name:
Title:

Appendix F-8

Acknowledged and Agreed to on the day and year first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Assignee

By:
Name:
Title:

Appendix F-9

EXHIBIT 1

FORM OF EARNINGS ASSIGNMENT NOTICE

TO:       [Counterparty to the Equinor Contract or any other Drilling Contract]

TAKE NOTICE:

(f)         that by an Assignment of Earnings dated as of May 24, 2019 (the “Assignment”) made by us (the “Assignor”) to Wells Fargo Bank, National Association, as the Collateral Agent (as defined in the Assignment) for the benefit of the Secured Creditors (as defined in the Assignment) (together with its successors and assigns in such capacity, the “Assignee”), we, the operator of the Norwegian registered drillship Transocean Endurance, IMO No. 9633604 and Flag ID LEXN (the “Collateral Rig”) have assigned to the Assignee a security interest in all our right, title and interest in and to:

(1)         all earnings, including without limitation, all freight, hire, income and passage moneys or claims for money now or hereafter earned or to be earned payable to the Assignor as a consequence of the operation of the Collateral Rig, including without limitation all payments earned or to be earned and payable or to be paid under or in connection with [describe applicable Drilling Contract], of every kind, including any termination payments or settlement payments in respect thereof and all other rights under [describe applicable Drilling Contract] to receive such earnings;

(2)         any claim under any guarantee in respect of the [describe applicable Drilling Contract] or otherwise related to earnings, freight, hire, income or passage moneys, in each case payable to the Assignor as a consequence of the operation of the Collateral Rig;

(3)         any other money whatsoever now or hereafter due or to become due to the Assignor in relation to or attributable to the [describe applicable Drilling Contract, including termination payments or settlement payments in respect thereof]; and

(iv)        any other money received directly or indirectly under the [describe applicable Drilling Contract] by the Assignor.

(g)         that you are hereby irrevocably authorized and instructed to pay as from the date hereof all of such aforesaid moneys as follows (or, after the occurrence of an Event of Default, to such other account as the Assignee may direct from time to time by written notice):

Bank Name: [_____]
Address: [_____]
Account Name: [_____]
Account Number: [_____]
ABA/Routing: [_____]
Swift: [_____]

Appendix F-10

DATED: [—], 20[—]

Appendix F-11

SONGA OFFSHORE RIG 2 AS

By:
Name:
Title:

Appendix F-12

APPENDIX G

FORM OF ASSIGNMENT OF INSURANCES

Appendix G

FORM OF

ASSIGNMENT OF INSURANCES

given by

TRANSOCEAN ENDURANCE LIMITED,

TRANSOCEAN INC.

and

SONGA OFFSHORE RIG 2 AS

as the Assignors

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

as the Assignee

May 24, 2019

TRANSOCEAN [ENDURANCE/EQUINOX]

THIS ASSIGNMENT OF INSURANCES (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Assignment”) is made by TRANSOCEAN [ENDURANCE/EQUINOX] LIMITED, a Cayman Islands exempted company (“OwnCo”), TRANSOCEAN INC., a Cayman Islands exempted company (“TINC”), and SONGA OFFSHORE RIG 2 AS, a Norwegian private limited liability company with registration number 913 222 334 and registered address at Maskinveien 26, NO-4033 Stavanger (“OpCo” and, together with OwnCo and TINC, collectively, the “Assignors” and each, individually, an “Assignor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to below) (together with its successors and assigns in such capacity, the “Assignee”).

W I T N E S S E T H    T H A T :

WHEREAS:

(A)        OwnCo is the sole owner of the whole of the Norwegian registered drillship Transocean [Endurance/Equinox], IMO No. [9633604/9633599] and Flag ID [LEXN/LEXS] (the “Collateral Rig”) and each Assignor has an interest in the Insurances (as defined below);

Appendix G-1

(B)        Pursuant to the Indenture dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), by and among Transocean Sentry Limited, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), the Guarantors (as defined therein) party thereto from time to time (including the Assignor, other than OpCo) and Wells Fargo Bank, National Association, as trustee and the Collateral Agent, the Company will issue 5.375% Senior Secured Notes due 2023 in an aggregate principal amount of $525,000,000 on the date hereof;  and

(C)        Pursuant to the Indenture, each Assignor is required to execute this Assignment to give security for all of the Notes Obligations (as defined in the Indenture under the Note Documents (as defined in the Indenture).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Assignor, the Assignor hereby agrees as follows:

SECTION 1.      Defined Terms.  Except as otherwise defined herein, terms defined in the Indenture shall have the same meanings when used herein.

“Indenture” has the meaning ascribed to it in Whereas Clause B of this Assignment.

“Insurances” means policies and contracts of insurance from time to time taken out by or on behalf of any Assignor (as further identified in any notice sent hereunder) insuring physical damage to the Collateral Rig, including but not limited to (i) hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any) and (ii) war risk.

“Insurance Proceeds” means all monies payable to any Assignor under or in connection with (i) the Insurances, whether heretofore, now or hereafter effected, and all renewals or replacements for same, and (ii) all claims, returns of premium or other amounts and other moneys due and to become due under or in respect of Insurances, other than returns of premium not related to physical damage to the Collateral Rig.

“Requisition Compensation” means, in relation to the Collateral Rig, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of the Collateral Rig.

“OwnCo Account” means any Bareboat Account in respect of the Collateral Rig pledged by OwnCo in favor of the Collateral Agent pursuant to the Note Documents.

“OpCo Account” means any Earnings Account in respect of the Collateral Rig pledged by OpCo in favor of the Collateral Agent pursuant to the Note Documents.

SECTION 2.     Grant of Security.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, each Assignor, as legal and beneficial owner, does hereby collaterally

Appendix G-2

assign, transfer and set over unto the Assignee, for the benefit of the Secured Creditors, and does hereby grant the Assignee, for the benefit of the Secured Creditors, a continuing security interest in, all of such Assignor’s right, title and interest in, to and under the following (collectively, the “Insurance Collateral”): (a) all Insurances, (b) all Insurance Proceeds, (c) all Requisition Compensation and (d) all proceeds of the foregoing, other than returns of premium not related to physical damage to the Collateral Rig. For the purpose of the security interest created by OpCo, the Notes Obligations are limited to $900,000,000.

SECTION 3.      Loss Payable Clauses.  Each Assignor shall ensure that: all Insurances, as such Insurances relate to the Collateral Rig, in respect of hull and machinery (including hull interest insurance, increased value insurance, freight interest insurances, if any and war risk) shall contain a loss payable clause in substantially the form attached hereto as Exhibit 1.  Insurances for the Collateral Rig in respect of:

(a)         an Event of Loss or any loss that results in Insurance Proceeds greater than $25,000,000, shall be payable to the Assignee in accordance with the loss payable clause as described in Exhibit 1;  provided that, other than in the case of an Event of Loss, such Insurance Proceeds shall be paid by the Assignee to the applicable Assignor designated by OwnCo upon the delivery to Assignee of an Officer’s Certificate certifying that (i) no Event of Default has occurred and is continuing, (ii) no Event of Loss has occurred, and (iii) such Insurance Proceeds shall be applied to the reimbursement for repair and/or replacement of damaged property of the Collateral Rig and for other covered expenses under the Insurances; and

(b)         any loss that results in Insurance Proceeds of equal to or less than $25,000,000, shall be payable to the applicable Assignor as designated by OwnCo for reimbursement for repair and/or replacement of damaged property of the Collateral Rig and for other covered expenses under the Insurances in accordance with the loss payable clause until any time at which an Event of Default has occurred and is continuing, at which time the Assignee may direct the insurers to pay such moneys to the Assignee.

SECTION 4.     Covenants and Undertakings; Notices.  Each Assignor hereby covenants with the Assignee and undertakes that:

(a)         it shall do or permit to be done each and every act or thing which the Assignee may from time to time require to be done for the purpose of enforcing the Assignee’s rights under this Assignment and shall allow its name to be used as and when required by the Assignee for that purpose;

(b)         it shall forthwith give notice substantially in the form annexed hereto as Exhibit 2, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing the Insurances and request that such notice be endorsed on all the policies and entries of Insurances; and

(c)         as an inducement to the Assignee to accept this Assignment, that (i) the Insurances are in full force and effect and are enforceable in accordance with their respective terms, (ii) such Assignor is not in default under the Insurances such that the

Appendix G-3

Insurances could be or are cancelled, terminated, discharged, suspended, avoided or materially modified, (iii) no entity other than the signatories hereto has any interest in any of the Insurances (except any entity which has previously assigned such interest to the Assignee), and (iv) it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest in the Insurance Collateral, except for Permitted Collateral Liens.

SECTION 5.     No Duty of Inquiry.  The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder. The Assignors shall remain liable to perform all of their obligations in relation to the Insurance Collateral and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including, without limitation, any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignors to perform such obligations.

SECTION 6.      Power of Attorney.  Each Assignor does hereby irrevocably appoint and constitute the Assignee as such Assignor’s true and lawful attorney-in-fact with full power (in the name of such Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable and otherwise to do any and all things which such Assignor itself could do in relation to the Insurance Collateral. Anything in this Section 6 to the contrary notwithstanding, (a) the Assignee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6 unless an Event of Default shall have occurred and be continuing, and (b) the parties agree that the grant of the power of attorney set forth in this Section 6 shall not be deemed to create an obligation on the part of the Assignee to take any one or more of the actions described herein.

SECTION 7.      UCC Filings.  Each Assignor does hereby authorize the Assignee to do all things the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Assignment including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof in any applicable jurisdictions. For the avoidance of doubt, nothing herein shall require the Assignee to file any such financing statements or any continuation statements, or be responsible for maintaining the security interests purported to be created by this Assignment (except for the safe custody of any Insurance Collateral in its possession and the accounting for moneys actually received by it under this Assignment) and such responsibility shall be solely that of each Assignor.

SECTION 8.      Application of Proceeds.

(a)         All Requisition Compensation received by an Assignor shall be immediately deposited into either the OwnCo Account or the OpCo Account and shall be applied in accordance with the terms of the Indenture.

Appendix G-4

(b)         Absent an Event of Loss, all moneys collected or received from time to time by an Assignor pursuant to this Assignment (other than Requisition Compensation) shall be immediately deposited as designated by OwnCo into either the OwnCo Account or the OpCo Account and shall be applied to the reimbursement for repair and/or replacement of damaged property of the Collateral Rig and for other covered expenses under the Insurances.

(c)         All Insurance Proceeds received by the Assignee as a result of an Event of Loss shall be held by the Assignee to be applied to a mandatory redemption if and when required pursuant to Section 3.09(b) of the Indenture, or as otherwise described in this Section 8(c).  Upon receipt of such Insurance Proceeds, the Assignee will give written notice of such receipt to the Company.  Following receipt of such notice, the Company will give the notices required by Section 3.09(d) of the Indenture as if the Company had received such Insurance Proceeds on the date of receipt of such notice, and on or prior to the redemption date designated by the Company in the applicable notice, the Assignee will deposit such Insurance Proceeds with the Paying Agent to be applied to the redemption price, in accordance with Sections 3.05 and 3.09(b) of the Indenture.  To the extent that such Insurance Proceeds exceed the redemption price, the Assignee will remit to the applicable Assignor such excess, and such excess shall be immediately deposited into either the OwnCo Account or the OpCo Account as designated by OpCo.  Notwithstanding the foregoing, if pursuant to the proviso in Section 3.09(b) of the Indenture, no redemption is required under Section 3.09(b) thereof, the Company will deliver an Officer’s Certificate certifying that no such redemption is required pursuant to such provision, and the Assignee will pay such Insurance Proceeds to the applicable Assignor designated by the Company in such Officer’s Certificate.

SECTION 9.      Miscellaneous.

9.1        Further Assurances.  Each Assignor agrees that if this Assignment shall at any time be insufficient in whole or in part to create a valid security interest in the Insurance Collateral pledged by it, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as may be necessary in order to create a valid security interest in such Insurance Collateral.

9.2        Remedies Cumulative and Not Exclusive; No Waiver.  No failure on the part of the Assignee or any Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Assignment shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Assignee provided herein and in the other Security Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

9.3        Successors and Assigns.  This Assignment and all obligations of the Assignors hereunder shall be binding upon the successors and assigns of the Assignors and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee and its successors and assigns.

Appendix G-5

9.4        Waiver; Amendment.  No amendment, modification or waiver of any provision of this Assignment, and no consent to any departure by the Assignors herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

9.5        Invalidity.  Any provision of this Assignment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.6        Notices.  All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture.  Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture.  All notices and other communications shall be in writing and addressed to such party as provided in the Indenture or in any case at such other address as such party may hereafter notify the other party hereto in writing.

9.7        Electronic Delivery.  Delivery of an executed copy of this Assignment by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that any Assignor delivers an executed copy of this Assignment by facsimile or electronic transmission, such Assignor shall also deliver an originally executed copy as soon as practicable, but the failure of such Assignor to deliver an originally executed copy of this Assignment shall not affect the validity or effectiveness of this Assignment.

9.8        References.  References herein to Sections and Exhibits are to be construed as references to sections of, and exhibits to, this Assignment, unless the context otherwise requires.

9.9        Headings.  In this Assignment, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Assignment.

9.10      Termination.  Upon the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture, the continuing security interest granted hereby shall automatically terminate and be released and all rights to the Insurance Collateral shall automatically revert to the Assignors.  The security interest granted hereby shall, in whole or in part, automatically terminate and be released and all rights to the Insurance Collateral so released shall automatically revert to the Assignors, upon consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture.  Upon (x) the replacement of OwnCo as the “Collateral Rig Owner” with respect to the Collateral Rig or the replacement of the Collateral Rig, in each case in accordance with (a) a Fundamental Change of OwnCo not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Insurances by any replacement Collateral Rig Owner and/or any other Member of the Consolidated Group, as required by the Indenture, the continuing security interest granted by OwnCo hereunder shall automatically terminate and be released and all rights to OwnCo’s Insurance Collateral shall automatically revert to OwnCo.  Upon (x) the replacement of OpCo as the “Collateral Rig Operator” with respect to the Collateral Rig or the replacement of the Drilling Contract, in each case in accordance with (a) a Fundamental Change of OpCo not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted

Appendix G-6

by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Insurances by any replacement Collateral Rig Operator and/or any other Member of the Consolidated Group, as required by the Indenture, the continuing security interest granted by OpCo hereunder shall automatically terminate and be released and all rights to OpCo’s Insurance Collateral shall automatically revert to OpCo.  Upon (x) the merger, consolidation, replacement or a sale of assets of TINC in accordance with a Fundamental Change of TINC not prohibited by Section 4.13 of the Indenture and (y) the entry into a new Assignment of Insurances by TINC or its successor as required by the Indenture, the continuing security interest granted by TINC hereunder shall automatically terminate and be released and all rights to TINC’s Insurance Collateral shall automatically revert to TINC.  Upon any such termination, the Assignee will, at the Assignor’s sole expense, execute and deliver to the applicable Assignor such documents as such Assignor shall reasonably request to evidence such termination.

9.11      Discretion of the Assignee.  Notwithstanding anything else to the contrary herein, the Assignee shall not have any duty to take any discretionary action or exercise any discretionary powers; provided, however, that if, the taking or exercise of any such discretionary action could reasonably be expected to expose the Assignee to any loss, liability or expense, the Assignee shall have received, upon request therefor, from the Holders indemnity or security (or both) satisfactory to it against such loss, liability or expense that might be incurred in connection therewith.  Whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall have no duty and shall be fully justified in failing or refusing to take any such action unless it shall have received written instructions from the Holders of at least a majority in principal amount of the Outstanding Securities.

9.12      Governing Law, Jurisdiction and Waivers.

(a)         THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

(b)         EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

Appendix G-7

(c)         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13      Conflict.  In the event of a direct conflict between this Assignment and the Indenture, the Indenture shall control; provided,  however, the parties understand and agree that this Assignment sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Assignment as not being in direct conflict with the Indenture.

9.14      Limitation.

(a)         The obligations of OpCo under this Assignment will be limited, subject to clause (b) below, by mandatory provisions of law applicable to OpCo limiting the legal capacity or ability of OpCo to provide security under this Assignment (including, but not limited to, the provisions of Sections 8-7 and 8-10, cf. 1-3 and 1-4 of the Norwegian Limited Liability Companies Act of 1997), regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well as providing of security.

(b)         If any limitation is no longer applicable as a mandatory provision under Norwegian law, that limitation will no longer apply to the security provided by OpCo under this Assignment.

[Signature page follows]

Appendix G-8

IN WITNESS WHEREOF, each Assignor has caused this Assignment to be executed and delivered as of the day and year first above written.

TRANSOCEAN [ENDURANCE/EQUINOX] LIMITED, as an Assignor

By:
Name:
Title:

TRANSOCEAN INC., as an Assignor

By:
Name:
Title:

SONGA OFFSHORE RIG 2 AS, as an Assignor

By:
Name:
Title:

Appendix G-9

Acknowledged and Agreed to on the day and year first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, as the Assignee

By:
Name:
Title:

Appendix G-10

EXHIBIT 1

FORM OF LOSS PAYABLE CLAUSE

Hull and Machinery (Marine and War Risks)

Loss with respect to Norwegian registered drillship Transocean [Endurance/Equinox], IMO No. [9633604/9633599] and Flag ID [LEXN/LEXS] (the “Collateral Rig”), if any, shall be payable to the order of Wells Fargo Bank, National Association, as the Collateral Agent for itself and certain other Secured Creditors (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) to such account and/or bank as the Collateral Agent may notify to the insurer from time to time in writing; provided, that if there has been any such loss that results in Insurance Proceeds of U.S. $25,000,000 or less, such proceeds will be made as designated by Transocean [Endurance/Equinox] Limited, a Cayman Islands exempted company by limited shares (the “Owner”), to either the Owner, Transocean Inc., a Cayman Islands exempted company (“TINC”), or Songa Offshore Rig 2 AS, a Norwegian private limited liability company (the “Operator”).

A payment to the Collateral Agent in accordance with this loss payable clause, to the extent of that payment, shall discharge the liability of the insurer to pay the Owner, TINC, the Operator or any other claimant insured party.

Appendix G-11

EXHIBIT 2

FORM OF NOTICE OF ASSIGNMENT OF INSURANCE PROCEEDS

TO:

TAKE NOTICE:

(a)         that by an Assignment of Insurances dated as of May 24, 2019, (as amended, restated, amended and restated, supplemented or otherwise modified to date, the “Assignment of Insurances”) made SONGA OFFSHORE RIG 2 AS, a Norwegian private limited liability company, TRANSOCEAN INC., a Cayman Islands exempted company, and TRANSOCEAN [ENDURANCE/EQUINOX] LIMITED, a Cayman Islands exempted company (collectively, the “Assignors”, “we” or “us”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to in the Assignment of Insurances) (in such capacity, together with its successors and assigns in such capacity, the “Assignee”), a copy of which is attached hereto, we have assigned to the Assignee, inter alia, all our right, title and interest in, to and under all Insurances from time to time taken out by or on behalf of the Assignors taken out with yourselves in respect of the Norwegian flag vessel Transocean [Endurance/Equinox], IMO No. [9633604/9633599] and Flag ID [LEXN/LEXS] (the “Collateral Rig”), all Insurance Proceeds and all proceeds of the foregoing, other than returns of premium not related to physical damage to the Collateral Rig.  Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Assignment of Insurances;

(b)         that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under all Insurances in accordance with the loss payable clause attached hereto as Exhibit 1 of the Assignment of Insurances; and

(c)         that you are hereby requested and instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries in respect of the Insurances.

DATED:

[Signature Page Follows]

Appendix G-12

TRANSOCEAN [ENDURANCE/EQUINOX] LIMITED

By:
Name:
Title:

TRANSOCEAN INC.

By:
Name:
Title:

SONGA OFFSHORE RIG 2 AS

By:
Name:
Title:

Appendix G-13

APPENDIX H

FORM OF COLLATERAL RIG MORTGAGE

Appendix H

Amount

USD 1,000,000,000

FORM OF SHIP MORTGAGE DEED

Name of debtor Transocean [Endurance/Equinox] Limited P.O. Box 10342, 36C Dr. Roy's Drive Bermuda House, 4th Floor George Town, Grand Cayman KY1-1003 Cayman Islands	Id-code of person/company [349194/349205]

HEREBY ACKNOWLEDGE(S) TO BE INDEBTED TO

Mortgagee/Creditor Wells Fargo Bank, National Association	Id-code of person/enterprise EIN. 94-1347393
Amount USD 1,000,000,000	Amount in words USD One Billion 0/00

The principal (the amount) is to carry interest from the day of disbursement.

Reference is made to a certain indenture, dated on or about 24 May 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), entered into among Transocean Sentry Limited, a Cayman Islands exempted company, as the issuer, the other Guarantors listed therein and Wells Fargo Bank, National Association as trustee and collateral agent (the “Indenture”).

Rate of interest: As set out in the Indenture.

Payment is to be carried out: In accordance with the Indenture.

Calculation and payment of principal, interest and all other sums due to be carried out in accordance with the terms of the Indenture and the other Note Documents.

As security for payment, discharge and performance of the Notes Obligations (as defined in the Indenture).

under the following conditions,

I/WE HEREBY MORTGAGE

Name of the ship:	Transocean [Endurance/Equinox]
Signal letters:	[LEXN/LEXS]	entered in the	Norwegian Ordinary	Register of ships.
Built in the year:	2015	Home port:	Stavanger

The Mortgage comprises the ship’s various parts and appurtenances of whatever kind including future acquisitions, cf. the Maritime Act (Norway) Section 45.

If the ship has been entered in the Shipbuilding Register, this mortgage also comprises the main engines and major sections of the hull whether or not they are being built outside the principal builder's yard. It is the responsibility of the debtor to provide for the necessary marking or other identification of materials and equipment in the possession of the principal builder's yard, or in the possession of other builders who are building the main engines or major sections of the hull, cf the Maritime Act (Norway) Section 43.

The mortgage also comprises all insurance sums for the ship.

This mortgage has right of succession as and when claims of equal or prior rank are paid off or redeemed, and at present this mortgage ranks with first priority.

The mortgaged ship shall not be sold or further encumbered without the consent of the mortgagee.

In addition to disposing of the mortgaged ship by forced sale or by taking possession of the ship, the repayment of the debt (including the Notes Obligations (as defined in the Indenture) together with interest and all costs and

Appendix H-1

Amount

USD 1,000,000,000

expenses incurred may be enforced without prior legal proceedings, according to the Enforcement Act (Norway) section 7-2.

Furthermore, the mortgage is subject to the provisions of the Indenture [and a Ship Mortgage Declaration made by [] as mortgagor dated [] as security for the Notes Obligations and] the following:

CONDITIONS

~~Clause 1~~

~~Without the written consent of the creditor the mortgaged ship shall not be chartered for a continuous period exceeding 12 months or on bareboat terms.~~

~~The creditors consent in writing shall be obtained in advance if it is intended to break up the mortgaged ship, to alter its nature or to incur major costs on it.~~

~~The mortgaged ship shall not be employed in defiance of current laws, rules, international conventions or insurance terms which have been accepted by the creditor.~~

~~Clause 2~~

~~The debtor undertakes to take out such insurances as required at any time by the creditor.~~

~~Hull and risk insurances shall cover full value, on full terms.~~

~~Other insurances shall cover the amounts customary for the type of ship concerned and shall comprise those risks which it is customary to cover in connection with the use of the mortgaged ship and its trading area or as the creditor deems necessary to protect his interests as mortgagee.~~

~~The insurance terms, choice of currency, brokers and the underwriters covering the insurances are subject to the approval of the creditor.~~

~~The debtor shall ensure that the creditor receives insurance documents which contain the insurance terms and which confirm that the creditor’s interests as mortgagee are co-insured or noted. Notation or assignment of the insurances shall be effected in the manner required by the creditor.~~

~~If the debtor does not fulfil his obligation to insure, the creditor has the right to cover the insurances for the debtor’s account.~~

~~Clause 3~~

~~In the event of any salvage claim or if anyone takes legal steps to obtain any right in or disposal of the mortgaged ship, the debtor shall promptly notify the creditor thereof. The same applies in the event of major damage or capture or if for any other reason the debtor’s control of the mortgaged ship is lost or restricted, or if he resolves to lay up the mortgaged ship.~~

~~The debtor shall send to the creditor, undemanded, the annual financial statement, annual report and auditor’s report as soon as they are available.~~

~~Clause 4~~

~~The creditor or his representative may at any time inspect the ship and have it valued for the debtor’s account.~~

~~If renewed valuation of the mortgaged ship indicates in the judgement of the creditor that the security has diminished substantially, the creditor may require extraordinary repayment of the debt.~~

~~Clause 5~~

~~The debt is deemed to have fallen due by default if:~~

~~a)     the debtor substantially defaults on his obligations under this ship mortgage deed.~~

~~b)     the debtor has given the creditor incorrect information.~~

Appendix H-2

Amount

USD 1,000,000,000

~~c)     the debtor, the guarantor or the owner of the mortgaged ship dies, suspends payment, seeks composition or other debt settlements, is declared bankrupt or is subject to enforcement proceedings.~~

~~d)     the management of the mortgaged ship is changed or there is any partial or complete change in the equity interests of the ship through the assignment of stocks, shares of otherwise.~~

~~e)     the mortgaged ship is lost or broken up.~~

~~f)     the security is substantially diminished as a consequence of damage to the mortgaged ship.~~

~~g)     the mortgaged ship loses its nationality.~~

~~h)     the mortgaged ship is subject to temporary enforcement proceedings or there is taken possession of the mortgaged ship, or it is seized, requisitioned, captured or if the debtor for any other reason wholly or partially loses control of the mortgaged ship.~~

~~i)     the mortgaged ship is sold by forced sale, is encumbered by any distraint, or if any claim secured by maritime lien is not paid when due.~~

~~In the event of such default the creditor may require the whole debt to be paid immediately without any notice.~~

~~Clause 6~~

~~In the event of default the creditor may require the debtor promptly to bring the mortgaged ship to any port designated by the creditor or may take possession of the mortgaged ship and bring it to any port he may find expedient, at the debtor’s expense and risk.~~

Clause 7

For any legal proceedings the undersigned and subsequent owners of the mortgaged ship accept and irrevocably submits to:

Oslo district court (Oslo tingrett)

~~Clause 8~~

~~The debtor shall pay all costs and expenses arising in connection with the loan.~~

Appendix H-3

Amount

USD 1,000,000,000

Place, date ________________, __________
Signature of debtor	Repeated in type or block letters
Transocean [Endurance/Equinox] Limited

*I/We confirm that the signer(s) being over 18 years of age, has/have signed this document or acknowledged his/their signature(s) hereto in my/our presence.  I am/We are of age and resident in Norway.

1st signature	Repeated in type or block letters

Address (typed or in block letters)
2nd signature	Repeated in type or block letters

Address (typed or in block letters)

*If the mortgagor is a foreign body, the two witnesses can be replaced by a Notary Public. The Notary has to confirm both the identity and the power to sign on behalf of the mortgagor. The Notary’s signature is then to be legalized either by a Norwegian Foreign Service Station or by an Apostille.

Appendix H-4

APPENDIX I

FORM OF ASSIGNMENT OF BAREBOAT CHARTER

Appendix I-1

FORM OF

ASSIGNMENT OF BAREBOAT CHARTER

TRANSOCEAN [EQUINOX/ENDURANCE]

By this Assignment of Bareboat Charter, dated as of May 24, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Assignment”), the undersigned TRANSOCEAN [EQUINOX/ENDURANCE] LIMITED, a Cayman Islands exempted company by limited shares (the “Assignor”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt of which is hereby acknowledged, has collaterally assigned, transferred and set over, and does hereby collaterally assign, transfer and set over unto WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Indenture referred to below) (together with its successors and assigns in such capacity, the “Assignee”), in accordance with the terms of that certain Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Indenture”), by and among Transocean Sentry Limited, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), as issuer, the Guarantors party thereto from time to time (including the Assignor) and Wells Fargo Bank, National Association, as trustee and as Collateral Agent, as security for all of the Assignor’s Guaranteed Obligations (as defined in the Indenture), and unto the Assignee’s successors and assigns, to its and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in all the right, title interest, claim and demand of the Assignor in and to:

(i)          that certain Bareboat Charter, dated March 31, 2014 (as amended, restated, supplemented, replaced, assigned or otherwise modified from time to time, the “Charter”) between Assignor and Songa Offshore Rig 2 AS, a Norwegian private limited liability company with respect to the Assignor’s Norwegian flag vessel Transocean [Equinox/Endurance], IMO No. [9633599/9633604] and Flag ID [LEXS/LEXN] (the “Collateral Rig”), including, without limitation, within such assignment, the right to receive all moneys due and to become due to the Assignor under the Charter and all rights arising out of the owner’s lien on cargoes and subfreights thereunder, all claims for damages arising out of the breach by the Charterer thereof and the right of the Assignor to terminate the Charter in accordance with the terms thereof, to perform thereunder and to compel performance of the terms thereof;

(ii)         all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages arising out of the Charter; and

(iii)       any proceeds of any of the foregoing.

Capitalized terms used herein and not otherwise defined are used herein as defined in the Indenture.

For purposes of this Assignment, “Bareboat Account” means any Bareboat Account (as defined in the Indenture) in respect of the Collateral Rig pledged by the Assignor pursuant to the Note Documents.

Appendix I-1

It is expressly agreed that anything herein contained to the contrary notwithstanding, (i) the Assignor shall remain liable under the Charter to perform all the obligations assumed by it thereunder, (ii) if an Event of Default shall have occurred and be continuing, the obligations of the Assignor under the Charter may be performed by the Assignee or its nominee or other assignee from the Assignee without releasing the Assignor therefrom, and (iii) the Assignee shall have no obligation or liability under the Charter by reason of, or arising out of, this Assignment and shall not be obligated to perform any of the obligations of the Assignor under the Charter, or to make any payment or any inquiry of the sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce any payment assigned hereunder. The Assignor shall not amend or terminate the Charter except in accordance with Section 4.26(b) of the Indenture.

The Assignor does hereby constitute the Assignee as the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due under, or arising out of, the Charter or otherwise assigned hereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith. The Assignee agrees not to take any action permitted in the preceding sentence unless an Event of Default shall have occurred and be continuing.  The parties agree that the grant of the power of attorney set forth in this paragraph shall not be deemed to create an obligation on the part of the Assignee to take any one or more of the actions described herein.

Notwithstanding anything to the contrary, so long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to receive into the Bareboat Account and retain therein any and all moneys otherwise assigned hereunder as set forth in the Indenture.  If an Event of Default shall have occurred and be continuing, at the request of the Assignee, the Assignor shall specifically authorize and direct the Charterer or other obligor to make payment of all of the moneys hereby assigned directly to the Assignee in accordance with instructions of the Assignee, and shall deliver to the Assignee the written acknowledgement of the Charterer or obligor of such instructions.

The Assignor hereby irrevocably authorizes the Assignee, at such Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or papers of similar purpose or effect relating to this Assignment, without such Assignor’s signature, as the Assignee at its option may deem appropriate, and hereby appoints the Assignee as such Assignor’s attorney-in-fact to execute any such statement in such Assignor’s name and to perform all other acts which the Assignee or its legal counsel may deem appropriate to perfect and continue the security interests conferred hereby; provided,  however, such right and assignment of power shall not constitute a duty of the Assignee, and the Assignor shall have the duty to file all necessary financing and continuation statements to perfect the security interest granted herein.

The Assignor does hereby represent and warrant that, to the best of its knowledge, the Charterer has no claims against the Assignor under the Charter as of the date hereof.  The Assignor does hereby further represent and warrant that there is not now in effect any assignment or pledge of, and hereby covenants that the Assignor will not, so long as this instrument of Assignment shall remain in effect, assign, pledge, or suffer to exist any lien, charge, security interest, or

Appendix I-2

encumbrances, or any other type of preferential arrangement, upon or with respect to the whole or any part of the rights hereby assigned, to anyone other than the Assignee, its successors or assigns, other than any Permitted Collateral Lien.

Upon (i) the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and subject to the satisfaction of any conditions precedent set forth therein, (ii) consent of the requisite Holders in accordance with Sections 10.02 and 12.02(f) of the Indenture, or (iii) (x) the replacement of Assignor as the “Collateral Rig Owner” with respect to the Collateral Rig or the replacement of the Collateral Rig, in each case in accordance with (a) a Fundamental Change of the Assignor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 or 4.29 of the Indenture, as applicable, and (y) the entry into a new Assignment of Bareboat Charter by any replacement Collateral Rig Owner as required by the Indenture, the collateral assignment and continuing security interest granted hereby shall automatically terminate and be released and all rights to the Charter and any other rights assigned to the Assignee hereunder shall automatically revert to the Assignor.  Upon any such termination, the Assignee will, at the Assignor’s sole expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture.  Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture.  All notices and other communications shall be in writing and addressed to such party as provided in the Indenture or in any case at such other address as such party may hereafter notify the other party hereto in writing.

Notwithstanding anything else to the contrary herein, the Assignee shall not have any duty to take any discretionary action or exercise any discretionary powers; provided,  however, that if the taking or exercise of any such discretionary action could reasonably be expected to expose the Assignee to any loss, liability or expense, the Assignee shall have received, upon request therefor, indemnity or security (or both) satisfactory to it against such loss, liability or expense that might be incurred in connection therewith.  Whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall have no duty and shall be fully justified in failing or refusing to take any such action hereunder unless it shall have received written instructions from the Holders of at least a majority in principal amount of the Outstanding Securities in accordance with the Indenture.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

Appendix I-3

THE ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Invalidity, unenforceability, or invalidation of any one or more of the provisions of this Assignment for any reason shall in no way affect any other provisions hereof, which other provisions shall remain in full force and effect.

This Assignment, the other Note Documents and the documents herein and therein mentioned contain, or expressly incorporate, the entire agreement of the parties with respect to the subject matter hereof. This Assignment may not be altered or amended except by an agreement in writing signed by the Assignee and the Assignor in accordance with Article 10 of the Indenture.

This Assignment and the Agreement and Consent to Assignment attached hereto as Exhibit A may be executed by the Assignee, the Assignor and the Charterer in separate counterparts without in any way adversely affecting the validity of said Agreement and Consent to Assignment.  Delivery of an executed copy of this Assignment or the Agreement and Consent to Assignment attached hereto as Exhibit A by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy.

In the event of a direct conflict between this Assignment and the Indenture, the Indenture shall control; provided,  however, the parties understand and agree that this Assignment sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Assignment as not being in direct conflict with the Indenture.

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Appendix I-4

IN WITNESS WHEREOF, the Assignor has caused this instrument of Assignment to be duly executed as of the day and year first above written.

TRANSOCEAN [EQUINOX/ENDURANCE] LIMITED, as the Assignor

By:
Name:
Title:

Appendix I-5

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, as the Assignee

By:
Name:
Title:

Appendix I-6

Exhibit A

FORM OF NOTICE OF ASSIGNMENT OF BAREBOAT CHARTER

and

FORM OF AGREEMENT AND CONSENT TO ASSIGNMENT

Dated: [_____]

To:  Songa Offshore Rig 2 AS

Re: Transocean [Equinox/Endurance]

We refer to the Bareboat Charter, dated March 31, 2014 (as amended, restated, supplemented, replaced, assigned or otherwise modified from time to time, the “Charter”)  by which we agree to let, and you agree to take on charter the Norwegian flag vessel Transocean [Equinox/Endurance], IMO No. [9633599/9633604], Flag ID [LEXS/LEXN] (the “Collateral Rig”) for the period and on the terms and conditions set out in the Charter.

We hereby give you notice of the following, and you by your execution and delivery of this Agreement and Consent to Assignment (this “Consent”) hereby agree to the following:

1.          By an Assignment of Bareboat Charter (the “Assignment”, the defined terms therein being used herein and not otherwise defined shall be used herein as therein defined), dated as of May 24, 2019, (a copy of which is attached hereto) made between us and the Assignee referred to therein, we have collaterally assigned, transferred and set over unto the Assignee all our right, title and interest in and to (but not any of our obligations or liabilities under) the Charter and in and to moneys and claims for moneys due and to become due to us under the Charter (all as more fully described in the Assignment).

2.          You are hereby irrevocably authorized and instructed to make all payments due by you in accordance with the terms of the Charter to that certain account no. [_________] held by Wells Fargo Bank, National Association in the name of the Assignor.

3.          Upon your receipt of written notice of the occurrence of an Event of Default, from the Assignee, you are hereby irrevocably authorized and instructed to pay, and agree that you will make payment of all such moneys payable by you under the Charter to such place as the Assignee may from time to time direct.

4.          We shall remain liable to perform all our obligations under the Charter and the Assignee shall not be under any obligation under the Charter, but should the Assignee exercise its right to perform, or cause performance by its nominee or designee of, our obligations under the

Appendix I-7

Charter, you agree, without thereby releasing us from our obligations under the Charter, to accept such performance.

5.          You consent to the Assignment, and agree that you will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, direct to the account set forth in paragraph 2 hereof, and otherwise if the Assignee has given you a written notice of the occurrence of an Event of Default, to such account from time to time specified by the Assignee at such address as the Assignee shall from time to time request the undersigned in writing, in each case until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full. You agree that you shall not seek the recovery of any payment actually made by you to the Assignee pursuant to this Charterer’s Consent once such payment has been made. You hereby waive the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff other than a claim, defense, counterclaim or setoff that you could assert against the Assignor under the Charter. These provisions shall not be construed to relieve the Assignor of any liability to the Charterer.

6.          You agree that if the Assignee gives you written notice that an Event of Default has occurred and is continuing, the Assignee shall be entitled to exercise any and all rights and remedies of the Assignor under the Charter in accordance with the terms of the Assignment, and you shall comply in all respects with such exercise.

7.          You agree that you will not, until the termination of the Assignment, acknowledge and consent to any other assignment by us of any of the whole or any part of our right, title and interest in and to the Charter and in and to moneys and claims for moneys due and to become due to us under the Charter without the written consent of the Assignee.

8.          You may rely on any written notice given by the Assignee to you as being properly given under the terms of the Assignment and this Consent, even if we notify you that such written notice is not validly given.

9.          You covenant and agree with the Assignee that you will clearly record on your books and records notations of the Assignment.

10.        Your acknowledgement and consent hereunder, and your agreements herein contained, are for the benefit of the Assignee and shall be enforceable by the Assignee.

11.        This Consent shall terminate, and be of no further force and effect, at the earlier of the termination of (i) the Assignment or (ii) the Charter.

The authorizations and instructions by us in this Consent cannot be revoked or varied by us without the Assignee’s prior written consent.

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Appendix I-8

For and on behalf of

TRANSOCEAN [EQUINOX/ENDURANCE] LIMITED

By:
Name:
Title:

Dated:

Appendix I-9

Dated:  [_____]

To: TRANSOCEAN [EQUINOX/ENDURANCE] LIMITED, as the Assignor

To: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent and as the Assignee

In consideration of the Charter, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and hereby consent to, and agree to be bound by, the Agreement and Consent to Assignment attached hereto (capitalized terms used herein have the meanings given such terms in such Agreement and Consent to Assignment).

For the benefit of the Assignee, until the security interest granted under the Assignment is terminated in accordance with the terms thereof, the Charterer subordinates any lien that it may have on the Collateral Rig, howsoever and whensoever arising, and irrevocably agrees that any claim against the Collateral Rig that the Charterer may or could have is subject and subordinate to the claims of the Assignee and the other Secured Creditors under any Note Document including, but not limited to, the Mortgagee under the Collateral Rig Mortgage (as defined below) on the Collateral Rig, provided further that the creation or enforcement by the Charterer of any maritime lien (other than Permitted Collateral Liens)  on the Collateral Rig arising from or related to the Charter (or any other sub-charter or similar contract of or related to the Collateral Rig) is expressly prohibited.  “Collateral Rig Mortgage” means that certain Ship Mortgage Deed, dated May 24, 2019, by the Assignor, as Shipowner in favor of the Assignee, as Collateral Agent, as Mortgagee over the Collateral Rig, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

The undersigned confirms that the Charter has been duly assigned to it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

For and on behalf of

SONGA OFFSHORE RIG 2 AS

By:
Name:
Title:

Appendix I-10

APPENDIX J-1

FORM OF RECEIVABLES PLEDGE AGREEMENT

Appendix J-1

FORM OF

RECEIVABLES PLEDGE AGREEMENT

MADE BY

TRANSOCEAN [EQUINOX/ENDURANCE] LIMITED

IN FAVOR OF

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS THE COLLATERAL AGENT

DATED AS OF

MAY 24, 2019

Appendix J-1-1

This RECEIVABLES PLEDGE AGREEMENT dated as of May 24, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by TRANSOCEAN [EQUINOX/ENDURANCE] LIMITED, a Cayman Islands exempted company limited by shares (the “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Creditors (as such term is defined in the Indenture referred to below).

RECITALS

Pursuant to that certain Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Transocean Guardian Limited, a Cayman Islands exempted company (the “Company”), the Pledgor, the other Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and Collateral Agent, the Company will issue (the “Issuance”) 5.375% Senior Secured Notes due 2023 in an aggregate principal amount of $525,000,000 (the “Securities”).

It is a requirement of the Indenture that the Pledgor enter into this Agreement in order to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, a security interest in the Collateral (as hereinafter defined).

The Pledgor will receive substantial, direct and indirect, benefits from the Issuance.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01       Definitions.

(a)         Unless otherwise defined herein, capitalized terms defined in the Indenture and used herein have the meanings given to them in the Indenture, and all terms which are defined in Article 8 or 9 of the UCC (as hereinafter defined) are used herein as so defined. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

(b)         The following terms have the following meanings:

“Bareboat Charter” shall mean any Bareboat Charter to which the Pledgor, as owner of the Collateral Rig, is a party.

Appendix J-1-2

“Collateral” has the meaning assigned to such term in SECTION 2.01.

“Collateral Rig” means that certain Norwegian flag vessel Transocean [Equinox/Endurance], IMO No. [9633599/9633604] and Flag ID [LEXS/LEXN].

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Creditor’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02       Rules of Interpretation. Unless the context otherwise requires, (i) the term “or” is not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, (iii) “will” shall be interpreted to express a command, (iv) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (v) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (vi) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement unless otherwise stated.

ARTICLE II

Grant of Security Interest

Section 2.01      Grant of Security Interest. The Pledgor hereby pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Creditors, a continuing security interest in and to all of the Pledgor’s right, title and interest in and to all of the following personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations, whether now existing or hereafter incurred or arising:

(i)          (A) all dividends, other similar payments and distributions received from the Collateral Rig Operator and (B) all earnings, hires, freights, income and other sums received by the Pledgor under the Bareboat Charter or otherwise derived from the Bareboat Charter;

(ii)         all intercompany Indebtedness from time to time owed to the Pledgor by Holdings or any Subsidiary thereof (all such indebtedness being the “Pledged Receivables”);

(iii)       any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

Appendix J-1-3

(iv)        to the extent not otherwise described above, all Proceeds, products, accessions, rents and profits of, or in respect of, any and all of the foregoing.

Section 2.02       Pledgor Remains Liable. Notwithstanding anything to the contrary contained herein, (i) the Pledgor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Creditor, (ii) the Pledgor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Creditor have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE III

Representations and Warranties

The Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Creditor as follows:

Section 3.01      Pledgor Ownership. The Pledgor is the legal and beneficial owner of the Collateral free and clear of any security interest except for Permitted Collateral Liens and Liens that will be terminated in connection with the application of the proceeds of the Securities.

Section 3.02      Valid Security Interest. The pledge and collateral assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral, securing the Notes Obligations, and is enforceable in accordance with its terms, and, upon (x) the filing of a UCC financing statement with the District of Columbia Recorder of Deeds naming the Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral and (y) the Collateral Agent taking possession or control of all Collateral with respect to which a security interest may be perfected only by possession or control, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority security interests with respect to all of the Collateral (subject to Permitted Collateral Liens and Liens that will be terminated in connection with the application of the proceeds of the Securities).

Section 3.03      No Consent, Approval or Authorization. Except for any consent, authorization or approval which has been obtained or notice of filing that has been made, no consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for:

(i)          the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by the Pledgor;

Appendix J-1-4

(ii)         the perfection or maintenance of the security interest created hereby (including the first priority (subject to Permitted Collateral Liens and Liens that will be terminated in connection with the application of the proceeds of the Securities) nature of such security interest), other than recordings and filings required by Section 4.01; or

(iii)       the exercise by the Collateral Agent of its rights and remedies hereunder.

Section 3.04       Pledgor Information. On the date hereof, the correct legal name of the Pledgor, all names and trade names that the Pledgor has used in the last five years, the Pledgor’s jurisdiction of organization and each jurisdiction of organization of the Pledgor over the last five years and the location(s) of the Pledgor’s chief executive office or sole place of business over the last five years are specified on Schedule 3.04.

Section 3.05       Pledged Receivables. The Pledgor has delivered to the Collateral Agent all Instruments representing any Pledged Receivables, accompanied by duly executed instruments of transfer or assignment in blank.

ARTICLE IV

Covenants

The Pledgor covenants and agrees with the Collateral Agent, for the benefit of the Secured Creditors, that, from and after the date of this Agreement until this Agreement is terminated in accordance with Section 7.10:

Section 4.01       Maintenance of the Collateral; Further Assurances. The Pledgor agrees that:

(a)         to the extent that a security interest in the Collateral may be perfected by the filing of a financing statement or, in the case of the Pledged Receivables represented by an Instrument, by possession thereof, pursuant to the UCC, the Pledgor shall maintain the security interest created by this Agreement as a perfected first priority security interest (subject to Permitted Collateral Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever;

(b)         it will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and

(c)         to the extent that a security interest in the Collateral is to be perfected by a filing pursuant to the UCC, it will file any required UCC continuation statements from time to time in order to maintain the Collateral Agent’s first priority status in such security interest (subject to Permitted Collateral Liens).

Section 4.02       Changes in Locations, Name, Etc. Without limitation of any other covenant herein, the Pledgor will give notice to the Collateral Agent within 30 days after any change in (a) its legal name, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or (d) its jurisdiction of organization, and the Pledgor shall promptly take all action necessary to maintain the perfection and priority of the Collateral Agent’s security

Appendix J-1-5

interests in the Collateral under this Agreement. In any notice furnished pursuant to this Section 4.02, the Pledgor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection and maintaining the priority of the Collateral Agent’s security interest in the Collateral.

Section 4.03      Pledged Receivables. All Instruments representing or evidencing the Pledged Receivables shall promptly be delivered to and held by the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE V

Remedial Provisions

Section 5.01       Remedies.

If any Event of Default shall have occurred and be continuing:

(a)         The Collateral Agent shall have the right, subject to and in accordance with the terms of the Indenture, to exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or under any other Note Document or otherwise available to it at law, in equity or under any statute or other agreement, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or otherwise available at law or equity and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent and any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, the Pledgor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall instruct, whether at the Pledgor’s premises or elsewhere. Any such sale or transfer by the Collateral Agent, either to itself or to any other Person, shall be absolutely free from any claim of right by the Pledgor, including any equity or right of redemption, stay or appraisal which the Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and the Pledgor hereby waives any rights it may have in respect

Appendix J-1-6

thereof). Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.

(b)         Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may at any time thereafter be applied in whole or in part by the Collateral Agent, for the ratable benefit of the Secured Creditors, against, all or any part of the Notes Obligations, in the manner set forth in the Indenture.

(c)         All payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(d)         The Collateral Agent is authorized, in connection with any sale of the Collateral pursuant to this Section 5.01, to deliver or otherwise disclose to any prospective purchaser of the Collateral any information in its possession relating to such Collateral.

(e)         The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to appropriate or realize upon any Collateral or to any sale or transfer of the Collateral.

(f)         To the extent permitted by applicable law, the Pledgor hereby waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights under this Agreement, other than with respect to the Collateral Agent’s actions constituting gross negligence or willful misconduct.

Section 5.02       Application of Proceeds; Waiver; Deficiency. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as payment for the Notes Obligations in accordance with the terms of the Indenture.

Section 5.03      Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Pledgor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE VI

The Collateral Agent

Section 6.01       Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)         The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor, as appropriate, or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the

Appendix J-1-7

Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

(i)          unless being disputed in accordance with the terms of the Indenture, pay or discharge taxes and liens (other than liens for taxes not yet delinquent, or which can thereafter be paid without penalty, in each case such that the lien cannot be enforced) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement, the Indenture or any other Note Document and pay all or any part of the premiums therefor and the costs thereof;

(ii)         execute, in connection with any sale provided for in Section 5.01, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)       (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent (for the benefit of the Secured Creditors) or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Pledgor, as appropriate, or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (F) sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

Anything in this Section 6.01(a) to the contrary notwithstanding, (x) the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing, and (y) the parties agree that the grant of the power of attorney set forth in this Section 6.01(a) shall not be deemed to create an obligation on the part of the Collateral Agent to take any one or more of the actions described herein.

Appendix J-1-8

(b)         If the Pledgor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)         The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in and in accordance with this Section 6.01 shall constitute the Notes Obligations and shall be payable by the Pledgor to the Collateral Agent on demand.

(d)         The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released as set forth in Section 7.10.

Section 6.02       Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Creditor nor any of their respective agents, employees, stockholders, directors and officers shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the other Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Creditor to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its agents, employees, stockholders, directors and officers shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non–appealable decision. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Notes Obligations, or to take any steps necessary to preserve any rights against the Pledgor or any other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Pledgor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Creditor to proceed against the Pledgor or any other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Creditor now has or may hereafter have against the Pledgor and any other Person.

Section 6.03       Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising

Appendix J-1-9

out of this Agreement or in connection with the Notes Obligations shall, as between the Collateral Agent and the other Secured Creditors, be governed by the terms of the Indenture (including, without limitation, the rights and protections set forth therein) and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.04      Limitation on Duty of Collateral Agent in Respect of Collateral. Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss, damage or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee appointed by the Collateral Agent in good faith.

Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral, or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain, monitor, investigate or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgor or any other party to such documents.

Section 6.05       Indemnity and Expenses.

(a)         Without prejudice to any other rights or remedies of the Collateral Agent under any of the other Note Documents, the Pledgor agrees to indemnify, defend, protect and hold harmless the Collateral Agent (in its individual capacity and as Collateral Agent for the Secured Creditors) and each of its officers, directors and agents (each, an “Indemnified Party”) from and against any and all loss, damage, claims, liability, cost or expense (including, without limitation, the reasonable fees and expenses) incurred by any Indemnified Party, in each case in connection with this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct.

(b)         Without prejudice to any other rights or remedies of the Collateral Agent under any of the other Note Documents, the Pledgor will, upon demand, reimburse the Collateral Agent for all reasonable out-of-pocket expenses incurred or made by it, its agents, counsel, accountants and experts (including, without limitation, the reasonable fees and expenses) in connection with (i) the

Appendix J-1-10

transactions which give rise to this Agreement, the preparation of this Agreement and the administration of this Agreement, (ii) the custody or preservation of, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Pledgor, or (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Creditors hereunder.

ARTICLE VII

Miscellaneous

Section 7.01       Amendments; Waivers.

(a)         No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article 10 of the Indenture.

(b)         No failure on the part of the Collateral Agent or any other Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect other security for the Notes Obligations. The rights and remedies of the Collateral Agent provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

Section 7.02       Notices, etc.

(a)         All notices, requests, demands or other communications pursuant hereto shall be given in accordance with Section 14.01 of the Indenture. Notices shall be deemed to have been given as set forth in Section 14.01 of the Indenture. All notices and other communications shall be in writing and addressed to such party as provided in the Indenture.

Section 7.03      Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of this Agreement in accordance with Section 7.10, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and assigns.

Section 7.04       Survival; Reinstatement; Security Interest Absolute.

(a)         All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document to which it is a party shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Collateral Agent or on its behalf and notwithstanding that the Collateral Agent may have had notice or knowledge of any default or incorrect representation or warranty at the time any credit is extended hereunder or under any other Note Document, and shall continue in full force and effect as long as any of the Notes Obligations is outstanding and unpaid. The provisions of Section 6.05 shall survive and remain in full force and

Appendix J-1-11

effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes Obligations, or the termination of this Agreement or any other Note Document or any provision hereof or thereof or the resignation or removal of the Collateral Agent in accordance with Article 12.06 of the Indenture.

(b)         To the extent that any payments on the Notes Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Notes Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the Secured Creditors’ liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated and the Pledgor shall take such action as may be reasonably requested by the Collateral Agent to effect such reinstatement.

(c)         The obligations of the Pledgor under this Agreement are independent of the Notes Obligations or any other obligations of any other pledgor under or in respect of the other Note Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor or whether the Pledgor is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Creditors and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i)          any lack of validity or enforceability of any Note Document or any other agreement or instrument relating thereto;

(ii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations or any other obligations of the Company or any other Note Party under or in respect of any Note Document or any other amendment or waiver of or any consent to any departure from any Note Document, including, without limitation, any increase in the Notes Obligations;

(iii)       any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Notes Obligations;

(iv)        any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Notes Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Notes Obligations or any other obligations of the Company or any other Note Party under or in respect of the Note Documents or any other assets of the Company or any other Note Party;

Appendix J-1-12

(v)         any change, restructuring or termination of the corporate structure or existence of the Company or any other Note Party;

(vi)        any failure of any Secured Creditor to disclose to the Pledgor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of the Company or any other Note Party now or hereafter known to such Secured Creditor (the Pledgor waiving any duty on the part of the Secured Creditors to disclose such information); or

(vii)       any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Creditor that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

Section 7.05       Counterparts; Integration; Effectiveness.

(a)         This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

(b)         This Agreement and the other Note Documents to which the Pledgor is a party constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Note Documents to which the Pledgor is a party represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between or among the parties.

(c)         This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 7.06       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.07       Governing Law; Submission to Jurisdiction

(a)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, IN RESPECT OF ANY PARTICULAR

Appendix J-1-13

COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ACCORDANCE WITH SECTION 1.04 OF THE INDENTURE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS DESCRIBED IN SECTION 1.04 OF THE INDENTURE.

(b)         THE PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR ANY APPELLATE COURT WITH RESPECT THERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08      Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.09       Acknowledgments. The Pledgor hereby acknowledges that:

(a)         neither the Collateral Agent nor any other Secured Creditor has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company and the other Note Parties, on the one hand, and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(b)         no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Pledgor and the Secured Creditors; and

(c)         it has a duty to read this Agreement and the other Note Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Note Documents; that it has in fact read this Agreement and the other Note Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement; and has received the advice of its attorney in entering into this Agreement. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 7.10      Releases, Termination. This Agreement shall automatically terminate and be released upon (i) the occurrence of any of the events described in clause (a) or (b) of Section

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12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein, or (ii) consent of the requisite Holders in accordance with Section 10.02 and 12.02 of the Indenture, or (iii) (x) the replacement of the Pledgor as the “Collateral Rig Owner” with respect to the Collateral Rig in accordance with (a) a Fundamental Change of the Pledgor not prohibited by Section 4.13 of the Indenture and/or (b) a transaction permitted by Section 4.27 and 4.29 of the Indenture, as applicable, and (y) the entry into a new Receivables Pledge Agreement by the replacement Collateral Rig Owner as required by the Indenture. Upon any such termination, the Collateral Agent will, at the written request of the Pledgor and at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 7.11      Acceptance. The Pledgor expressly waives notice of acceptance of this Agreement, acceptance on the part of the Secured Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 7.12      General Limitation of Liability. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss, lost profits or damage of any kind whatsoever (including, but not limited to, loss of profit and diminution in the value thereof) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.13      Resignation or Removal of Collateral Agent. If the Collateral Agent resigns or is removed in accordance with the Indenture, such retiring Collateral Agent shall cease to be a party to this Agreement and all obligations imposed upon such retiring Collateral Agent pursuant to this Agreement shall be terminated as to such retiring Collateral Agent and deemed to be imposed upon the successor Collateral Agent appointed pursuant to the terms of the Indenture, provided, however, the retiring Collateral Agent’s indemnification rights contained in this Agreement, the Indenture or otherwise shall continue in favor of the retiring Collateral Agent.

Section 7.14      U.S.A. Patriot Act. The Pledgor acknowledges that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update

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information that identifies each person establishing a relationship or opening an account. The Pledgor agrees that it will provide to the Collateral Agent such information as it may request, from time to time, in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 7.15      Conflict. In the event of a direct conflict between this Agreement and the Indenture, the Indenture shall control; provided, however, the parties understand and agree that this Agreement sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Agreement as not being in direct conflict with the Indenture.

The Collateral Agent shall have all the benefits, indemnities, powers, privileges, protections and rights contained in the Indenture (including for the avoidance of any doubt Article 12 of the Indenture) in connection with acting in its capacity as Collateral Agent hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Appendix J-1-16

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

Transocean [Equinox/Endurance] Limited,
as the Pledgor

By:
Name:
Title:

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Acknowledged and Agreed to as of the date hereof by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Appendix J-1-18

SCHEDULE 3.04

Names/Trade Names, Jurisdiction of Organization and Chief Executive Office

Appendix J-1-19

APPENDIX J-2

FORM OF BAREBOAT ACCOUNT PLEDGE AGREEMENT

Appendix J-2

Dated: May 24, 2019
Transocean [Equinox/Endurance] Limited and Wells Fargo Bank, National Association as Collateral Agent

FORM OF ACCOUNT CHARGE
Note: Cayman Islands stamp duty will be payable if this document is executed in, brought to or produced before a court of the Cayman Islands 412650.00030

Appendix J-2-1

CONTENTS

1	Definitions and interpretation	3
2	Charge	3
3	Chargor’s liability not affected	6
4	Delivery of documents	7
5	Representations and Warranties	7
6	Covenants	8
7	Enforcement	8
8	Receiver	10
9	Power of Attorney	11
10	Further Assurances	12
11	Application of monies	13
12	Release	13
13	Protection of Secured Creditors, Receivers and Attorneys	14
14	Preservation of security	14
15	[Reserved].	14
16	Collateral Agent	14
17	Variation, Amendment and Waiver	15
18	Assignment	15
19	Entire Agreement	15
20	Partial Invalidity	15
21	Notices	15
22	Miscellaneous	16
23	Counterparts	17
24	Law and Jurisdiction	17
Schedule 1		20
Schedule 2		21
Schedule 3		23

Appendix J-2-2

This Charge is made on May 24, 2019

BETWEEN:

(1)        Transocean [Equinox/Endurance] Limited,  an exempted company incorporated in Cayman Islands, with registered number [349205/349194], the registered office of which is at Transocean Corporate Services Limited, P.O. Box 10342, 36c Dr. Roy’s Drive, 4th Floor, Grand Cayman KY1-1003, Cayman Islands (Chargor); and

(2)        Wells Fargo Bank, National Association as collateral agent for and on behalf of the Secured Creditors (Collateral Agent).

RECITALS:

(A)       The Chargor enters into this Charge in connection with the Indenture.  It is a condition precedent of the Indenture that the Chargor enters into this Charge.

(B)       It is intended that this Charge takes effect as a deed notwithstanding that any party may only execute this Charge under hand.

It is agreed as follows:

1           Definitions and interpretation

1.1        In this Charge, words and expressions shall, except where the context otherwise requires, have the meanings given to them in the Indenture, provided that, in the event of any conflict between the meaning of any term as defined in the Indenture and any term as defined in this Charge, the definitions in the Indenture shall prevail.

1.2        In this Charge, the following words and expressions shall, except where the context otherwise requires, have the following meanings:

Account means the account in the name of the Chargor with the Bank the details of which are as set out in Schedule 1 to this Charge, together with all amounts from time to time standing to the credit of the Account, together with all other rights and benefits accruing to or arising in connection with the Account (including, without limitation, all entitlements to interest) (as such Account may from time to time be renumbered or re-designated and including any sub-account thereof);

Authorised Officer means any officer duly and effectively designated in writing by any party hereto or to any other Indenture as having been authorised by such party to execute and deliver this Charge or any other notice, agreement, document, certificate or instrument contemplated under this Charge;

Bank means Wells Fargo Bank, Cayman Islands Branch;

Charge means this account charge;

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Charged Property means the property and rights of the Chargor which are the subject of any security created or purported to be created by this Charge;

Company means Transocean Sentry Limited, an exempted company incorporated in Cayman Islands, with registered number 349193, the registered office of which is at Transocean Corporate Services Limited, P.O. Box 10342, 36c Dr. Roy’s Drive, 4th Floor, Grand Cayman KY1-1003, Cayman Islands;

Gross Negligence means a standard of misconduct beyond negligence whereby a person acts with reckless disregard for the consequences of his action or inaction;

Indenture means the indenture dated on or about the date of this Charge (as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time) by and among the Company, the Guarantors (as defined therein) party thereto from time to time (including the Chargor) and Wells Fargo Bank, National Association, as trustee and the Collateral Agent, pursuant to which the Company will issue 5.375% Senior Secured Notes due 2023 in an aggregate principal amount of $525,000,000;

Legal Reservations means (a) the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims and defences of set-off or counterclaim; (c) the matters set out in any applicable qualification in a legal opinion delivered in connection with this Charge; and (d) similar principles, rights and defences under the laws of any applicable jurisdiction;

Receiver has the meaning given to it in clause 8; and

Security Interest means any mortgage, charge, pledge, lien, assignment, encumbrance, right of set off or any other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect howsoever created or arising.

1.3        In the interpretation of this Charge, the following provisions apply save where the context requires otherwise:

(a)         references to any person, including, but not limited to, the Collateral Agent, the Chargor and the Company shall include its successors, assignees and transferees and, in the case of the Collateral Agent, any person from time to time appointed as Collateral Agent or Collateral Agents in accordance with the Indenture or any other Note Document;

(b)         where references are made to the Collateral Agent holding title to or having possession or control of the Charged Property or any part thereof, such references shall include any person holding title to or having possession or control of the Charged Property or any part thereof for or on behalf of the Collateral Agent, whether as trustee or in some other capacity;

(c)         assets includes present and future properties, revenues and rights of every description;

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(d)         any reference to this Charge or to any agreement or document referred to in this Charge shall be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

(e)         except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporate;

(f)         indebtedness due, owing or incurred under the Note Documents shall include all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided for therein or the obligations and liabilities imposed thereunder however fundamental;

(g)         references to constitutional documents of an entity shall include, without limitation, the certificate(s) of incorporation or establishment, the memorandum and articles of association and, where the entity is the trustee of a trust, the trust instrument constituting the relevant trust;

(h)         any reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(i)          an Event of Default is continuing if it has not been remedied or waived;

(j)          the word may shall be construed as permissive and the word shall shall be construed as imperative;

(k)         any phrase introduced by the terms including,  include,  in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(l)          clause headings and the index are inserted for convenience only and shall not affect the construction of this Charge;

(m)        references to statutes are, unless otherwise specified, references to statutes of the Cayman Islands (and such reference shall be taken to be to the short title applicable to such statute) and include any statutory amendment, modification, consolidation or re-enactment thereof for the time being in force; and

(n)         references to recitals, clauses and Schedules are, unless the context otherwise requires, references to recitals and clauses hereof and Schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the clause in which the reference appears; and

(o)         the recitals and the Schedules form part of this Charge and shall have the same force and effect as if they were expressly set out in the body of this Charge and any reference to this Charge shall include the recitals and the Schedules.

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2           Charge2.1         The Chargor hereby charges by way of first fixed charge and assigns by way of security to the Collateral Agent as a continuing security for the full and punctual payment and discharge of the Notes Obligations, all its right, title, interest and benefit present and future in, to and under the Account.

2.2        Subject to and in accordance with the terms and conditions of the Indenture and for as long as no Event of Default has occurred and is continuing or a Blocked Period is in effect, the Collateral Agent (acting in the name and on behalf of the Secured Creditors) hereby authorises the Chargor to operate the Account, in particular to draw any of the balances standing to the credit of the Account, freely in the ordinary course of its business.

2.3        The Chargor shall be free to close the Account at any time without any prior consent or notification of the Collateral Agent; provided that, to the extent required by the Indenture, any amounts standing to the credit of the Account are transferred to another bank account encumbered in favour of the Collateral Agent.

2.4        Upon the occurrence and during the continuation of an Event of Default for which the Chargor has received written notice from the Collateral Agent of its intent to exercise remedies hereunder or during a Blocked Period, the Chargor shall no longer be entitled to operate the Account (including disposing of any of the Charged Property) without the Collateral Agent's prior written consent, in which case the Secured Creditors, represented by the Collateral Agent, may inform the Bank about the expiry of the authorisation granted under this clause 2.  Upon the termination of a Blocked Period, the Collateral Agent shall deliver a notice to the Bank reinstating the authorisation granted under this clause 2.

3           Chargor’s liability not affected

3.1        Neither the obligations of the Chargor contained in this Charge nor the rights, powers and remedies conferred upon the Collateral Agent in respect of the Chargor by this Charge or by law shall be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (whether any such event or circumstance occurs with or without the Collateral Agent’s knowledge or consent):

(a)        the winding-up, dissolution, administration, receivership, amalgamation, reconstruction, merger, consolidation or reorganisation (or equivalent insolvency procedure) of the Chargor, the Collateral Agent or the Company, or any change in their status, function, control or ownership;

(b)        any of the Notes Obligations or any other security taken in respect of the Notes Obligations being or becoming wholly or partially illegal, invalid, unenforceable or ineffective in any respect;

(c)        any time, forbearance or other indulgence being granted or agreed to be granted to the Company, the Chargor or any other person in respect of any of the Notes Obligations or under any other security taken in respect of the Notes Obligations;

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(d)        any amendment to, or any variation, waiver or release of, any of the Notes Obligations or any other security taken in respect of the Note Obligations or any amendment to, restatement of or supplement to any Note Document;

(e)        any failure to take, or fully to take, any security agreed to be taken in relation to any of the Notes Obligations;

(f)         any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Notes Obligations; or

(g)        any other act, event or omission which, but for this clause 3.1, might operate to discharge, impair or otherwise affect any of the obligations of the Chargor contained in this Charge or any of the rights, powers or remedies conferred upon the Collateral Agent by this Charge or by law.

4           Delivery of documents

4.1        On the execution and delivery of this Charge, the Chargor shall promptly execute and deliver a notice of assignment to the Bank in the form set out in Schedule 2 to this Charge and use its reasonable endeavours to procure that an acknowledgement in the form set out in Schedule 3 to this Charge is delivered by the Bank to the Collateral Agent.

4.2        Within five Business Days of the date of this Charge, the Chargor shall provide the Collateral Agent with a copy of the Chargor's register of mortgages and charges showing the particulars of this Charge.

5           Representations and Warranties

5.1        The Chargor represents and warrants to the Collateral Agent on the date of this Charge that:

(a)         it is the sole legal and beneficial owner of the Charged Property and the Charged Property is free from any Security Interest other than Permitted Collateral Liens;

(b)         it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated and it has and will at all times have the necessary power to enter into and perform its obligations under this Charge and has duly authorised the execution and delivery of this Charge and the performance of its obligations hereunder;

(c)         it has full power, authority and legal right to enter into and engage in the transactions contemplated by this Charge and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Charge;

(d)         subject to the Legal Reservations, this Charge creates the Security Interests it purports to create, with the priority and ranking it is expressed to have (subject to

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Permitted Collateral Liens), and is not liable to be avoided or otherwise set aside on its liquidation, winding-up or otherwise;

(e)         subject to the Legal Reservations, this Charge constitutes the legal, valid, binding and enforceable obligations of the Chargor effective in accordance with its terms; and

(f)         the execution, delivery, observance and performance by the Chargor of this Charge will not require the Chargor to obtain any material licences, consents or approvals (in each case other than those that have been obtained or will be obtained prior to the date hereof) and will not result in any violation of any material law, statute, ordinance, rule or regulation applicable to it or any other material agreements applicable to it.

6           Covenants

6.1        The Chargor covenants and undertakes with the Collateral Agent that, for so long as any Notes Obligations remain outstanding, it shall:

(a)         at the Collateral Agent's request (acting at the direction of the requisite Holders), forward all advices, statements, orders, notices and other documents relating to the Account which the Chargor may receive from time to time; and

(b)         use commercially reasonable efforts to enforce any rights and institute, continue or defend any proceedings relating to the Account which the Collateral Agent (acting at the direction of the requisite Holders) may require from time to time.

7           Enforcement

7.1        The security created by this Charge shall become immediately enforceable if an Event of Default occurs and is continuing.

7.2        The Chargor shall forthwith following the security created by this Charge becoming enforceable, sign, seal, execute, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Collateral Agent may require (acting at the direction of the requisite Holders), at any time and from time to time specify for enabling or assisting the Collateral Agent:

(a)         to perfect its title to and security over the Charged Property;

(b)         to vest the Charged Property in the Collateral Agent or its nominee or nominees;

(c)         to exercise (or enable its nominee or nominees to exercise) any rights or powers attaching to the Charged Property;

(d)         to sell or dispose of the Charged Property; and/or

(e)         otherwise to enforce any of the rights of the Collateral Agent under or in connection with this Charge.

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7.3        At any time after an Event of Default has occurred and is continuing, the Collateral Agent may, without notice to or further consent or concurrence by, the Chargor and without prior authorisation from any court, and at all times without prejudice to any other right or remedy available hereunder or under applicable law:

(a)         upon receiving direction from the requisite Holders, call for payment to it of the Account and shall be entitled to apply and shall apply all or any part of the Account towards the discharge of the Notes Obligations in accordance with the Indenture;

(b)         appropriate, transfer or set off all or any part of the moneys in the Account in or towards the payment or discharge of the Notes Obligations in accordance with the Indenture and, for this purpose, the Collateral Agent is entitled to, at the expense of the Chargor, convert all or part of such monies into other currencies.  These provisions apply notwithstanding that any such monies may have been deposited for a fixed period or be subject to a period of notice and that the fixed period or period of notice may not have expired or that notice or sufficient notice may not have been given;

(c)         take possession of, collect and get in the Charged Property or any part thereof or otherwise exercise in relation to the Charged Property or any part thereof all of the rights of an absolute owner and, for that purpose, to take such proceedings as may seem to it to be expedient;

(d)         settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Charged Property;

(e)         bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property;

(f)         redeem any security (whether or not having priority to this Charge) over the Charged Property and to settle the accounts of any person with an interest in the Charged Property;

(g)         exercise and do (or permit the Chargor or any nominee of the Chargor to exercise and do) all such rights and things as the Collateral Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Property;

(h)         do anything else for the realisation of the Charged Property or incidental to the exercise of any of the rights conferred on the Collateral Agent under or by virtue of any document to which the Chargor is party;

(i)          exercise all rights and remedies afforded to it under this Charge and applicable law;

(j)          appoint attorneys or accountants or other professionally qualified person to assist it in the performance of its rights and remedies;

(k)         bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Property;

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(l)          do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Property; and

(m)        make any payment which is necessary or incidental to the performance of its functions.

7.4        Nothing done by or on behalf of the Collateral Agent pursuant to this Charge shall render it liable to account as a mortgagee in possession for any sums except in the case of actual fraud or Gross Negligence.

7.5        The Collateral Agent may delegate in any manner to any person (including any Receiver) any rights or powers exercisable by the Collateral Agent under this Charge.

7.6        Neither the Collateral Agent nor any of its agents, managers, officers, employees, directors, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of wilful misconduct, Gross Negligence or actual fraud.

7.7        The Collateral Agent shall be entitled (i) to receive all the benefits, indemnities, powers, privileges, protections and rights contained in the Indenture, (ii) to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02 of the Indenture, and (iii) to act with the consent of the requisite Holders as provided in the Indenture, in each case in connection with acting in its capacity as Collateral Agent hereunder.

8           Receiver

8.1        At any time after an Event of Default has occurred and is continuing, without notice to or further consent or concurrence by the Chargor, the Collateral Agent (acting at the direction of the requisite Holders) may appoint one or more person or persons to be a receiver (the Receiver) in relation to the Charged Property.  Where the Collateral Agent appoints two or more persons as Receiver, the Receivers may act jointly or severally.

8.2        The Receiver may without notice to or further consent or concurrence by the Chargor or the Company, take such action in relation to the enforcement of this Charge including, without limitation, to sell, charge or otherwise dispose of the Charged Property, to exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem necessary in relation to the enforcement of this Charge, subject to the rights of the Collateral Agent as holder of the security.

8.3        The Collateral Agent may from time to time determine the remuneration of the Receiver.

8.4        The Receiver shall have, in addition to the other powers set-out in this Charge and all powers confirmed on it by law, during the existence of an Event of Default and subject to applicable law, the following powers:

(a)         power to take possession of, collect and get in the Account and, for that purpose, to take such proceedings as may seem to him to be expedient;

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(b)         power to appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

(c)         power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Account;

(d)         power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Account;

(e)         power to exercise all rights of the Collateral Agent under or pursuant to this Charge including all voting and other rights attaching to the Charged Property;

(f)         power to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Property;

(g)         power to appoint managers, officers and agents for the above purposes at such remuneration as the Receiver may (acting reasonably) determine;

(h)         power to make any payment which is necessary or incidental to the performance of his functions; and

(i)          power to do all other things incidental to the exercise of the foregoing powers.

8.5        The Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible (other than where there is wilful misconduct or Gross Negligence) for his acts and defaults and shall be liable on any contracts made, entered into or adopted by the Receiver.  The Collateral Agent shall not be liable for the Receiver's acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

8.6        The Collateral Agent may remove a Receiver in respect of all or any of the Charged Property of which he is the Receiver and after the Receiver has vacated office or ceased to act in respect of any of the Charged Property, appoint a replacement Receiver over all or any of the Charged Property in respect of which the previous Receiver shall have ceased to act.

9           Power of Attorney

9.1        The Chargor hereby irrevocably and by way of security for the payment of the Notes Obligations and the performance of its obligations under this Charge, appoints the Collateral Agent and each and every person to whom the Collateral Agent from time to time has delegated the exercise of the power of attorney conferred by this clause to be its true and lawful attorney or attorneys (with full power to appoint substitutes and to sub-delegate) on behalf of the Chargor and in the Chargor's own name or otherwise, at any time and from time to time, to:

(a)         sign, seal, execute, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Collateral Agent may consider to be reasonably necessary, advisable or desirable to:

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(b)         perfect its security over the Account;

(c)         to carry out any obligation imposed on the Chargor by this Charge; and

(d)         enable the Collateral Agent and any Receiver to exercise or delegate the exercise of any rights, powers and authorities conferred on them by or pursuant to this Charge or by law;

(e)         give proper effect to the intent and purposes of this Charge;

(f)         enable or assist in any way in the exercise of any right or the enforcement thereof, including any power of sale of the Charged Property (whether arising under this Charge or implied by statute or otherwise); and

(g)         perform any other act of any description which may be required of the Chargor under this Charge or may be deemed by such attorney(s) necessary, advisable or desirable for any purpose of this Charge or to constitute, enhance or perfect the security intended to be constituted by this Charge or to convey or transfer legal ownership of any of the Charged Property.

9.2        The power of attorney provided in clause 9.1 shall not be exercisable by or on behalf of the Collateral Agent unless an Event of Default has occurred and is continuing.

9.3        The Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorneys appointed pursuant hereto may execute or do in accordance with its appointment under this clause.  In relation to the powers referred to herein, the exercise by the Collateral Agent of such powers shall be conclusive evidence of its right to exercise the same.

9.4        All sums expended by the Collateral Agent under this clause shall be recoverable from the Chargor in accordance with the terms of this Charge; however, the Collateral Agent is not required to expend any of its own funds.  The Chargor agrees to indemnify the Collateral Agent to the extent required by Section 12.10 of the Indenture.

10         Further Assurances

10.1      The Chargor must promptly at its own cost, take whatever action required for (or which the Collateral Agent, acting at the direction of the requisite Holders, or a Receiver may reasonably require for):

(a)         creating, perfecting or protecting any security intended to be created by this Charge;

(b)         exercising any right, power or discretion exercisable by the Collateral Agent or any Receiver or any of its delegates or sub-delegates in respect of any Charged Property; or

(c)         after this Charge has become enforceable, facilitating the realisation of any Charged Property, or the exercise of any right, power or discretion exercisable, by the Collateral Agent or any Receiver or any of its delegates or sub-delegates in respect of any Charged Property.

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11         Application of monies

11.1      The Collateral Agent (and any Receiver) shall apply the monies received by it as a result of the enforcement of the security created hereby in accordance with the Indenture.

11.2      The Collateral Agent shall not be liable for any loss or damage occasioned by:

(a)         any sale or disposal of the Account or an interest in the Account; or

(b)         arising out of the exercise, or failure to exercise, any of its powers under this Charge; or

(c)         any other loss of whatever nature in connection with the Account in each case, in the absence of wilful misconduct, Gross Negligence or actual fraud.

12         Release

12.1                    Upon:

(a)         the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein; or

(b)         the replacement of the Chargor as the “Collateral Rig Owner” in accordance with:

(1)         a fundamental change of the Chargor not prohibited by Section 4.13 of the Indenture; and/or

(2)         a transaction permitted by Section 4.27 or Section 4.29 of the Indenture, as applicable,

the Security Interests created by this Charge shall terminate and all rights to the Charged Property shall revert to the Chargor.  This Charge and the Security Interest granted hereby shall, in whole or in part, automatically terminate and be released and all rights to the Charged Property so released shall automatically revert to the Chargor, upon consent of the requisite Holders in accordance with Sections 10.02 and 12.02 of the Indenture. Upon any such termination, upon the written request of the Chargor and delivery of an Officer’s Certificate and Opinion of Counsel, the Collateral Agent will at the Chargor’s expense, execute and deliver to the Chargor such documents as the Chargor shall reasonably request to evidence such termination.

12.2      Any receipt, release or discharge of any security created by this Charge or of any liability arising under this Charge or any other Note Document may be given by an Authorised Officer of the Collateral Agent in accordance with the provisions of this Charge or any other Note Document and shall not release or discharge the Chargor from any liability to the Collateral Agent for the same or any other monies which may exist independently of this Charge or any other Note Document.  Where such receipt, release or discharge relates to only part of the Notes Obligations such receipt, release or discharge shall not prejudice or affect any other part thereof nor any of the rights and remedies of the Collateral Agent

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hereunder or under the Indenture nor any of the obligations of the Chargor under this Charge or any other Note Document.

13         Protection of Secured Creditors, Receivers and Attorneys

13.1      No Secured Creditor, Receiver or Attorney is liable for any loss or damage, including consequential loss or damage, arising directly or indirectly from:

(a)         any omission or delay in the exercise or non-exercise of any right; or

(b)         the neglect, default or dishonesty of any manager, officer, employee, agent, accountant, auctioneer or solicitor of the Chargor, a Secured Creditor, Receiver or Attorney,

except to the extent the loss or damage arises from the wilful misconduct, actual fraud or Gross Negligence on its part.

14         Preservation of security

14.1      Continuing security

(a)         The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Notes Obligations or any other matter or thing whatsoever and shall be binding until all the Notes Obligations have been unconditionally paid and discharged in full in accordance with the Indenture.

(b)         This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker's lien, right to combine and consolidate accounts, right of set‑off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Collateral Agent.

14.2      Continuation of accounts

If the Collateral Agent receives notice of any subsequent mortgage, charge, assignment, or other disposition affecting any account opened with the Collateral Agent by the Chargor, or any part thereof or interest therein, the Collateral Agent may open a new account for the Chargor. If the Collateral Agent does not open a new account then unless the Collateral Agent gives express written notice to the contrary to the Chargor it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of the Chargor to the Collateral Agent shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to the Collateral Agent at the time when it received notice.

15         [Reserved].

16         Collateral Agent

The parties to this Charge hereby acknowledge and agree that the Collateral Agent holds the benefit of this Charge (and any other security created in its favour pursuant to this Charge) on trust for and on behalf of the Secured Creditors in its capacity as Collateral

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Agent under and pursuant to the terms of the Indenture.  The retirement of the person for the time being acting as Collateral Agent and the appointment of any successor Collateral Agent shall be effected in the manner provided for in the Indenture.

17         Variation, Amendment and Waiver

17.1      This Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of any Note Document.

17.2      Any term of this Charge may only be amended in a writing signed by the Collateral Agent (acting in accordance with the Indenture) and the Chargor.

17.3      Any waiver by the Collateral Agent of any terms of this Charge or any consent or approval given by the Collateral Agent under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions (if any) for which it is given.

18         Assignment

18.1      Except to the extent not prohibited by the Indenture, the Chargor may not assign or transfer all or any part of its rights, benefits or obligations under this Charge to any other person.

18.2      The Collateral Agent may assign any of its rights and transfer any of its obligations under this Charge to any successor Collateral Agent appointed in accordance with the Indenture, who shall be entitled to enforce and proceed upon this Charge in the same manner as if named herein.

19         Entire Agreement

This Charge, the Indenture and the other Note Documents constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Charge.

20         Partial Invalidity

If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

21         Notices

21.1      Any communication to be made under or in connection with this Charge shall be made in writing and, unless otherwise stated, may be made by electronic communication or letter in accordance with this clause.

21.2      The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Charge is:

(a)        in the case of the Chargor:

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(1)         Address: Transocean Corporate Services Limited, P.O. Box 10342, 36c Dr. Roy’s Drive, 4th Floor, Grand Cayman KY1-1003, Cayman Islands;

(2)         Email address: Steve.McFadin@deepwater.com;

(3)         Attention: C. Stephen McFadin; and

(b)                      in the case of the Collateral Agent:

(4)         Address: 1 Independent Drive, Suite 620, Jacksonville, FL 32202, USA;

(5)         Email address: tina.gonzales@wellsfargo.com;

(6)         Attention:  Corporate Trust Services;

or any substitute address or email address or department or officer as the Chargor may notify to the Collateral Agent or the Collateral Agent may notify to the Chargor, by not less than two Business Days' notice.

21.3      Any communication made or delivered by one person to another under or in connection with this Charge will only be effective to the extent set forth in the Indenture.

22         Miscellaneous

22.1      All sums payable by the Chargor under this Charge shall be paid without any set‑off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Charge pay to the Collateral Agent such additional amount as will result in the receipt by the Collateral Agent of the full amount which would otherwise have been receivable and will supply the Collateral Agent promptly with evidence satisfactory to the Collateral Agent that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

22.2      No delay or omission on the part of the Collateral Agent in exercising any right, power or remedy under this Charge shall impair that right, power or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right, power or remedy preclude any other or further exercise under this Charge of that or any other right, power or remedy.

22.3      The Collateral Agent's rights powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Collateral Agent deems expedient.

22.4      Any statement, certificate or determination of the Collateral Agent as to the Notes Obligations or (without limitation) any other matter provided for in this Charge shall, in the absence of manifest error, be conclusive and binding on the Chargor.

22.5      The parties hereby agree that each agent, manager, officer, employee, director, delegate or advisor of the Collateral Agent who is not a party to this Charge (a Third Party) has the express right to enforce the contractual terms of this Charge pursuant to the terms of The Contracts (Rights of Third Parties) Law, 2014. Notwithstanding any term of this Charge, the

Appendix J-2-16

consent of or notice to any Third Party shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Charge at any time.

23         Counterparts

This Charge may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page to this Charge by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Charge.

24         Law and Jurisdiction

24.1      This Charge is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

24.2      Each party hereto irrevocably agrees for the exclusive benefit of the other party that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.

Appendix J-2-17

IN WITNESS WHEREOF this Charge has been executed and delivered as a Deed the day and year first above written.

Signed as a deed by Transocean [Equinox/Endurance] Limited

Signature

Title/ Capacity

in the presence of:

Signature of witness

Print name

Title

Appendix J-2-18

Signed by Wells Fargo Bank, National Association, as Collateral Agent

Signature

Title/ Capacity

in the presence of:

Signature of witness

Print name

Title

Appendix J-2-19

SCHEDULE 1

Account

Account Holder's Name	Bank Name and Address	Denomination of Account	Account Number

Appendix J-2-20

SCHEDULE 2

Notice to Bank

From:   Transocean [Equinox/Endurance] Limited

To:       Wells Fargo Bank, Cayman Islands Branch

________________________, 2019

Dear Sirs

Transocean [Equinox/Endurance] Limited – account number [               ]

We hereby give you notice that by a charge of a bank account dated May 24, 2019 (the Charge) between Transocean [Equinox/Endurance] Limited (the Chargor) and Wells Fargo Bank, National Association, as collateral agent (the Collateral Agent), the Chargor has granted a first fixed charge and assignment by way of security to the Collateral Agent of all its right, title, interest and benefit, present and future, in and to all amounts from time to time standing to the credit of the account of the Chargor maintained with you and designated account number [              ], together with all other rights and benefits accruing to or arising in connection with the foregoing (including, without limitation, all entitlements to interest) (as such account may from time to time be renumbered or re-designated and including any sub-account thereof) (the Account).

We hereby irrevocably authorise and instruct you, following confirmation that the security is enforceable under clause 8 of the Charge:

unless otherwise instructed by the Collateral Agent, to comply only with the written directions from time to time of the Collateral Agent in relation to the operation of the Account (including, without limitation, any directions concerning the withdrawal or transfer of any funds from the Account);

hold all sums standing to the credit of the Account to the order of the Collateral Agent and to credit all interest earned on the monies standing to the credit of the Account to the Account; and

disclose to the Collateral Agent any information relating to the Account requested from you by the Collateral Agent and to supply to the Collateral Agent and the Chargor copies of all advices, statements, orders, notices and other documents relating to the Account (but without any liability on your part for any failure or omission to do so).

We acknowledge that you may comply with the instructions in this letter without any further permission from us.

The instructions in this letter may not be revoked or amended without the prior written consent of the Collateral Agent.

We should be obliged if you would acknowledge receipt of this letter and confirm the Collateral Agent's interest in the Account by sending to the Collateral Agent a letter in the form of the enclosed draft.

Appendix J-2-21

This letter is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

Yours faithfully

.....................................

For and on behalf of Transocean [Equinox/Endurance] Limited

Appendix J-2-22

SCHEDULE 3

Acknowledgment

From: Wells Fargo Bank - Cayman Islands Branch

To: Wells Fargo Bank, National Association, as Collateral Agent

______________________ 2019

Dear Sirs

Transocean [Equinox/Endurance] Limited and account number [               ] (the Account)

We hereby acknowledge receipt of the notice of charge from Transocean [Equinox/Endurance] Limited dated May 24, 2019 in respect of the Account (the Notice).

We confirm that we consent to the security to be created over the Account in favour of Wells Fargo Bank, National Association as collateral agent (the Collateral Agent), and confirm that this acknowledgement satisfies the requirements of our standard terms and conditions that written consent be provided in respect of any security to be taken over the Account.

Capitalised terms used but not defined herein shall have the meanings ascribed to them in the Notice.

We accept the instructions contained in the Notice and we irrevocably undertake with you that until receipt of written notice by us from you confirming that you no longer have any interest in the Account:

1           we agree to comply with the instructions contained in the Notice;

2           we have not claimed or exercised, nor will claim or exercise, any security interest, right of combination, consolidation, merger, set-off or other right in respect of any monies standing or accruing to the credit of the Account; and

following confirmation that the security is enforceable under clause 8 of the Charge, we shall only permit monies to be withdrawn from or debited to the Account against the signature of an authorised officer of the Collateral Agent (an Authorised Signatory), provided that any notice or instructions purporting to be made by you hereunder, and any signature appearing to be that of an Authorised Signatory of you, shall conclusively be deemed to be made by the Collateral Agent, and signed by such an Authorised Signatory, without any obligation whatsoever on us to make any enquiry of you or any other person, and we shall be under no liability whatsoever to you or any other person in consequence of our treating any such notice, instruction or signature as being fully valid and effective.  Without prejudice to the foregoing, you shall supply us from time to time with a list of your Authorised Signatories and accompanied by a specimen signature signed by each of them.

Appendix J-2-23

We confirm that we have not received any notice nor claim in respect of the Account and the monies standing to the credit of the Account from any third party and that, so far as we are aware, the Account and the monies standing to the credit of the Account are free from any encumbrances, claims, liens or other security interest (save for the Charge).

We further acknowledge that you shall have no liability for any costs, charges and expenses incurred in respect of the opening, maintenance and operation of the Account.

Yours faithfully

……………..........................

For and on behalf of

Wells Fargo Bank, Cayman Islands Branch

Appendix J-2-24

APPENDIX K

FORM OF DEED OF QUIET ENJOYMENT

Appendix K

MARINE DRILLING CONTRACT NO. SAP
[4600016089/4600016090]

CONDITIONS OF CONTRACT

FORM OF

MORTGAGEE’s UNDERTAKING

Appendix K-1

MORTGAGEE's UNDERTAKING

To:        Equinor Energy AS

Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) under the Indenture to be entered into on or around May 24, 2019, among Transocean Sentry Limited, as the issuer (the “Issuer”), Transocean Ltd., Transocean Inc., Transocean Endurance Limited, and Transocean [Equinox/Endurance] Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee and as the Collateral Agent, governing the Issuer’s Senior Secured Notes due 2023, acknowledges that it has reviewed a copy of the Marine Drilling Contract no. SAP [4600016089/4600016090] (the "Contract") in respect of the drilling unit TRANSOCEAN [EQUINOX/ENDURANCE] (the “Drilling Unit”) and is fully aware of all its terms and conditions.

In consideration of your entering into the Contract and certain related agreements, the Collateral Agent hereby irrevocably and unconditionally undertakes to you and promises that, during the term of the Contract, so long as (i) you shall retain any interest in the Contract and are not in material breach of your obligations thereunder and (ii) the Drilling Unit has not become subject to an actual, agreed, arranged or constructive total loss or is otherwise no longer available to the Contractor, the Collateral Agent shall not exercise any rights as mortgagee pursuant to the mortgage in relation to the Drilling Unit, including any rights to take possession, or otherwise enforce or seek to enforce such rights as the Collateral Agent has at any time where such action may affect in any manner your quiet and uninterrupted use of the Drilling Unit in accordance with the terms of the Contract (excluding, for the avoidance of doubt, any steps to be taken to protect the Collateral Agent’s rights in any arrest proceedings or applications for sale made against the Drilling Unit by any third parties).

Equinor Energy AS acknowledges receipt of a notice of assignment of earnings dated on or around May 24, 2019, from Songa Offshore Rig 2 AS notifying Equinor Energy AS of the assignment of earnings set out therein with respect to the Contract.

This undertaking shall be governed by, construed and take effect in accordance with the Norwegian law.

Disputes arising in connection with or as a result of the Contract, and which are not resolved by mutual agreement, shall be settled by arbitration unless the parties agree otherwise. Any arbitration proceedings shall take place in Stavanger.

The arbitral tribunal shall consist of three arbitrators who the parties shall jointly appoint. If the parties have not reached agreement on the composition of the arbitral tribunal within three weeks of the request for arbitration, the arbitral tribunal shall be appointed jointly by the chief judge of the Gulating court of appeal (No: Gulating lagmannsrett). Otherwise, “Lov om voldgift” (lov av 14. mai 2004 nr. 25) (Act regarding procedural rules for Arbitration)   shall apply.

The parties agree that the arbitration proceedings and the arbitration decision shall not be public, unless otherwise agreed.

Appendix K-2

Signed for and on behalf of Wells Fargo Bank, National Association, as Collateral Agent, as of May 24, 2019.

By:
Name:
Title:

Agreed and accepted this 24th day of May, 2019.

EQUINOR ENERGY AS

By:
Name:
Title:

Appendix K-3

APPENDIX L

FORM OF DSRA WITHDRAWAL CERTIFICATE

Appendix L

TRANSOCEAN SENTRY LIMITED

FORM OF

DSRA WITHDRAWAL CERTIFICATE

PURSUANT TO SECTION 7.10 OF THE INDENTURE

The undersigned, [ ___ ], as [ ___ ], of Transocean Sentry Limited, a Cayman Islands exempted company (the “Company”), pursuant to Section 7.10 of the indenture, dated as of May [__], 2019 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent, HEREBY CERTIFIES, AUTHORIZES AND INSTRUCTS, for and on behalf of the Company, and without personal liability, as follows:

1.            The amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve by $[ __ ]. Pursuant to this Withdrawal Certificate, the Company instructs the Trustee to withdraw and transfer $[ __ ] (the “Subject Amount”).4

2.            The Company hereby authorizes and instructs the Trustee to withdraw and transfer to the Company by wire transfer to the account below the Subject Amount on deposit in the Debt Service Reserve Account.

Bank Name:
Bank Address:
Beneficiary:
ABA No.:
Account No.:
Swift Code:

3.            The undersigned has read the Indenture, including Section 7.10 of the Indenture, and the Security Documents.

4.            The statements made in this Withdrawal Certificate are based upon, among other things, an examination of the Securities, the Indenture and the Security Documents, upon the general knowledge of the undersigned and familiarity of the undersigned of the operations of the Company, upon performance of the duties of the undersigned as an officer of the Company and consultation with counsel of the requirements of the Indenture and the Security Documents in respect of the legal matters relating to the Subject Amount, the Debt Service Reserve Account, the Debt Service Reserve and Section 7.10 of the Indenture.

5.            In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the Company has complied with all conditions precedent and covenants relating to the withdrawal of the Subject Amount from the Debt Service Reserve Account.

4         To be less than or equal to the amount by which the amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve.

Appendix L-1

6.          With respect to the foregoing, the undersigned certifies for and on behalf of the Company that, in the opinion of the undersigned, the Company has complied with all conditions precedent and covenants provided for in the Indenture and the Security Documents, if any, relating to the withdrawal and transfer of the Subject Amount from the Debt Service Reserve Account as described herein.

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Indenture.

IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Certificate.

Dated: [                   ]

TRANSOCEAN SENTRY LIMITED

By:
Name:
Title:

Appendix L-2

APPENDIX M

FORM OF ACCOUNT PLEDGE AGREEMENT

Appendix M

FORM OF DUTCH SECURITY AGREEMENT

dated [__________]

between

SONGA OFFSHORE RIG 2 AS

as Pledgor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Pledgee

Appendix M-1

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3
2.	PARALLEL DEBT	4
3.	AGREEMENT AND CREATION OF PLEDGE	5
4.	LIMITATION OF LIABILITY AND SECURED AMOUNT	6
5.	NOTIFICATION	6
6.	REPRESENTATIONS AND WARRANTIES	7
7.	UNDERTAKINGS	7
8.	AUTHORITY TO COLLECT	8
9.	ENFORCEMENT	8
10.	FURTHER ASSURANCES	9
11.	APPLICATION OF PROCEEDS	9
12.	CANCELLATION	9
13.	POWER OF ATTORNEY	10
14.	MISCELLANEOUS	10
15.	GOVERNING LAW AND JURISDICTION	11
SCHEDULE 1 BANKS		15
SCHEDULE 2 FORM OF BANK CONSENT LETTER		16

Appendix M-2

THIS AGREEMENT is dated [______] and made between:

1.          SONGA OFFHOSRE RIG 2 AS, as pledgor (the "Pledgor"); and

2.          WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as pledgee (the "Pledgee").

IT IS AGREED as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1        Definitions Indenture

Unless otherwise defined in this Agreement, capitalised terms and expressions defined in the Indenture have the same meanings when used in this Agreement.

1.2        Definitions

In this Agreement:

"Agreement" means this Dutch Security Agreement.

"Bank" means ABN AMRO Bank N.V.

"Bank Account"  means with respect to the Pledgor, the bank accounts of the Pledgor held with the Bank listed in Schedule 1 (Banks) and any sub-account, redesignation or renewal of such bank account with the Bank.

"Bank Consent Letter" means a bank consent letter substantially in the form of Schedule 2 (Form of Bank Consent Letter), or any other form agreed between the Pledgee and the Pledgor.

"Clause" means a clause in this Agreement.

"Collateral"  means all present and future rights of the Pledgor against the Bank and which are or may at any time be reflected in the balance of any Bank Account.

"DCC"  means the Dutch Civil Code (Burgerlijk Wetboek).

"Enforcement Event"  means an Event of Default which is or has resulted in a default as referred to in section 3:248 DCC with respect to the payment of the Secured Obligations.

"Indenture"  means the indenture dated on or about the date of this Agreement (as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time) by and among Transocean Sentry Limited, a Cayman Islands exempted company, the Guarantors (as defined therein) party thereto from time to time and Wells Fargo Bank, National Association, as trustee and the collateral agent, pursuant to which Transocean Sentry Limited will issue 5.375% Senior Secured Notes due 2023 in an aggregate principal amount of $525,000,000.

"Legal Reservations" means (a) the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims and defences of set-off or counterclaim; (c) the matters set out in any applicable qualification in a legal opinion delivered in connection with this Charge; and (d) similar principles, rights and

Appendix M-3

defences under the laws of any applicable jurisdiction;

"Parallel Debt"  has the meaning given to that term in Clause 2  (Parallel Debt).

"Party"  means a party to this Agreement.

"Pledge"  means any pledge created and purported to be created under this Agreement.

"Schedule"  means a schedule to this Agreement.

"Secured Obligations"  means, with respect to the Pledgor, all present and future liabilities and contractual and non-contractual obligations consisting of monetary payment obligations (vorderingen tot voldoening van een geldsom) of the Pledgor to the Pledgee, at any time, both actual and contingent and whether incurred solely or jointly or as principal, surety or in any other capacity whether for principal, interest, costs or otherwise under or in connection with the Parallel Debts (and if the right of pledge cannot validly secure the Parallel Debts, the Principal Obligations itself shall be the Secured Obligations).

1.3        Construction and interpretation

(a)         A reference to any agreement, deed or other document is a reference to such agreement, deed or other document as amended, novated, supplemented, extended or restated.

(b)         A reference to the "Pledgee" or the "Pledgor" shall be construed to include its respective successors or assigns.

(c)         The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

(d)         A "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality).

(e)         A "right" against a person means a right to receive an amount of money from that person and any other right against that person.

(f)         Capitalised terms and expressions denoting the singular shall include the plural and vice versa.

(g)         The words used in this Agreement to describe legal concepts, although in English, refer to concepts under the laws of the Netherlands only and the interpretation of those words under the laws of any country other than the Netherlands is to be disregarded.

1.4        Designation of this Agreement

This Agreement is a Note Document.

2.          PARALLEL DEBT

(a)         For the purpose of this Clause 2 "Principal Obligations" means the Pledgor's Notes Obligations (but, for the avoidance of doubt, excluding each Parallel Debt).

(b)         The Pledgor irrevocably and unconditionally undertakes to pay to the Pledgee amounts equal to its Principal Obligations as they may exist from time to time (each a "Parallel

Appendix M-4

Debt"). Each Parallel Debt will become due and payable at the same time as the corresponding Principal Obligation becomes due and payable.

(c)         The rights of the Pledgee under this Clause 2 are several and independent from any right that a Secured Creditor may have under the Note Documents and each Parallel Debt represents the Pledgee's own separate and independent claim to receive payment of the Parallel Debt from the Pledgor.

(d)         An amount paid by the Pledgor to the Pledgee in respect of a Parallel Debt will discharge the liability of the Pledgor under the corresponding Principal Obligation in an equal amount.

(e)         The aggregate amount outstanding under the Parallel Debts will never exceed the aggregate amount outstanding under the Principal Obligations.

(f)         The Pledgee acts under this Agreement as a creditor of the Parallel Debts.

3.          AGREEMENT AND CREATION OF PLEDGE

3.1        Agreement to pledge Collateral

The Pledgor hereby agrees to pledge to the Pledgee, on the terms of this Agreement, all its Collateral.

3.2        Creation of pledge over Collateral

As security for the payment when due of the Secured Obligations, the Pledgor hereby pledges to the Pledgee, where applicable and to the extent permitted by law in advance, all its Collateral. The Pledgee, where applicable and to the extent permitted by law in advance, hereby accepts such right of pledge.

3.3        Parties' intent

(a)         The Pledgor confirms that each Pledge is intended to extend to, and shall not be affected by, any amendment, variation, increase, extension, addition or other event (however fundamental) of, to or affecting any Note Document and/or of, to or affecting any Securities or amount made available under any Note Document and notwithstanding any other event that may affect the Secured Obligations:

(i)          including any rescheduling of indebtedness under any Note Document, any accession of a party to or retirement of a party from any Note Document, any deferral or redenomination of any amount owing under any Note Document, any change in the purpose for which any Securities or amount is made available, any addition of new Securities or notes, any increase of the amount of the Securities, or any increase in the margin, fee or commission or any other amount owing or accruing under any Note Document; and

(ii)        irrespective of whether the purpose of that amendment, variation, increase, extension, addition or other event is to carry out business acquisitions of any nature, to increase working capital, to enable distributions to be made to shareholders, to carry out restructurings, to refinance existing facilities, to refinance any other

Appendix M-5

indebtedness, to make facilities available to new borrowers, or any other purpose,

and shall likewise extend to any fees, costs and/or expenses associated with any such amendment, variation, increase, extension, addition or other event.

(b)         [Reserved.]

(c)         The Pledgor and the Pledgee confirm and agree that if the Pledgee transfers its rights under the Secured Obligations to a successor collateral agent (the “New Collateral Agent”) in accordance with the terms of the Indenture, it is intended that, to the extent possible under the laws of the Netherlands:

(i)          the New Collateral Agent will have the benefit of the Pledge and any rights of the Pledgee under this Agreement as if it were the original Pledgee;

(ii)        claims of the New Collateral Agent arising after the date of such transfer and falling within the definition of Secured Obligations will be secured by the Pledge;

(iii)       Collateral acquired by the Pledgor after the date of such transfer will be subject to the Pledge (and the Pledgor agrees and confirms that any Pledge created by the Pledgor in advance shall be deemed to have been created also for the benefit of such New Collateral Agent); and

(iv)        any power of attorney or waiver granted to the Pledgee under this Agreement will be deemed to have been created also for the benefit of such New Collateral Agent and can be enforced against the Pledgor by the New Collateral Agent.

(d)         It is the Parties' intention that this Agreement creates security interests over the Collateral under the laws of the Netherlands. However, if a court outside the Netherlands holds that pursuant to a rule of private international law applied by that court, the laws of any other jurisdiction apply to the creation and validity of a security interest over any of the Collateral under this Agreement, then the security interest over such Collateral is intended to be created under the laws of that other jurisdiction as well.

4.          LIMITATION OF LIABILITY AND SECURED AMOUNT

(a)         The obligations of the Pledgor under this Agreement will be limited, subject to Clause 4(b) below, by mandatory provisions of law applicable to the Pledgor limiting the legal capacity or ability of the Pledgor to provide security under this Agreement (including, but not limited to, the provisions of Sections 8-7 and 8-10, cf. 1-3 and 1-4 of the Norwegian Private Limited Liability Companies Act of 1997), regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well as grant of security.

(b)         If any limitation herein is no longer applicable as a mandatory provision under Norwegian law, that limitation will no longer apply to the security provided under this Agreement.

(c)         The amount secured under this Agreement is limited to a maximum principal amount of USD 630,000,000.

5.          NOTIFICATION

Appendix M-6

(a)         The Pledgor shall notify the Bank of the Pledge by means of a Bank Consent Letter on the date of this Agreement.

(b)         The Pledgor shall ensure that the  Bank gives its consent to the Pledge over the Collateral by countersigning a Bank Consent Letter within 10 Business Days of notifying that Bank in accordance with paragraph (a) above, and shall provide the Pledgee without delay with a copy of each such duly countersigned Bank Consent Letter.

(c)         The Pledgee hereby in advance accepts each Pledge created pursuant to any Bank Consent Letter and each third party stipulation for its benefit contained therein.

6.          REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Pledgee that on the date of this Agreement:

(a)         it has valid title to its Collateral (to the extent acquired prior to the moment of this representation) and power to dispose of and encumber that Collateral;

(b)         its Collateral is not subject to any limited right or other encumbrance, other than Permitted Collateral Liens and the Pledge;

(c)         its Collateral is freely transferable and capable of being pledged subject to receipt of a countersigned Bank Consent Letter;

(d)         it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated and it has and will at all times have the necessary power to enter into and perform its obligations under this Agreement and has duly authorised the execution and delivery of this Agreement and the performance of its obligations hereunder;

(e)         it has full power, authority and legal right to enter into and engage in the transactions contemplated by this Agreement and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Agreement;

(f)         subject to the Legal Reservations, subject to receipt of a countersigned Bank Consent Letter and subject to paragraph (d) of Clause 3.4 (Parties' intent), this Agreement creates, or with respect to Collateral to be acquired in the future will create, a valid pledge over its Collateral;

(g)         subject to the Legal Reservations, this Agreement constitutes the legal, valid, binding and enforceable obligations of the Agreement effective in accordance with its terms; and

(h)         the execution and performance by the Pledgor of this Agreement will not require the Pledgor to obtain any material licences, consents or approvals (in each case other than the Bank Consent Letter or those that have been obtained or will be obtained prior to the date hereof) and will not result in any violation of any material law, statute, ordinance, rule or regulation applicable to it or any other material agreements applicable to it.

7.          UNDERTAKINGS

The Pledgor covenants and undertakes with the Pledgee that, for so long as any Notes Obligations remain outstanding, it shall:

Appendix M-7

(a)         promptly at the Pledgee's request (acting at the direction of the requisite Holders), forward all advices, statements, orders, notices and other documents relating to the Bank Account which the Pledgor may receive from time to time; and

(b)         use commercially reasonable efforts to enforce any rights and institute, continue or defend any proceedings relating to any Bank Account which the Pledgee (acting at the direction of the requisite Holders) may require from time to time.

8.          AUTHORITY TO COLLECT

(a)         The Pledgor may collect its Collateral to the extent permitted under the Note Documents.

(b)         Upon the occurrence and during the continuation of an Event of Default for which the Pledgor has received written notice from the Pledgee of its intent to exercise remedies hereunder or upon notice by the Company to the Pledgee instructing the Pledgee to deliver a Blocking Notice, the Pledgee may inform the Pledgor that it is no longer authorised to collect the Collateral and notify, or instruct the Pledgor to notify, the Bank to make all further payments into a bank account designated by the Pledgee.

(c)         Following the exercise by the Pledgee of its rights under paragraph (b) above, the Pledgor may no longer collect its Collateral and the Pledgee shall be solely authorised to collect that Collateral. The Pledgee's authority to collect the Collateral includes the right or authority to demand, by legal proceedings or otherwise, payment by the debtor of the Collateral and the Pledgee is hereby authorised to enter into compromises, settlements and other agreements with that debtor, to grant a discharge in respect of the Collateral and to exercise all other rights of the Pledgor in connection with its Collateral (including causing any or all of them to be due and payable). The Pledgor hereby undertakes not to take any of the actions described in the previous sentence following the exercise by the Pledgee of its rights under paragraph (b) above.

(d)         Upon the termination of a Blocked Period in accordance with the Indenture, the Pledgee shall deliver a notice to the Bank reinstating the authorisation granted under paragraph (a) above.

(e)         The Pledgor hereby in advance waives any right it may have to request authorisation of the competent court for the collection of its Collateral as referred to in section 3:246(4) DCC.

9.          ENFORCEMENT

(a)         Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce any Pledge in accordance with Dutch law and any other applicable law and may, without any further notice of default or other notice being required, take all (legal) steps and measures which it deems necessary or desirable for that purpose, including:

(i)          sell any or all of the Collateral and take recourse against the proceeds of sale;

(ii)        take recourse against the proceeds of Collateral collected pursuant to paragraph (c) of Clause 8 (Authority to collect); and

(iii)       exercise any other right, remedy, power or discretion it may have under this

Appendix M-8

Agreement or otherwise,

in each case in accordance with applicable law.

(b)         The Pledgor waives its right to file a request with the court under section 3:251(1) DCC to sell its Collateral in a manner other than as provided for in section 3:250 DCC.

(c)         The Pledgee shall not be obliged to notify the Pledgor of the sale or of how, where or when it will be or was conducted as provided for in sections 3:249(1) DCC and 3:252 DCC.

(d)         The Pledgee is not obliged to enforce any other security right created under or in connection with the Note Documents prior to enforcement of the Pledge.

(e)         The Pledgor hereby irrevocably and unconditionally waives any right it may have or acquire under sections 3:233, 3:234, 6:139 and 6:154 DCC.

10.        FURTHER ASSURANCES

(a)         At the Pledgee's request, the Pledgor shall, at its own expense, provide any assurances to or for the benefit of the Pledgee and perform all acts which the Pledgee reasonably considers necessary for the creation or protection of a Pledge or to exercise, enforce, or have the full benefit of its rights under or in connection with this Agreement.

(b)         The Collateral Agent shall be entitled (i) to receive all the benefits, indemnities, powers, privileges, protections and rights contained in the Indenture, (ii) to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02 of the Indenture, and (iii) to act with the consent of the requisite Holders as provided in the Indenture, in each case in connection with acting in its capacity as Collateral Agent hereunder.

11.        APPLICATION OF PROCEEDS

The Pledgee shall apply the proceeds from the sale or the collection of any Collateral towards satisfaction of the Secured Obligations in accordance with the provisions of the Indenture, subject to mandatory provisions of the laws of the Netherlands.

12.        CANCELLATION

12.1      Automatic termination

The rights of pledge created under this Agreement shall automatically terminate upon:

(a)         the entry into a new Account Pledge Agreement by the Pledgor as required by the Indenture; or

(b)         the occurrence of any of the events described in clause (a) or (b) of Section 12.02 of the Indenture and the satisfaction of any conditions precedent set forth therein; or

(c)         the replacement of the Pledgor as the “Collateral Rig Operator” in accordance with:

(i)          a fundamental change of the Pledgor not prohibited by Section 4.13 of the Indenture; and/or

(ii)        a transaction permitted by Section 4.27 or Section 4.29 of the Indenture, as applicable.

Appendix M-9

12.2      Termination by notice

The Pledgee is entitled to cancel any Pledge and any contractual arrangements set out in this Agreement in whole or in part by notice in writing to the Pledgor as provided for in section 3:81(2)(d) DCC.

12.3      Termination of contractual rights and obligations

The Parties hereby agree that, upon the termination of all of the rights of pledge pursuant to Clause 12.1 (Automatic termination) or by notice pursuant to Clause 12.2 (Termination by notice), the remaining contractual rights and obligations created under this Agreement will be terminated without any further actions being required except for the rights and obligations under Clause 15 (Governing law and jurisdiction) which will remain in full force and effect. Upon any such termination, upon the written request of the Pledgor and delivery of an Officer’s Certificate and Opinion of Counsel, the Pledgee will at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

13.        POWER OF ATTORNEY

(a)         The Pledgor hereby gives the Pledgee an irrevocable power of attorney, with the right of substitution, to perform all acts, including acts of disposition, on behalf of the Pledgor which in the sole opinion of the Pledgee are necessary in order to have the full benefit of any Pledge (including performing any of the Pledgor's obligations under this Agreement and exercising any of the Pledgor's rights to and in connection with its Collateral).

(b)         In acting on behalf of the Pledgor pursuant to the power of attorney, the Pledgee may act as counterparty of the Pledgor even in the event of a conflict of interest.

(c)         The Pledgee may only use the power of attorney if an Event of Default has occurred which is continuing.

14.        MISCELLANEOUS

14.1      No rescission, nullification or suspension

To the extent permitted by law, the Pledgor hereby waives any right it may have at any time:

(a)         under sections 6:228 or 6:265 DCC or on any other ground (under any applicable law) to rescind or nullify this Agreement or to demand its rescission or nullification in legal proceedings; and

(b)         under sections 6:52, 6:262 or 6:263 DCC or on any other ground (under any applicable law) to suspend the performance of any obligation under or in connection with this Agreement.

14.2      Transfer of rights and obligations

(a)         Except to the extent not prohibited by the Indenture, Pledgor may not transfer any of its rights and/or obligations under or in connection with this Agreement or its contractual relationship under this Agreement.

(b)         The Pledgee may transfer its contractual relationship under this Agreement in whole or in

Appendix M-10

part to a New Collateral Agent subject to the terms of the Indenture. The Pledgor hereby, in advance, irrevocably grants its cooperation to such transfer of contractual relationship.

14.3      Notices

Any notice or other communication under or in connection with this Agreement must be made in accordance with the Indenture.

14.4      Records and calculations of the Pledgee

The books and records maintained by the Pledgee and any calculation or determination by the Pledgee of the existence and the amount of the Secured Obligations are conclusive evidence within the meaning of section 151 Dutch Code of Civil Procedure of the existence and the amounts of the Secured Obligations and other matters to which they relate.

14.5      Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14.6      Execution and amendments

(a)         This Agreement shall become binding on the Pledgor as soon as it has been signed by the Pledgor and the Pledgee.

(b)         This Agreement may be signed in any number of counterparts.

(c)         This Agreement may only be amended by a written agreement.

14.7      No implied waiver and no forfeiture

(a)         Any waiver under this Agreement must be made by giving written notice to that effect.

(b)         Where the Pledgee does not exercise any right under or in connection with this Agreement (which includes the granting by the Pledgee to the Pledgor of an extension of time in which to perform its obligations under any of these provisions), this will not constitute a waiver or forfeiture of that right.

(c)         The rights of the Pledgee under this Agreement supplement any other right that the Pledgee may have under the laws of the Netherlands or any other law.

15.        GOVERNING LAW AND JURISDICTION

(a)         This Agreement and any Pledge shall be governed by the laws of the Netherlands (including (i) the obligation of the Pledgor as set out in Clause 3.1 (Agreement to pledge Collateral), to create the Pledge, notwithstanding the existence of a provision in any other Note Document stating that this obligation is to be governed by the laws of any other jurisdiction, and (ii) the submission to jurisdiction pursuant to paragraph (c) of this Clause 15).

(b)         If a Party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in this Agreement or

Appendix M-11

made pursuant to this Agreement, and the power of attorney is governed by the laws of the Netherlands, it is hereby acknowledged and accepted by each other Party that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

(c)         The courts of Amsterdam, the Netherlands have non-exclusive jurisdiction to settle any dispute arising from or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) and to hear any action or application to a court regarding enforcement of the Pledge. This paragraph (c) is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings in any other courts with jurisdiction. To the extent permitted by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

- signature pages and schedules follow -

Appendix M-12

SIGNATURES

THE PLEDGOR

SONGA OFFSHORE RIG 2 AS

______________

By:

Title:     Authorised signatory

Appendix M-13

THE PLEDGEE

Whereas, the Pledgee enters into this Agreement as Collateral Agent under the Indenture and for the benefit of the Secured Creditors, but not as representative of the Secured Creditors.

WELLS FARGO BANK, NATIONAL ASSOCIATION

______________

By:

Title:

Appendix M-14

SCHEDULE 1

BANKS

Banks
Account Name	Bank	Bank Account

Appendix M-15

SCHEDULE 2

FORM OF BANK CONSENT LETTER

To                      :            ABN AMRO Bank N.V.

Address             :            Gustav Mahlerlaan 10,

1082 PP, Amsterdam,

the Netherlands

Attn                   :            [______________]

Email                 :            [______________]

Copy to              :            Wells Fargo Bank, National Association

Address             :            1 Independent Drive, Suite 620

Jacksonville, FL  32202

Attn                   :            Corporate Trust Services

Email                 :            [______________]

Date: [•]

Ladies and Gentlemen,

With this letter we notify ABN AMRO Bank N.V.  (“you”)  of the right of pledge (the "Pledge") that we will create in favour of Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Agreement described below (the "Pledgee") over all our present and future rights against you under or in connection with the bank account(s) maintained with you with number(s):

[______________]

[______________]

and any sub-account, redesignation, renewal, substitution or replacement of such bank account maintained with you (the "Bank Receivables").

The Pledge will be created pursuant to a Dutch Security Agreement dated [______] between the Pledgee as pledgee and the undersigned as pledgor (the "Agreement").

Appendix M-16

We understand that pursuant to the general banking conditions (Algemene Bankvoorwaarden) you have a higher ranking pledge on the Bank Receivables as well as a right of set-off.

We ask you to kindly countersign this letter to:

a.          acknowledge and consent to the Pledge; and

b.          agree to undertake for the benefit of the Pledgee, until the termination of the Pledge in accordance with the terms thereof, not to exercise your right of pledge or right of set-off other than for the purpose of:

(i)          daily operation of the Bank Accounts;

(ii)         recovery of fees, any costs, claims (including, but not limited to, taxes and duties), charges, expenses (including, but not limited to, reasonable legal fees) and/or liabilities up to an aggregate maximum amount of EUR 10.000 per annum in connection with or resulting from the maintenance or administration, the execution of payment orders and/or the performance of other instructions with respect to the Bank Accounts; and/or

(iii)       the operation of any form of cash management (including but not limited to any netting and/or cash pooling arrangement) enacted at our direction or with our consent and return the countersigned letter to us.

Under the Agreement, we will remain authorised to dispose over the bank account(s) and to collect all other receivables from you until the Pledgee notifies you that this authorisation has terminated, at which time the Pledgee will instruct you as to the bank account into which further payments are to be made. By countersigning this letter, you undertake for the benefit of the Pledgee that upon receipt of such notice, you will block the bank account(s) where the Bank Receivables are administrated, including any future credit entries, and will comply with written notices or instructions with respect to the Bank Receivables received from the Pledgee, provided always that you will have the right of set-off and/or to collect the Bank Receivables on the basis of the higher ranking right of pledge in respect of the account, charges and/or fees referred to under paragraph b. above prior to any payment being made to the Pledgee.

To the extent required this letter shall serve as a supplemental pledge agreement, therefore we hereby pledge to the Pledgee as security for the payment when due of the Secured Obligations (as defined in the Agreement), where applicable in advance, all our Bank Receivables, in accordance with the terms of the Agreement.

This letter is governed by and shall be construed in accordance with the laws of the Netherlands. By countersigning this letter you agree that the courts of Amsterdam, the Netherlands, have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter.

Thank you for your cooperation.

Appendix M-17

Yours faithfully,

Songa Offshore Rig 2 AS

______________

By:

Title:     Authorised signatory

Address             : [______________]

Attn                   : [______________]

Email                 : [______________]

ABN AMRO Bank N.V.

______________		______________

By:	By:

Title:	Authorised signatory	Title:	Authorised signatory

Date:		Date:

Appendix M-18

APPENDIX N

FORM OF SECURITY PROCEDURES CERTIFICATE

Appendix N

TRANSOCEAN SENTRY LIMITED

FORM OF

SECURITY PROCEDURES CERTIFICATE

PURSUANT TO SECTION 7.10(d) OF THE INDENTURE

I hereby certify that I am authorized to deliver this Certificate on behalf of Transocean Sentry Limited (the “Company”), and hereby further certify that the names, titles, telephone numbers, email addresses and specimen signatures set forth below identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Company, and that the option checked in Part C of this Certificate is the security procedure selected by the Company for use in verifying that a funds transfer instruction received by the Trustee is that of the Company.

The Company has reviewed each of these security procedures and has determined that the option checked in Part C of this Certificate best meets its requirements; given the size, type and frequency of the instructions it will issue to the Trustee. By selecting the security procedure specified in Part C of this Certificate, the Company acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Trustee in compliance with the particular security procedure chosen by the Company.

NOTICE: The security procedure selected by the Company will not be used to detect errors in the funds transfer instructions given by the Company. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Company take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Trustee.

IN WITNESS WHEREOF, the undersigned has duly executed this Officer’s Certificate.

Dated: [                 ]

TRANSOCEAN SENTRY LIMITED

By:
Name:
Title:

Appendix N-1

Part A

Name, Title, Telephone Number, Email Address and Specimen Signature

for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Company

Name	Title	Telephone Number	Email Address	Specimen Signature

[list more if desired]

Part B

Name, Title, Telephone Number and Email Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	Email Address

[list more if desired]

Appendix N-2

Part C

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐

Option 1. Confirmation by telephone call-back. The Trustee shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part B above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Certificate.

☐	CHECK box, if applicable:

If the Trustee is unable to obtain confirmation by telephone call-back, the Trustee may, at its discretion, confirm by email, as described in Option 2.

☐

Option 2. Confirmation by email. The Trustee shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part B of this Certificate. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Certificate. The Company understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. The Company further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Trustee shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Trustee.

☐	CHECK box, if applicable:

If the Trustee is unable to obtain confirmation by email, the Trustee may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐

Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Trustee offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Company wishes to use the password protected file transfer system, further instructions will be provided by the Trustee. If the Company chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Trustee.

☐

Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Trustee shall confirm funds transfer instructions by telephone call-back or email (must check at least one, may check both) to a person at the telephone number or email address designated on Part B above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Appendix N-3

APPENDIX O

FORM OF BLOCKED PERIOD WITHDRAWAL CERTIFICATE

Appendix O

TRANSOCEAN SENTRY LIMITED

FORM OF

FORM OF BLOCKED PERIOD WITHDRAWAL CERTIFICATE

PURSUANT TO SECTION 4.15 OF THE INDENTURE

The undersigned, [ ___ ], as [ ___ ], of Transocean Sentry Limited, a Cayman Islands exempted company (the “Company”), pursuant to Section 4.15 of the indenture, dated as of May 24, 2019 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), HEREBY CERTIFIES, AUTHORIZES AND INSTRUCTS, for and on behalf of the Company, and without personal liability, as follows:

1.           [SELECT ONE ONLY]

The Company certifies that it is entitled to withdraw $[                            ] (the “Subject Amount”) from the accounts established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture, which represents amounts (a) necessary to make required payments of principal and interest on the Securities, (b) necessary to maintain the Debt Service Reserve, (c) utilized in connection with the ownership and/or operation of the Collateral Rig (including overhead allocations as well as direct costs) and (d) utilized in connection with the performance of the Drilling Contract.

[OR]

The Company certifies that it is entitled to withdraw $[                             ] (the “Subject Amount”)

from the accounts established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture, which represents the amount by which the aggregate amount of funds held by the Collateral Agent in the accounts established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture plus the amount in the Debt Service Reserve Account exceeds the principal amount of the Outstanding Securities.

2.          (a)       The Company hereby authorizes and instructs the Collateral Agent to withdraw and transfer to an Affiliate of the Company (for the benefit of the Collateral Rig Owner) by wire transfer to the account below $[ ] of the Subject Amount from the account established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture which holds proceeds of the Bareboat Account:

Bank Name:
Bank Address:
Beneficiary:
ABA No.:
Account No.:
Swift Code:

Appendix O-1

(b)         The Company hereby authorizes and instructs the Collateral Agent to withdraw and transfer to an Affiliate of the Company (for the benefit of the Collateral Rig Operator) by wire transfer to the account below $ [ ] of the Subject Amount from the account established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture which holds proceeds of the Earnings Account:

Bank Name:
Bank Address:
Beneficiary:
ABA No.:
Account No.:
Swift Code:

[(c) The Company hereby authorizes and instructs the Collateral Agent to withdraw and transfer to the Debt Service Reserve Account by wire transfer $ [     ]   of the Subject Amount from the account established in the name of the Collateral Agent pursuant to Section 4.15 of the Indenture which holds proceeds of the [Earnings Account/Bareboat Account].]1

3.          The undersigned has read the Indenture, including Section 4.15 of the Indenture, and the Security Documents.

4.          The statements made in this certificate are based upon, among other things, an examination of the Securities, the Indenture and the Security Documents, upon the general knowledge of the undersigned and familiarity of the undersigned of the operations of the Company, upon performance of the duties of the undersigned as an officer of the Company and consultation with counsel of the requirements of the Indenture and the Security Documents in respect of the legal matters relating to the withdrawal and transfer of the Subject Amount from the accounts of the Collateral Agent in accordance with Section 4.15 of the Indenture.

5.          In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the Company has complied with all conditions precedent and covenants relating to the withdrawal and transfer of the Subject Amount from the accounts of the Collateral Agent.

6.          With respect to the foregoing, the undersigned certifies for and on behalf of the Company that, in the opinion of the undersigned, the Company has complied with all conditions precedent and covenants provided for in the Indenture and the Security Documents

1 To be inserted for the transfer of amounts necessary to maintain the Debt Service Reserve.

Appendix O-2

relating to the withdrawal and transfer of the Subject Amount from the accounts of the Collateral Agent as described herein.

7.            Prior to the disbursement of funds set forth in this certificate, the Company agrees that it shall provide the Collateral Agent with reasonable identifying information requested by the Collateral Agent regarding the recipient of funds such that the Collateral Agent may comply with its regulatory obligations and business practices, including without limitation, a completed United States Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as applicable. All wire transfers shall be subject to the processing fees and claims of the Collateral Agent.

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Indenture.

IN WITNESS WHEREOF, the undersigned has duly executed this Officer’s Certificate.

Dated: [                    ]

TRANSOCEAN SENTRY LIMITED

By:
Name:
Title:

Appendix O-3

ANNEX I

REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL RIG OWNERS AND COLLATERAL RIG OPERATOR

A. Representations and warranties applicable to both the Collateral Rig Owner and the Collateral Rig Operator

i.         Such Subsidiary is duly organized and validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business and is duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

ii.       Each of the Security Documents to which such Subsidiary is a party has been duly authorized by such Subsidiary and constitutes valid and legally binding obligations of such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought (collectively, the “Enforceability Exceptions”);

iii.      The execution and delivery of the Security Documents to which such Subsidiary is a party are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, as security for the applicable obligations in respect of the Note Documents to which such Subsidiary is a party, a lien on all of the Collateral purported to be granted by such Security Documents, and upon the completion of all recordings, filings and other actions necessary to perfect such liens, as further described in such Security Documents, such liens will be perfected as first priority liens (subject only to Permitted Collateral Liens), in each case, to the extent required to be perfected in accordance with such Security Documents and subject to the Enforceability Exceptions;

iv.      The compliance by such Subsidiary with all of the provisions of the Note Documents to which such Subsidiary is a party and the consummation of the transactions contemplated therein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Subsidiary is a party or by which such Subsidiary is bound or to which any of the property or assets of such Subsidiary is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Subsidiary or any of its properties, except for any such conflict, breach, violation or default which (1) would not, individually or in the aggregate, have a material adverse effect, (2) would not impair such Subsidiary’s ability to perform its obligations under the Note Documents to which it is a party and (3) would not have any Material Adverse Effect upon the consummation of the

Annex I-1

transactions contemplated thereby, and (b) will not result in any violation of or default under the provisions of the Organizational Documents of such Subsidiary; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for entry by such Subsidiary into the Note Documents to which such Subsidiary is to be a party or the consummation by such Subsidiary of the transactions contemplated thereby except such as have been, or will be at the time of consummation of such transaction, obtained;

v.     There are no legal or governmental proceedings pending to which such Subsidiary is a party or of which any property of such Subsidiary is the subject, which, if determined adversely to such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect; and, to such Subsidiary’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

vi.    Such Subsidiary is not in violation of its Organizational Documents, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;

vii.   Such Subsidiary is in compliance in all material respects with the requirements of all applicable laws of relevant governmental authorities and all orders, writs, injunctions and decrees from relevant governmental authorities applicable to it or to its properties (including, the Collateral Rig, if applicable), except where (i) any such non-compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) such Subsidiary is contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor as applicable;

viii.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole: (a) such Subsidiary and its operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of such Subsidiary under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) such Subsidiary has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Subsidiary is in violation of any Environmental Law; (c) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which such Subsidiary has received written notice, and no written notice by any person or entity

Annex I-2

alleging actual or potential liability on the part of such Subsidiary based on or pursuant to any Environmental Law pending or, to the best of such Subsidiary’s knowledge, threatened against such Subsidiary or any person or entity whose liability under or pursuant to any Environmental Law such Subsidiary has retained or assumed either contractually or by operation of law; (d) such Subsidiary is not conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is it subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (e) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any asset, facility or property owned, operated or leased by such Subsidiary; and (f) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could result in a violation of or liability under any Environmental Law on the part of such Subsidiary, including without limitation, any such liability which such Subsidiary has retained or assumed either contractually or by operation of law;

For purposes of this Annex I, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

ix.       Neither such Subsidiary, nor any director or officer thereof nor, to such Subsidiary’s knowledge, any employee, agent or representative of such Subsidiary, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law, and such Subsidiary has conducted its businesses in all material respects in compliance with applicable Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed

Annex I-3

to promote and achieve compliance with such laws and with the representation and warranty contained herein;

x.     The operations of such Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Subsidiary, threatened;

xi.    Neither such Subsidiary nor any director nor officer thereof, nor, to such Subsidiary’s knowledge, any employee, agent, affiliate or representative of such Subsidiary, is, or is owned or controlled by a Person that is: (a) the subject of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions. For the past 5 years, such Subsidiary has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in violation of Sanctions;

xii.   Such Subsidiary owns or possesses or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not have a Material Adverse Effect, and such Subsidiary has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole;

xiii.  Such Subsidiary possesses and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to so possess or operate in compliance would not have a Material Adverse Effect, and such Subsidiary has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement,

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consent, certification or order will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not have a Material Adverse Effect; and such Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where such non-compliance would not have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole;

xiv.       Such Subsidiary has good and marketable title to all of its property and assets constituting Collateral, free and clear of any lien except for Permitted Collateral Liens;

xv.        Such Subsidiary has filed all federal, state, local and foreign tax returns required to be filed through the date hereof or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes shown to be due and payable on such returns (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of Holdings), and no tax deficiency has been determined adversely to such Subsidiary which has had (nor does such Subsidiary have any notice or knowledge of any tax deficiency which could be determined adversely to such Subsidiary and which could have) a Material Adverse Effect;

xvi.       Such Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Holdings and such Subsidiary reasonably believe to be prudent and customary in the businesses in which it is engaged; such Subsidiary has not been refused any insurance coverage sought or applied for; and such Subsidiary has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and

xvii.      Such Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by such Subsidiary or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA except for any such non-compliance which would not reasonable be expected to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the such Subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by such Subsidiary or any of its ERISA Affiliates, which would result in a Material Adverse Effect. No “employee benefit plan” established or maintained by such Subsidiary or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would result in a Material Adverse Effect. Neither such Subsidiary nor any of its ERISA Affiliates has incurred or

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reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code, which would result in a Material Adverse Effect. Each “employee benefit plan” established or maintained by such Subsidiary or any of its ERISA Affiliates that has been determined by the Internal Revenue Service to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

B. Representations and warranties applicable to the Collateral Rig Owner

i.           The Securities Guarantee of such Subsidiary has been duly authorized by such Subsidiary and constitutes the valid and legally binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms and entitled to the benefits provided by the Indenture, subject to the Enforceability Exceptions;

ii.          Such Subsidiary has good and marketable title to the Collateral Rig, free and clear of any lien except for Permitted Collateral Liens;

iii.         The Collateral Rig is registered in such Subsidiary’s name in the flag registry of an Acceptable Flag Jurisdiction;

iv.         Such Subsidiary is in good standing as a foreign maritime entity (if applicable) in the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged;

v.          Such Subsidiary does not conduct, transact or otherwise engage in any material business or operations other than those described in Section 4.11(b);

vi.         Such Subsidiary (i) is not party to any material agreements other than the Note Documents, the Bareboat Charter and the Master Services Agreement, and (ii) does not have any Indebtedness other than Indebtedness described in Sections 4.05(b)(i) and 4.05(b)(ii);

vii.       The Collateral Rig is classified by an Acceptable Classification Society as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of the Collateral Rig for which no extension has been granted by such Acceptable Classification Society; and

viii.      Such Subsidiary (a) is qualified to own the Collateral Rig under the applicable laws of such Subsidiary’s jurisdiction of organization, which shall be a Permitted Jurisdiction, and the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged and no necessary or required approval, consent, exemption, authorization or other action by, or notice to, or filing with, or fees payable to, any relevant governmental authority that such Subsidiary’s failure to obtain or pay would reasonably be expected to result in the revocation of such qualification and (b) has obtained, as applicable, the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation required of it for the Collateral

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Rig and, if necessary, has entered into agreements that provide for use by the Collateral Rig Owner of the applicable management systems of Holdings or an Affiliate of Holdings.

C. Representations and warranties applicable to the Collateral Rig Operator

i.        Such Subsidiary (a) is qualified to operate the Collateral Rig under the applicable laws of such Subsidiary’s jurisdiction of organization, which shall be a Permitted Jurisdiction, and the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged and no necessary or required approval, consent, exemption, authorization or other action by, or notice to, or filing with, or fees payable to, any relevant governmental authority that such Subsidiary’s failure to obtain or pay would reasonably be expected to result in the revocation of such qualification and (b) has obtained, as applicable, the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation required of it for the Collateral Rig and, if necessary, has entered into agreements that provide for use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;

ii.       There exists no material default, or other event which after notice or passage of time or both would be a default under the Drilling Contract caused by Holdings or the Collateral Rig Operator or, to the knowledge of Holdings of the Collateral Rig Operator, caused by (i) the counterparty to the Drilling Contract or (ii) any other Person; and

iii.      Such Subsidiary does not conduct, transact or otherwise engage in any material business or operations other than those described in Section 4.11(c).

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